PROSPECTUS

PROSPECTUS SUPPLEMENT
(To Prospectus dated August 5, 1999)

                                 $149,659,000
                   Mortgage Loan Trust, Series RASC 1999-RS4
       Mortgage Asset-Backed Pass-Through Certificates, Series 1999-RS4

                        Residential Funding Corporation
                          Seller and Master Servicer
                  Bear Stearns Asset Backed Securities, Inc.
                                   Depositor

YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-10 IN THIS PROSPECTUS SUPPLEMENT AND PAGE 3 IN THE PROSPECTUS.

The certificates will represent interests only in the trust created for Series 1999-RS4 and will not represent ownership interests in or obligations of Bear Stearns Asset Backed Securities, Inc., Residential Funding Corporation or any of their affiliates.

This prospectus supplement may be used to offer and sell the certificates offered hereby only if accompanied by the prospectus.

CLASS A CERTIFICATES

The Series RASC 1999-RS4 trust will consist primarily of two groups of one- to four-family first mortgage loans. The trust will issue seven classes of certificates. Only two of these classes of certificates, the Class A Certificates, are offered hereby.

CREDIT ENHANCEMENT

To the extent provided in this prospectus supplement, credit enhancement will be provided to the Class A Certificates by

     o    the excess cash flow on the mortgage loans;

     o overcollateralization represented by the excess of the balance of the mortgage loans over the balance of the Class A Certificates;

     o    cross-collateralization; and

     o a certificate guaranty insurance policy issued by Ambac Assurance Corporation.

                                    [Logo]

UNDERWRITING

The underwriter will offer to the public the Class A Certificates at varying prices to be determined at the time of sale. The underwriter"s commission will be the difference between the price it pays to the depositor for the Class A Certificates and the amount it receives from the sale of the Class A Certificates to the public. The proceeds to the depositor from the sale of the Class A Certificates to the underwriter will be approximately 99.68% of the aggregate principal balance of the Class A Certificates, before deducting expenses payable by the depositor. See "Method of Distribution" in this prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           BEAR, STEARNS & CO. INC.

         THE DATE OF THIS PROSPECTUS SUPPLEMENT IS NOVEMBER 23, 1999

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND
                         THE ACCOMPANYING PROSPECTUS

We provide information to you about the certificates in two separate documents that provide progressively more detail:

     o the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates; and

     o this prospectus supplement, which describes the specific terms of your series of certificates.

If the description of your certificates in this prospectus supplement differs from the related description in the accompanying prospectus, you should rely on the information in this prospectus supplement.

The Depositor"s principal offices are located at 245 Park Avenue, New York, New York 10167 and its phone number is (212) 272-4095.

                               TABLE OF CONTENTS

                                      PAGE                                               PAGE
                                     ------                                             -----
       PROSPECTUS SUPPLEMENT                                  PROSPECTUS
Summary............................     S-3       Important Notice About Information
Risk Factors.......................    S-10         in this Prospectus and Each
Introduction.......................    S-15         Accompanying Prospectus
Description of the Mortgage Pool...    S-15         Supplement.......................       2
Description of the Certificates....    S-31       Risk Factors.......................       3
Year 2000 Considerations...........    S-43       Description of the Securities......       8
The Insurer........................    S-46       The Trust Funds....................      13
Certain Yield and Prepayment                      Enhancement........................      22
  Considerations...................    S-47       Servicing of Loans.................      25
Pooling and Servicing Agreement....    S-53       The Agreements.....................      32
The Mortgage Loan Purchase                        Certain Legal Aspects of the
  Agreement........................    S-56         Loans............................      42
Certain Federal Income Tax                        The Depositor......................      53
  Considerations...................    S-58       Use of Proceeds....................      53
Method of Distribution.............    S-60       Certain Federal Income Tax
Experts............................    S-61         Consequences.....................      53
Legal Opinions.....................    S-61       State Tax Considerations...........      76
Ratings............................    S-61       FASIT Securities...................      76
Legal Investment...................    S-62       ERISA Considerations...............      79
ERISA Considerations...............    S-62       Legal Matters......................      85
Annex I -- Global Clearance,                      Financial Information..............      85
  Settlement and Tax Document                     Available Information..............      85
  Procedures.......................     I-1       Incorporation of Certain
Annex II -- Form of ERISA Letter...    II-1         Information by Reference.........      85
                                                  Rating.............................      86
                                                  Legal Investment...................      87
                                                  Plan of Distribution...............      87
                                                  Index of Defined Terms.............      88

                                  SUMMARY

    The following summary is a very general overview of the offered certificates and does not contain all of the information that you should consider in making your investment decision. To understand the terms of the offered certificates, you should read carefully this entire document and the accompanying prospectus.

Title of securities...............  Mortgage Asset-Backed Pass-Through
                                    Certificates, Series 1999-RS4.

Depositor.........................  Bear Stearns Asset Backed Securities, Inc.

Seller and master servicer........  Residential Funding Corporation.

Trustee...........................  Bank One, National Association.

Certificate insurer...............  Ambac Assurance Corporation.

Mortgage pool.....................  1,471 fixed and adjustable-rate mortgage loans with an aggregate principal balance of approximately $157,266,970 as of the cut-off date, secured by first liens on one- to four-family residential properties.

Cut-off date......................  November 1, 1999.

Closing date......................  On or about November 29, 1999.

Distribution dates................  The 25th of each month or, if the 25th is not a business day, on the next business day, beginning on December 27, 1999.

Scheduled final distribution
  date............................  November 25, 2029. The actual final distribution date could be substantially earlier.

Form of certificates..............  Book-entry.

                                    SEE "DESCRIPTION OF THE CERTIFICATES --
                                    BOOK-ENTRY REGISTRATION" IN THIS
                                    PROSPECTUS SUPPLEMENT.

Minimum denominations.............  $25,000.

Legal investment..................  When issued, the Class A Certificates will be "mortgage related securities" for
                                    purposes of the Secondary Mortgage Market
                                    Enhancement Act of 1984.

                                    SEE "LEGAL INVESTMENT" IN THIS PROSPECTUS
                                    SUPPLEMENT AND THE PROSPECTUS.



                             Offered Certificates

-----------------------------------------------------------------------------------------
                                Initial
                              Certificate
             Pass-Through      Principal       Initial Rating
Class            Rate           Balance        (S&P/Fitch(1))           Designations
------------------------------------------------------------------------------------------
Class A Certificates:
------------------------------------------------------------------------------------------
A-I            7.43%(2)      $  136,984,000        AAA/AAA          Senior/Fixed Rate(2)
------------------------------------------------------------------------------------------
A-II        Adjustable(3)    $   12,675,000        AAA/AAA          Senior/Floating Rate
------------------------------------------------------------------------------------------
Total Class A Certificates   $  149,659,000
------------------------------------------------------------------------------------------

                               Non-Offered Certificates(4)
------------------------------------------------------------------------------------------
SB-I             N/A         $    6,962,911          N/A                Subordinate
------------------------------------------------------------------------------------------
SB-II            N/A         $      645,059          N/A                Subordinate
------------------------------------------------------------------------------------------
R-I              N/A                    N/A          N/A                  Residual
------------------------------------------------------------------------------------------
R-II             N/A                    N/A          N/A                  Residual
------------------------------------------------------------------------------------------
R-III            N/A                    N/A          N/A                  Residual
------------------------------------------------------------------------------------------
Total Class SB and Class R   $    7,607,970
  Certificates
------------------------------------------------------------------------------------------
Total offered and non-       $  157,266,970
  offered certificates
------------------------------------------------------------------------------------------

---------
(1) See "Ratings" in this prospectus supplement.

(2) Subject to increase to 7.93% per annum on the first distribution date after the first possible optional termination date.

(3) The least of (i) one-month LIBOR plus 0.40% per annum (or 0.80% per annum beginning on the first distribution date after the first possible optional termination date), (ii) 14.00% per annum and (iii) the weighted average of the net mortgage rates of the Mortgage Loans in loan group II.

(4) The information presented for non-offered certificates is provided solely to assist your understanding of the offered certificates.



THE TRUST

The depositor will establish a trust with respect to the Series 1999-RS4 Certificates pursuant to a pooling and servicing agreement dated as of the cut-off date among the depositor, the master servicer and the trustee. On the closing date, the depositor will purchase the mortgage pool from the seller, and the depositor will deposit the mortgage pool into the trust.

The trust will also include credit enhancement in the form of a certificate guaranty insurance policy provided by Ambac Assurance Corporation, which guarantees certain payments on the Class A Certificates.

The Class A Certificates will represent a partial ownership interest in the trust. Distributions of interest and/or principal on the Class A Certificates will be made only from payments received from the assets of the trust as described in this prospectus supplement.

THE MORTGAGE POOL

The mortgage loans to be deposited in the trust will be divided into two loan groups. Loan group I consists of fixed rate mortgage loans, and loan group II consists of adjustable rate mortgage loans. The mortgage loans have the following characteristics as of the cut-off date:

     Loan Group I
Range of principal      $38,753 to $353,038
  balances
Average principal            $103,933
  balance
Range of mortgage         8.95% to 14.96%
  rates
Weighted average             11.5539%
  mortgage rate
Range of remaining       43 months to 355
  terms to stated             months
  maturity
Weighted average            231 months
  remaining term to
  stated maturity
Weighted average              103.39%
  loan-to-value ratio
    Loan Group II
Range of principal      $69,799 to $370,975
  balances
Average principal            $154,884
  balance
Range of mortgage         6.50% to 11.88%
  rates
Weighted average              8.7840%
  mortgage rate
Range of remaining       342 months to 360
  terms to stated             months
  maturity
Weighted average            357 months
  remaining term to
  stated maturity
Weighted average              98.04%
  loan-to-value ratio

The interest rate on each mortgage loan in loan group II will adjust on each adjustment date to equal the sum of the related index and the related note margin on the mortgage, subject to a maximum and minimum interest rate, as described in this prospectus supplement.

All of the mortgage loans were acquired under the seller"s portfolio transaction program. Substantially all of these mortgage loans have one or more of the following characteristics:

     o they do not comply with the seller"s standard programs, in particular, almost all of them have loan-to-value ratios over 100%;

     o    they have borrowers with high debt-to-income ratios;

     o they were not originated in accordance with any standard secondary market underwriting guidelines; and/or

     o the related mortgagors have delinquency histories or low credit scores.

SEE "RISK FACTORS -- RISK OF LOSS" IN THIS PROSPECTUS SUPPLEMENT.

FOR ADDITIONAL INFORMATION REGARDING THE MORTGAGE POOL, SEE "DESCRIPTION OF THE MORTGAGE POOL" IN THIS PROSPECTUS SUPPLEMENT.

DISTRIBUTIONS ON THE CLASS A CERTIFICATES

PRIORITY OF PAYMENT. Subservicers will collect payments of principal and interest on the mortgage loans. Each month, the subservicers will retain their subservicing fee and forward the remainder of the payments, together with any advance that they make for delinquent mortgage payments, to the master servicer. After retaining its master servicing fee and amounts that reimburse the subservicer or master servicer for reimbursable expenses and advances, the master servicer will forward all collections on the mortgage loans, together with any advances that it makes for delinquent mortgage payments and certain other amounts described in this prospectus supplement, to the trustee.

The aggregate amount of the monthly payments, advances and other amounts, less the premium paid to the certificate insurer, is the available distribution amount for any distribution date. SEE "DESCRIPTION OF THE CERTIFICATES -- THE AVAILABLE DISTRIBUTION AMOUNT" IN THIS PROSPECTUS SUPPLEMENT.

Distributions to certificateholders will be made from the available distribution amount generally as follows:

                                    Step 1
                     Interest to the Class A Certificates

                                    Step 2
                    Principal to the Class A Certificates

                                    Step 3
 Principal to the Class A Certificates in respect of certain realized losses on the mortgage loans

                                    Step 4
      Reimbursement to the certificate insurer for payments made by the certificate insurer to the Class A Certificates

                                    Step 5
    Principal payments of excess cash flow to the Class A Certificates as required to create overcollateralization, until the amount of overcollateralization reaches the required level

                                    Step 6
     Payments in respect of prepayment interest shortfalls on the Class A
                                 Certificates

                                    Step 7
   Payments in respect of basis risk interest shortfalls on the Class A-II
                                 Certificates

                                    Step 8
       Distribution of any remaining funds to the Class SB Certificates

INTEREST DISTRIBUTIONS. The amount of interest owed to the Class A Certificates on each distribution date will generally equal, to the extent of the available distribution amount:

o the pass-through rate on the Class A Certificates for the related distribution date

                                MULTIPLIED BY

o the certificate principal balance of the Class A Certificates immediately prior to the related distribution date

                                MULTIPLIED BY

o in the case of the Class A-I Certificates, 1/12, and in the case of the Class A-II Certificates, the actual number of days in the related interest accrual period divided by 360

                                    MINUS

o    interest shortfalls allocated to that class.

SEE "DESCRIPTION OF THE CERTIFICATES -- INTEREST DISTRIBUTIONS" IN THIS PROSPECTUS SUPPLEMENT.

PRINCIPAL DISTRIBUTIONS. Principal distributions on the Class A Certificates will include the following:

o the principal portion of scheduled monthly payments on the mortgage loans;

o    principal prepayments on the mortgage loans; and

o the principal portion of repurchases or other recoveries on the mortgage loans.

In addition, the Class A Certificates will receive a distribution in respect of principal, to the extent of any excess cash flow available to cover certain realized losses and then to increase the amount of overcollateralization until the overcollateralization target is reached. In addition, the Class A Certificates will receive a distribution in respect of principal from the policy to cover realized losses on the mortgage loans not otherwise covered.

SEE "DESCRIPTION OF THE CERTIFICATES -- PRINCIPAL DISTRIBUTIONS ON THE CLASS A CERTIFICATES" IN THIS PROSPECTUS SUPPLEMENT.

CREDIT ENHANCEMENT

COVERAGE OF LOSSES. Realized losses on the mortgage loans will be covered by excess cash flow, overcollateralization, cross-collateralization and the certificate guaranty insurance policy as follows:

o FIRST, realized losses will be covered by a distribution from any excess cash flow,

o SECOND, realized losses will result in a decrease in the level of overcollateralization, until reduced to zero, and

o THIRD, realized losses will be allocated to the Class A Certificates, in reduction of the certificate principal balance thereof, provided that any loss allocated to the Class A Certificates will be covered by the certificate guaranty insurance policy.

Not all realized losses will be allocated in the priority set forth above. Realized losses due to natural disasters such as floods, earthquakes, or certain other extraordinary events and losses due to fraud by or bankruptcy of a mortgagor will be allocated as described above only up to specified amounts. Losses of these types in excess of the specified amount and losses due to certain other extraordinary events will, in general, be allocated to the Class A Certificates, provided that any loss on the Class A Certificates will be covered by the certificate guaranty insurance policy.

Neither the Class A Certificates nor the mortgage loans are insured or guaranteed by the depositor, the master servicer, the trustee, GMAC Mortgage Group, Inc. or any affiliate thereof.

SEE "DESCRIPTION OF THE CERTIFICATES -- ALLOCATION OF LOSSES; SUBORDINATION" IN THIS PROSPECTUS SUPPLEMENT.

THE CERTIFICATE GUARANTY INSURANCE POLICY. Ambac Assurance Corporation will issue a certificate guaranty insurance policy as a means of providing additional credit enhancement to the Class A Certificates. Under the policy, the insurer will pay to the trustee, for the benefit of the holders of the Class A Certificates, as further described in this prospectus supplement, an amount that will cover any shortfalls in amounts available to pay the interest distribution amount for the Class A Certificates on any distribution date, the principal portion of any realized losses allocated to the Class A Certificates and the certificate principal balance of the Class A Certificates to the extent unpaid on the final distribution date. The policy will not provide coverage for certain interest shortfalls.

SEE "DESCRIPTION OF THE CERTIFICATES -- CERTIFICATE GUARANTY INSURANCE POLICY" AND "THE INSURER" IN THIS PROSPECTUS SUPPLEMENT.

ADVANCES

For any month, if the master servicer receives a payment on a mortgage loan that is less than the full scheduled payment (or if no payment is received at all), the master servicer will advance its own funds to cover that shortfall. However, the master servicer will make an advance only if it determines that the advance will be recoverable from future payments or collections on that mortgage loan.

SEE "DESCRIPTION OF THE CERTIFICATES -- ADVANCES" IN THIS PROSPECTUS
SUPPLEMENT.

OPTIONAL TERMINATION

On any distribution date on which the aggregate outstanding principal balance of the mortgage loans as of the related determination date is less than 10% of their aggregate principal balance as of the cut-off date, the master servicer may, but will not be required to:

o purchase from the trust all remaining mortgage loans and thereby cause an early retirement of the certificates;

                                       or

o    purchase all the certificates.

An optional repurchase of the certificates will cause the outstanding principal balance of the certificates to be paid in full with accrued interest. However, there will be no reimbursement of principal reductions or related interest that resulted from losses allocated to the certificates that were not covered by the policy. In addition, an optional termination of the remaining mortgage loans may cause the holders of the Class A Certificates to receive less than the outstanding principal balance of their certificates plus accrued interest and any unpaid interest shortfalls. However, no purchase of the mortgage loans or certificates will be permitted if it would result in a draw under the policy unless the certificate insurer consents to the termination.

SEE "POOLING AND SERVICING AGREEMENT -- TERMINATION" IN THIS PROSPECTUS SUPPLEMENT AND "THE AGREEMENTS -- TERMINATION" IN THE PROSPECTUS.

RATINGS

When issued, the Class A Certificates will receive the ratings shown on page S-4 of this prospectus supplement. The ratings on the Class A Certificates address the likelihood that holders of the Class A Certificates will receive all distributions on the underlying mortgage loans to which they are entitled. A security rating is not a recommendation to buy, sell or hold a security and is subject to change or withdrawal at any time by the assigning rating agency. In addition, the ratings do not address the rate of principal prepayments on the mortgage loans or the likelihood of reimbursement for certain interest shortfalls.

SEE "RATINGS" IN THIS PROSPECTUS SUPPLEMENT.

LEGAL INVESTMENT

When issued, the Class A Certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. You should consult your legal advisors in determining whether and to what extent the Class A Certificates constitute legal investments for you.

SEE "LEGAL INVESTMENT" IN THIS PROSPECTUS SUPPLEMENT FOR IMPORTANT INFORMATION CONCERNING POSSIBLE RESTRICTIONS ON OWNERSHIP OF THE CLASS A CERTIFICATES BY REGULATED INSTITUTIONS.

TAX STATUS

For federal income tax purposes, the depositor will elect to treat certain portions of the trust as Real Estate Mortgage Investment Conduits. The Class A Certificates will each represent ownership of a regular interest in a REMIC, together with, in the case of the Class A-II Certificates, the contractual right to receive payments from the reserve fund to cover some shortfalls that may result from limiting their pass-through rate to the weighted average of the net mortgage rates on the mortgage loans in loan group II. The Class A Certificates generally will be treated as debt instruments for federal income tax purposes. Certificateholders will be required to include in income all interest and original issue discount, if any, on their certificates in accordance with the accrual method of accounting regardless of the certificateholder"s usual method of accounting. For federal income tax purposes, the Residual Certificates will represent the sole residual interest in each REMIC.

FOR FURTHER INFORMATION REGARDING THE FEDERAL INCOME TAX CONSEQUENCES OF INVESTING IN THE CLASS A CERTIFICATES, SEE "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS.

ERISA CONSIDERATIONS

Sales of the Class A Certificates to persons investing assets of employee benefit plans or individual retirement accounts are prohibited. Any investor in a Class A Certificate will be deemed to represent that it complies with this restriction.

SEE "ERISA CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS.

                                 RISK FACTORS

    The Class A Certificates are not suitable investments for all investors. In particular, you should not purchase any class of Class A Certificates unless you understand the prepayment, credit, liquidity and market risks associated with that class.

    The Class A Certificates are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation and tolerance for risk.

    You should carefully consider, among other things, the following factors in connection with the purchase of the Class A Certificates:

RISK OF LOSS


Many of the mortgage loans         The mortgage loans were evaluated pursuant
have documentation defects,        to a variety of programs as described in
underwriting exceptions and        this prospectus supplement. SEE
other attributes that may          "DESCRIPTION OF THE MORTGAGE POOL --
increase risk of loss on the       PRODUCT TYPES." The mortgage loans are
mortgage loans.                    ineligible for inclusion in a
                                   securitization conducted by the seller (or any one of its affiliates) using the standard selection criteria for the securitizations. These mortgage loans include loans that:
                                   o  have loan-to-value ratios in excess of
                                      100%, and do not have a primary mortgage insurance policy;
                                   o  have borrowers with high debt-to-income
                                      ratios;
                                   o  have delinquency histories that do not
                                      comply with the standard requirements
                                      for securitizations conducted by the
                                      seller (or any one of its affiliates);
                                   o  are currently delinquent (not greater
                                      than 59 days);
                                   o  were originated to be held in portfolio
                                      by various originators and not pursuant
                                      to any particular secondary mortgage
                                      market program; as a result many of the
                                      mortgage loans have exceptions such as
                                      high loan-to-value ratios or no primary
                                      mortgage insurance policy;
                                   o  have borrowers with low credit scores as
                                      described in this prospectus supplement;
                                      or
                                   o  have other factors and characteristics
                                      that cause the loan to be ineligible for inclusion in another securitization conducted by the seller (or any one of its affiliates), other than on an exception basis.

                                   The foregoing characteristics of the
                                   mortgage loans may adversely affect the
                                   performance of the mortgage pool and the value of the Class A Certificates as compared to other mortgage pools and other series of mortgage pass-through certificates issued by the seller and its affiliates.

                                   Investors should note that 24.9% and 33.8% of the mortgage loans in loan group I and loan group II, respectively, were made to borrowers that had credit scores of less than 600. The mortgage loans with higher loan-to-value ratios may also present a greater risk of loss. 99.9% and 93.0% of the mortgage loans in loan group I and loan group II, respectively, are mortgage loans with loan-to-value ratios at origination in excess of 80% and are not insured by a primary mortgage insurance policy.


The mortgage loans were            The mortgage loans included in the trust
originally underwritten in         were originally underwritten in accordance
accordance with a variety of       with a variety of underwriting standards
underwriting standards and         under several different programs. SEE
programs, which may increase       "DESCRIPTION OF THE MORTGAGE POOL --
the risk of loss on the            PRODUCT TYPES." The standards under which
mortgage loans.                    the mortgage loans were underwritten are
                                   less stringent than the underwriting
                                   standards applied by other first mortgage loan purchase programs such as those run by Fannie Mae or by Freddie Mac. In addition, certain of the mortgage loans were originated by various originators for their own portfolio of mortgage loans and not pursuant to any of the seller"s programs or any other secondary market program.

                                   As a result of the varying underwriting
                                   standards, the mortgage loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in a more traditional manner.










The delinquencies on the           Some of the mortgage loans included in the
mortgage loans are high, which     trust are either currently delinquent or
may increase the risk of loss      have been delinquent in the past. As of the
on the mortgage loans.             cut-off date, 2.4% of the mortgage loans in
                                   loan group I are 30 to 59 days delinquent in payment of principal and interest.
                                   Mortgage loans with a history of
                                   delinquencies are more likely to experience delinquencies in the future, even if these mortgage loans are current as of the cut-off date. SEE "DESCRIPTION OF THE
                                   MORTGAGE POOL -- MORTGAGE POOL
                                   CHARACTERISTICS" AND " -- PRODUCT TYPES" IN
                                   THIS PROSPECTUS SUPPLEMENT.






The simple interest mortgage       98.1% of the mortgage loans in loan group I
loans may have substantial         are simple interest mortgage loans. If the
balloon payments at maturity.      mortgagor with respect to such mortgage
                                   loans consistently makes scheduled payments after the scheduled due date the mortgage loan will amortize more slowly than scheduled. Any remaining unpaid principal is payable on the final maturity date of the mortgage loan and may be substantially higher than the scheduled monthly payment.
                                   These mortgage loans involve a greater
                                   degree of risk because the mortgagor may not be able to make such payment. SEE
                                   "DESCRIPTION OF THE MORTGAGE POOL -- SIMPLE
                                   INTEREST LOANS" IN THIS PROSPECTUS
                                   SUPPLEMENT.






Credit enhancement is limited.     The only credit enhancement for the Class A
                                   Certificates will be provided by (i) the excess cash flow on the mortgage loans,
                                   (ii) overcollateralization represented by the excess of the balance of the mortgage loans over the balance of the Class A
                                   Certificates, (iii) cross-
                                   collateralization and (iv) a certificate guaranty insurance policy issued by Ambac
                                   Assurance Corporation, in each case to the extent described in this prospectus supplement.

LIMITED OBLIGATIONS

Payments from the assets of        The Class A Certificates will not represent
the trust are the only source      an interest in or obligation of the
of payments on the Class A         depositor, the master servicer, GMAC
Certificates.                      Mortgage Group, Inc. or any of their
                                   affiliates. The only obligations of the
                                   foregoing entities with respect to the
                                   Class A Certificates or any mortgage loan will be the obligations (if any) of the seller and the master servicer pursuant to certain limited representations and warranties made with respect to the mortgage loans and the master servicer"s servicing obligations under the pooling and servicing agreement (including the master servicer"s limited obligation to make certain advances). Neither the certificates nor the underlying mortgage loans will be guaranteed or insured by the depositor, the master servicer, the trustee, GMAC Mortgage
                                   Group, Inc. or any of their affiliates.
                                   Proceeds of the assets included in the
                                   trust (including the mortgage loans and the policy) will be the sole source of payments on the certificates, and there will be no recourse to the depositor, the master servicer, the trustee, GMAC Mortgage Group, Inc. or any other entity in the event that the proceeds are insufficient or otherwise unavailable to make all payments provided for under the Class A Certificates.









LIQUIDITY RISKS

An investor may have to hold       A secondary market for the Class A
its Class A Certificates to        Certificates may not develop. Even if a
their maturity because of          secondary market does develop, it may not
difficulty in reselling the        continue. Accordingly, the Class A
Class A Certificates.              Certificates may experience illiquidity.
                                   Illiquidity means an investor may not be able to find a buyer to buy its securities readily or at prices that will enable the investor to realize a desired yield.
                                   Illiquidity can have a severe adverse
                                   effect on the market value of the Class A
                                   Certificates.







SPECIAL YIELD AND PREPAYMENT CONSIDERATIONS

An investor"s yield to             The yield to maturity on the Class A
maturity will depend on            Certificates will depend on a variety of
various factors.                   factors, including:
                                   o  the rate and timing of principal
                                      payments on the mortgage loans
                                      (including prepayments, defaults and
                                      liquidations, and repurchases due to
                                      breaches of representations or
                                      warranties);
                                   o  the pass-through rate for the related
                                      Class A Certificates;
                                   o  interest shortfalls due to mortgagor
                                      prepayments, to the extent not otherwise covered as described in this prospectus supplement; and
                                   o  the purchase price for the Class A
                                      Certificates. In general, if a class of
                                      Class A Certificates is purchased at a
                                      price higher than its outstanding
                                      principal balance, and principal
                                      distributions on the class occur faster
                                      than assumed at the time of purchase,
                                      the yield will be lower than
                                      anticipated. Conversely, if a class of
                                      Class A Certificates is purchased at a
                                      price lower than its outstanding
                                      principal balance, and principal
                                      distributions on that class occur more
                                      slowly than assumed at the time of
                                      purchase, the yield will be lower than
                                      anticipated.

The rate of prepayments on         Since mortgagors can generally prepay their
the mortgage loans will be         mortgage loans at any time, the rate and
affected by various factors.       timing of principal distributions on the
                                   Class A Certificates are highly uncertain.
                                   Generally, when market interest rates
                                   increase, borrowers are less likely to
                                   prepay their mortgage loans. Any reduced prepayments could result in a slower return of principal to holders of the Class A
                                   Certificates at a time when they may be
                                   able to reinvest the funds at a higher rate of interest than the then-applicable pass-through rate on the Class A
                                   Certificates. Conversely, when market
                                   interest rates decrease, borrowers are
                                   generally more likely to prepay their
                                   mortgage loans. Any increased prepayments could result in a faster return of principal to holders of the Class A
                                   Certificates at a time when they may not be able to reinvest the funds at an interest rate as high as the then-applicable pass-through rate on the Class A
                                   Certificates.

                                   Refinancing programs, which may involve
                                   soliciting all or some of the mortgagors to refinance their mortgage loans, may increase the rate of prepayments on the mortgage loans.

                                   SEE "CERTAIN YIELD AND PREPAYMENT
                                   CONSIDERATIONS" IN THIS PROSPECTUS
                                   SUPPLEMENT.

RISK OF CERTAIN SHORTFALLS

The Class A-II Certificates        The Class A-II Certificates may not always
may not always receive             receive interest at a rate equal to
interest based on One-Month        One-Month LIBOR plus the applicable margin.
LIBOR plus the related margin      If the weighted average net mortgage rate
                                   on the mortgage loans in loan group II is less than the lesser of One-Month LIBOR plus the related margin and 14%, the interest rate on the Class A-II
                                   Certificates will be reduced to this
                                   weighted average net rate. Thus, the yield to investors in the Class A-II Certificates will be sensitive to fluctuations in the level of One-Month LIBOR and may be adversely affected by the application of the weighted average net mortgage rate on the mortgage loans in loan group II. The prepayment of the mortgage loans in loan group II with higher net mortgage rates may result in a lower weighted average net mortgage rate. If on any distribution date the application of the weighted average net mortgage rate results in an interest payment lower than One-Month LIBOR plus the related margin on the Class A-II
                                   Certificates during the related interest accrual period, the value of the Class A-II
                                   Certificates may be temporarily or
                                   permanently reduced.

                                   Investors in the Class A-II Certificates should be aware that the mortgage rates on the adjustable rate mortgage loans in loan group II are adjustable annually based on the related index. Consequently, the interest that becomes due on such mortgage loans during the related due period may be less than interest that would accrue on the Class A-II Certificates at the rate of One-Month LIBOR plus the related margin. In a rising interest rate environment, the Class A-II Certificates may receive interest at the weighted average net mortgage rate or at 14% for a protracted period of time. In addition, in this situation, there would be little or no excess cash flow to cover losses and to create additional overcollateralization.

                                   To the extent the weighted average net
                                   mortgage rate is paid on a class of Class
                                   A-II Certificates, the difference between the related weighted average net mortgage rate and the lesser of One-Month LIBOR plus the related margin and 14% will create a shortfall that will carry forward with interest thereon. Such shortfall will not be payable by the policy. Such shortfalls may remain unpaid on the final distribution date, including the optional termination date.

                                 INTRODUCTION

    The Depositor will establish a Trust (the "TRUST") with respect to Series 1999-RS4 on November 29, 1999 (the "CLOSING DATE"), pursuant to a pooling and servicing agreement (the "POOLING AND SERVICING AGREEMENT") among Bear Stearns Asset Backed Securities, Inc. (the "DEPOSITOR"), Residential Funding Corporation ("RESIDENTIAL FUNDING" or the "MASTER SERVICER") and Bank One, National Association, a national banking association (the "TRUSTEE"), dated as of November 1, 1999 (the "CUT-OFF DATE"). On the Closing Date, the Depositor will deposit into the Trust a pool of mortgage loans (the "MORTGAGE POOL") secured by one- to four-family residential properties with terms to maturity of generally not more than 30 years.

                       DESCRIPTION OF THE MORTGAGE POOL

GENERAL

    The Mortgage Pool will consist of Mortgage Loans with an aggregate principal balance outstanding as of the Cut-off Date (after deducting payments of principal due in the month of November) of $157,266,970. The Mortgage Loans are secured by first liens on fee simple interests in one- to four-family residential real properties. The Mortgage Pool will consist of two groups of Mortgage Loans ("LOAN GROUP I" and "LOAN GROUP II," and each, a "LOAN GROUP"), designated as the "GROUP I LOANS" and "GROUP II LOANS."

    With respect to Mortgage Loans that have been modified, references herein to the date of origination shall be deemed to be the date of the most recent modification. All percentages of the Mortgage Loans described herein are approximate percentages (except as otherwise indicated) by aggregate principal balance as of the Cut-off Date (after deducting payments of principal due in the month of November).

    The information set forth herein with respect to the Mortgage Loans, the Seller and the Seller"s underwriting programs has been provided by the Seller. No representation is made by the Depositor or its affiliates as to the accuracy or completeness of the information regarding the Seller or its underwriting programs.

PAYMENTS ON THE SIMPLE INTEREST MORTGAGE LOANS

    98.1% of the Group I Loans provide for "simple interest" payments (the "SIMPLE INTEREST MORTGAGE LOANS") which require that each monthly payment consist of an installment of interest which is calculated according to the simple interest method. Accrued interest is calculated based on the number of days in the period elapsed since the preceding payment of interest was made and a 365-day year. As payments are received on such Mortgage Loans, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if a Mortgagor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. However, the Master Servicer will advance the amount of any shortfall. Also, the next succeeding payment will result in a greater portion of such payment allocated to interest if such payment is made on its scheduled due date.

    Conversely, if a Mortgagor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment is made on or prior to its scheduled due date, the principal balance of the Mortgage Loan will amortize in the manner described in the preceding paragraph. However, if the Mortgagor consistently makes scheduled payments after the scheduled due date the Mortgage Loan will amortize more slowly than scheduled. Any remaining unpaid principal is payable on the final maturity date of the Mortgage Loan and may be substantially higher than the scheduled monthly payment.

MORTGAGE LOANS WITH UNPAID AMOUNTS AT MATURITY

    As to 0.3% of the Group I Loans, either or both of the following applies:
(i) the Monthly Payment is not sufficient to fully amortize the related Mortgage Loan or (ii) the Monthly Payments received thereon were applied in a manner that reduced the rate of principal amortization. As a result, each such Mortgage Loan may have an unpaid principal amount on its scheduled maturity date (assuming no prepayments) of greater than one time but not more than eleven times the related monthly payment. It is not clear whether the related Mortgagor will be legally obligated to pay such unpaid principal amount.

MORTGAGE RATE ADJUSTMENT

    The Mortgage Rate on each Group II Loan will adjust annually, in each case on the date set forth in the related Mortgage Note (such date, the "ADJUSTMENT DATE") to a rate equal to the sum, generally rounded to the nearest one-eighth of one percentage point (12.5 basis points), of (i) the related Index plus
(ii) a fixed percentage (the "GROSS MARGIN"). In addition, the Mortgage Rate on each Group II Loan is subject on its first Adjustment Date following its origination to a cap (the "INITIAL PERIODIC RATE CAP") and on each Adjustment Date thereafter to a periodic rate cap (the "PERIODIC RATE CAP"). The Mortgage Rate on a Group II Loan may not exceed the maximum rate set forth in the related Mortgage Note (the "MAXIMUM MORTGAGE RATE") or be less than the minimum rate set forth in the related Mortgage Note (the "MINIMUM MORTGAGE RATE").

    As of the Cut-off Date, 2.4% of the Group II Loans will have reached their first Adjustment Date.

    For the Group II Loans, the related index (the "INDEX") will be a per annum rate equal to the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year as reported by the Federal Reserve Board in statistical Release No. H.15(519) (the "RELEASE") as most recently available as of the date forty-five days or thirty days prior to the Adjustment Date (each such date as of which the Index is determined, a "REFERENCE DATE") or on the Adjustment Date ("ONE-YEAR U.S. TREASURY"). Such average yields reflect the yields for the week prior to that week. In the event that the related Index specified in a Mortgage Note is no longer available, an index reasonably acceptable to the Trustee that is based on comparable information will be selected by the Master Servicer.

    ONE-YEAR U.S. TREASURY. One-Year U.S. Treasury is currently calculated based on information reported in the Release. Listed below are the weekly average yields on actively traded U.S. Treasury securities adjusted to a constant maturity of one year as reported in the Release on the date that would have been applicable to mortgage loans whose index was most recently available as of the date forty-five days prior to the adjustment date and having the following adjustment dates for the indicated years. Such average yields may fluctuate significantly from week to week as well as over longer periods and may not increase or decrease in a constant pattern from period to period. The following does not purport to be representative of future average yields. No assurance can be given as to the average yields on such U.S. Treasury securities on any Adjustment Date or during the life of any Group II Loan with an Index of One-Year U.S. Treasury.

                            ONE-YEAR U.S. TREASURY

Adjustment Date                                                     1995       1996       1997       1998       1999
--------------------------------------------------------------  ---------  ---------  ---------  ---------  ---------

January 1.....................................................       6.42%      5.45%      5.44%      5.44%      4.52%
February 1....................................................       7.10       5.35       5.46       5.53       4.49
March 1.......................................................       7.24       5.17       5.61       5.25       4.55
April 1.......................................................       6.79       4.85       5.53       5.28       4.67
May 1.........................................................       6.54       5.15       5.72       5.37       4.77
June 1........................................................       6.28       5.62       5.99       5.39       4.67
July 1........................................................       6.00       5.67       5.90       5.46       4.79
August 1......................................................       5.69       5.86       5.72       5.42       5.12
September 1...................................................       5.47       5.90       5.54       5.36       5.01
October 1.....................................................       5.71       5.60       5.55       5.23       5.23
November 1....................................................       5.63       5.88       5.59       4.76       5.28
December 1....................................................       5.60       5.57       5.45       4.18       5.42


    The initial Mortgage Rate in effect on a Group II Loan generally will be lower, and may be significantly lower, than the Mortgage Rate that would have been in effect based on the related Index and Note Margin. Therefore, unless the related Index declines after origination of a Mortgage Loan, the related Mortgage Rate will generally increase on the first Adjustment Date following origination of such Mortgage Loan subject to the Periodic Rate Cap. The repayment of the Mortgage Loans will be dependent on the ability of the Mortgagors to make larger monthly payments following adjustments of the Mortgage Rate. Mortgage Loans that have the same initial Mortgage Rate may not always bear interest at the same Mortgage Rate because such Mortgage Loans may have different Adjustment Dates (and the Mortgage Rates therefore may reflect different related Index values), Note Margins, Maximum Mortgage Rates and Minimum Mortgage Rates. The Net Mortgage Rate with respect to each Mortgage Loan as of the Cut-off Date will be set forth in the related Mortgage Loan Schedule attached to the Pooling and Servicing Agreement. See "Description of the Mortgage Pool -- Mortgage Pool Characteristics -- Mortgage Loans" herein.

MORTGAGE POOL CHARACTERISTICS -- GROUP I LOANS

    The Group I Loans will have the following characteristics as of the Cut-off Date (after deducting payments of principal due in the month of November):

                                                                AGGREGATE
                                                                 FOR ALL
                                                                 GROUP I
                                                                  LOANS
                                                                ---------

Number of Mortgage Loans...............................              1,385
Weighted Average of Net Mortgage Rates.................           10.7689%
Range of Net Mortgage Rates............................    8.17% to 14.18%
Mortgage Rates:
    Weighted Average...................................           11.5539%
    Range..............................................    8.95% to 14.96%

    The "MAXIMUM NET MORTGAGE RATE" on each Mortgage Loan is equal to the Maximum Mortgage Rate thereon minus the sum of (i) the rate per annum at which the related master servicing and subservicing fees accrue (the "SERVICING FEE RATE") and (ii) the related Policy Premium Rate.

    The Group I Loans consist of 1,385 Mortgage Loans with an aggregate principal balance as of the Cut-off Date of approximately $143,946,911 (the "GROUP I CUT-OFF DATE BALANCE"). The Group I Loans had individual principal balances at origination of at least $40,129 but not more than $370,800, with an average principal balance at origination of approximately $105,669. All of the Group I Loans were purchased from Bank One, a non-affiliate of the Seller.

    None of the Group I Loans will have been originated prior to December 4, 1996 or will have a maturity date later than June 15, 2029. No Group I Loan will have a remaining term to stated maturity as of the Cut-off Date of less than 43 months. The weighted average term to stated maturity of the Group I Loans as of the Cut-off Date will be approximately 231 months. The weighted average original term to maturity of the Group I Loans as of the Cut-off Date will be approximately 240 months.

    As of the Cut-off Date, 2.4% of the Group I Loans are currently 30 to 59 days delinquent in payment of principal and interest. For a description of the methodology used to categorize mortgage loans as delinquent, see "Pooling and Servicing Agreement -- The Master Servicer" herein. In addition, a significant portion of the Group I Loans have had delinquency problems in the past.

    None of the Group I Loans are Mortgage Loans subject to temporary buy-down plans ("BUYDOWN LOANS").

    The Group I Loans generally contain due-on-sale clauses. See "Certain Yield and Prepayment Considerations" in this prospectus supplement.

    Set forth below is a description of certain additional characteristics of the Group I Loans as of the Cut-off Date (except as otherwise indicated). All percentages of the Group I Loans are approximate percentages by aggregate principal balance of the Group I Loans as of the Cut-off Date (except as otherwise indicated). Unless otherwise specified, all principal balances of the Group I Loans are as of the Cut-off Date (after deducting payments of principal due in the month of November) and are rounded to the nearest dollar.


        ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES OF THE GROUP I LOANS

                                                                       PERCENT
                                                                         OF
                                       NUMBER OF        PRINCIPAL      GROUP I
ORIGINAL MORTGAGE LOAN BALANCE       MORTGAGE LOANS      BALANCE        LOANS
---------------------------------    --------------   -------------    ---------

$     0 -  50,000................            65        $ 2,869,180        1.99%
  50,001 - 100,000...............           666         49,038,540       34.07
 100,001 - 150,000...............           447         53,239,879       36.99
 150,001 - 200,000...............           144         24,161,420       16.78
 200,001 - 250,000...............            46         10,068,307        6.99
 250,001 - 300,000...............            16          4,216,548        2.93
Greater than 300,000.............             1            353,038        0.25
                                      ---------        ------------   --------
    Total........................         1,385        $143,946,911     100.00%
                                      ---------        ------------   --------
                                      ---------        ------------   --------


    As of the Cut-off Date, the average unpaid principal balance of the Group I Loans will be approximately $103,933.

                   NET MORTGAGE RATES OF THE GROUP I LOANS

                                                       NUMBER OF       PRINCIPAL     PERCENT OF
NET MORTGAGE RATES (%)                              MORTGAGE LOANS      BALANCE     GROUP I LOANS
--------------------------------------------------  ---------------  -------------  -------------

 8.000 -  8.499...................................             2      $   219,465          0.15%
 8.500 -  8.999...................................            72        9,882,993          6.87
 9.000 -  9.499...................................           112       14,372,479          9.98
 9.500 -  9.999...................................           215       26,045,257         18.09
10.000 - 10.499...................................           135       11,105,521          7.72
10.500 - 10.999...................................           179       15,732,587         10.93
11.000 - 11.499...................................           203       18,375,990         12.77
11.500 - 11.999...................................           229       25,006,719         17.37
12.000 - 12.499...................................           150       14,937,467         10.38
12.500 - 12.999...................................            40        3,620,596          2.52
13.000 - 13.499...................................            41        3,816,241          2.65
13.500 - 13.999...................................             5          548,753          0.38
14.000 - 14.499...................................             2          282,843          0.20
                                                       ---------      -----------     ---------
    Total.........................................         1,385      $143,946,911       100.00%
                                                       ---------      -----------     ---------
                                                       ---------      -----------     ---------


    As of the Cut-off Date, the weighted average Net Mortgage Rate of the Group I Loans will be approximately 10.7689% per annum.



                      MORTGAGE RATES OF THE GROUP I LOANS

                                                       NUMBER OF       PRINCIPAL     PERCENT OF
MORTGAGE RATES (%)                                  MORTGAGE LOANS      BALANCE     GROUP I LOANS
--------------------------------------------------  ---------------  -------------  -------------

 8.500 -  8.999...................................             2      $   219,465          0.15%
 9.000 -  9.499...................................             1          101,837          0.07
 9.500 -  9.999...................................           121       16,329,076         11.34
10.000 - 10.499...................................           127       16,637,162         11.56
10.500 - 10.999...................................           212       22,443,364         15.59
11.000 - 11.499...................................           109        9,398,417          6.53
11.500 - 11.999...................................           196       17,434,544         12.11
12.000 - 12.499...................................           271       26,085,272         18.12
12.500 - 12.999...................................           202       21,195,165         14.72
13.000 - 13.499...................................            76        7,520,838          5.22
13.500 - 13.999...................................            48        4,396,796          3.05
14.000 - 14.499...................................            15        1,589,350          1.10
14.500 - 14.999...................................             5          595,626          0.41
                                                       ---------      -----------     ---------
    Total.........................................         1,385      $143,946,911       100.00%
                                                       ---------      -----------     ---------
                                                       ---------      -----------     ---------

    As of the Cut-off Date, the weighted average Mortgage Rate of the Group I Loans will be approximately 11.5539% per annum.
s

              ORIGINAL LOAN-TO-VALUE RATIOS OF THE GROUP I LOANS

                                                       NUMBER OF       PRINCIPAL     PERCENT OF
ORIGINAL LOAN-TO-VALUE RATIO (%)                    MORTGAGE LOANS      BALANCE     GROUP I LOANS
--------------------------------------------------  ---------------  -------------  -------------

 50.01 -  55.00...................................             1      $    68,615          0.05%
 70.01 -  75.00...................................             1           50,034          0.03
 80.01 -  85.00...................................             1           97,363          0.07
 85.01 -  90.00...................................             3          394,531          0.27
 90.01 -  95.00...................................             2          138,566          0.10
 95.01 - 100.00...................................             8          723,517          0.50
100.01 - 105.00...................................         1,264      132,850,940         92.29
105.01 - 110.00...................................           100        9,136,331          6.35
115.01 - 120.00...................................             4          421,107          0.29
120.01 or Greater.................................             1           65,910          0.05
                                                       ---------      -----------     ---------
    Total.........................................         1,385      $143,946,911       100.00%
                                                       ---------      -----------     ---------
                                                       ---------      -----------     ---------

    The weighted average Loan-to-Value Ratio at origination of the Group I Loans will be approximately 103.39%.


     GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES OF THE GROUP I LOANS

                                                       NUMBER OF       PRINCIPAL     PERCENT OF
STATE                                               MORTGAGE LOANS      BALANCE     GROUP I LOANS
--------------------------------------------------  ---------------  -------------  -------------

Ohio..............................................           181      $17,452,763         12.12%
Michigan..........................................           154       15,127,594         10.51
Indiana...........................................           136       11,875,660          8.25
Florida...........................................            86        9,172,278          6.37
New York..........................................            71        8,235,408          5.72
Illinois..........................................            58        8,054,485          5.60
Georgia...........................................            63        6,611,690          4.59
Arizona...........................................            67        6,427,899          4.47
Pennsylvania......................................            71        6,147,838          4.27
Virginia..........................................            53        5,639,018          3.92
California........................................            32        4,991,059          3.47
Tennessee.........................................            53        4,898,888          3.40
Oklahoma..........................................            51        4,454,297          3.09
Kentucky..........................................            46        4,377,790          3.04
Other (1).........................................           263       30,480,244         21.17
                                                       ---------      -----------     ---------
    Total.........................................         1,385      $143,946,911       100.00%
                                                       ---------      -----------     ---------
                                                       ---------      -----------     ---------

---------

(1) Other includes states and the District of Columbia with under 3% concentrations individually.

    No more than 0.4% of the Group I Loans will be secured by Mortgaged Properties located in any one zip code area in Ohio and no more than 0.6% of the Group I Loans will be secured by Mortgaged Properties located in any one zip code area outside Ohio.

                  MORTGAGE LOAN PURPOSE OF THE GROUP I LOANS

                                                       NUMBER OF       PRINCIPAL     PERCENT OF
LOAN PURPOSE                                        MORTGAGE LOANS      BALANCE     GROUP I LOANS
--------------------------------------------------  ---------------  -------------  -------------

Purchase..........................................            36      $ 3,666,443          2.55%
Rate/Term Refinance...............................           137       15,112,000         10.50
Equity Refinance..................................         1,212      125,168,469         86.95
                                                       ---------      -----------     ---------
    Total.........................................         1,385      $143,946,911       100.00%
                                                       ---------      -----------     ---------
                                                       ---------      -----------     ---------


    The weighted average Loan-to-Value Ratio at origination of rate and term refinance Group I Loans will be 103.41%. The weighted average Loan-to-Value Ratio at origination of equity refinance Group I Loans will be 103.44%.

                     OCCUPANCY TYPES OF THE GROUP I LOANS

                                                       NUMBER OF       PRINCIPAL     PERCENT OF
OCCUPANCY                                           MORTGAGE LOANS      BALANCE     GROUP I LOANS
--------------------------------------------------  ---------------  -------------  -------------

Primary Residence.................................         1,377      $143,318,633        99.56%
Non Owner-occupied................................             8          628,278          0.44
                                                       ---------      -----------     ---------
    Total.........................................         1,385      $143,946,911       100.00%
                                                       ---------      -----------     ---------
                                                       ---------      -----------     ---------


                MORTGAGED PROPERTY TYPES OF THE GROUP I LOANS

                                                       NUMBER OF       PRINCIPAL     PERCENT OF
PROPERTY TYPE                                       MORTGAGE LOANS      BALANCE     GROUP I LOANS
--------------------------------------------------  ---------------  -------------  -------------

Single-family detached............................         1,244      $129,253,792        89.79%
Planned Unit Developments (detached)..............            20        2,723,120          1.89
Condo High-Rise (9 stories or more)...............            25        2,366,950          1.64
Manufactured Home.................................            27        2,322,586          1.61
Townhouse.........................................            32        2,786,971          1.94
Two-to-Four-Family Units..........................            37        4,493,491          3.12
                                                       ---------      -----------     ---------
    Total.........................................         1,385      $143,946,911       100.00%
                                                       ---------      -----------     ---------
                                                       ---------      -----------     ---------


                  DEBT-TO-INCOME RATIOS OF THE GROUP I LOANS

RANGE OF DEBT-TO-INCOME                                NUMBER OF       PRINCIPAL     PERCENT OF
RATIOS (%)                                          MORTGAGE LOANS      BALANCE     GROUP I LOANS
--------------------------------------------------  ---------------  -------------  -------------

 5.01 - 10.00.....................................             3      $   224,604          0.16%
10.01 - 15.00.....................................             6          402,886          0.28
15.01 - 20.00.....................................            41        2,887,732          2.01
20.01 - 25.00.....................................            84        6,748,021          4.69
25.01 - 30.00.....................................           129       12,787,214          8.88
30.01 - 35.00.....................................           180       17,668,222         12.27
35.01 - 40.00.....................................           194       19,838,990         13.78
40.01 - 45.00.....................................           213       23,095,307         16.04
45.01 - 50.00.....................................           189       20,236,082         14.06
50.01 - 55.00.....................................           176       19,880,005         13.81
55.01 - 60.00.....................................           102       12,174,923          8.46
Greater than 60...................................            66        7,772,208          5.40
Not Available.....................................             2          230,718          0.16
                                                       ---------      -----------     ---------
    Total.........................................         1,385      $143,946,911       100.00%
                                                       ---------      -----------     ---------
                                                       ---------      -----------     ---------



    The weighted average debt-to-income ratio at origination of the Group I Loans for which debt-to-income ratios were available will be approximately 42.62%.


MORTGAGE POOL CHARACTERISTICS -- GROUP II LOANS

    The Group II Loans will have the following characteristics as of the Cut-off Date (after deducting payments of principal due in the month of November):

                                                             AGGREGATE FOR
                                                                  ALL
                                                             GROUP II LOANS
                                                            ----------------
Number of Mortgage Loans..................................                86
Weighted Average of Net Mortgage Rates....................           8.1230%
Range of Net Mortgage Rates...............................   5.97% to 11.16%
Mortgage Rates:
    Weighted Average......................................           8.7840%
    Range.................................................   6.50% to 11.88%
Note Margins:
    Weighted Average......................................           6.1583%
    Range.................................................    2.75% to 8.50%
Minimum Mortgage Rates:
    Weighted Average......................................           6.2296%
    Range.................................................   2.75% to 11.50%
Minimum Net Mortgage Rates:
    Weighted Average......................................           5.5686%
    Range.................................................   2.22% to 10.79%
Maximum Mortgage Rates:
    Weighted Average......................................          14.7355%
    Range.................................................  10.50% to 17.50%
Maximum Net Mortgage Rates:
    Weighted Average......................................          14.0745%
    Range.................................................   9.97% to 16.84%
Weighted Average Months to next Adjustment Date after
  November 1, 1999........................................                10

    The Group II Loans consist of 86 Mortgage Loans with an aggregate principal balance as of the Cut-off Date of approximately $13,320,059 (the "GROUP II CUT-OFF DATE BALANCE"). The Group II Loans had individual principal balances at origination of at least $70,200 but not more than $371,200, with an average principal balance at origination of approximately $155,123. Approximately 95.5% of the Group II Loans were purchased from HomeComings Financial Network, Inc., an affiliate of the Seller.

    None of the Group II Loans will have been originated prior to April 24, 1998, or will have a maturity date later than November 1, 2029. No Group II Loan will have a remaining term to stated maturity as of the Cut-off Date of less than 342 months. The weighted average term to stated maturity of the Group II Loans as of the Cut-off Date will be approximately 357 months. The weighted average original term to maturity of the Group II Loans as of the Cut-off Date will be approximately 360 months.

    None of the Group II Loans are Buydown Loans.

    The Group II Loans are generally assumable pursuant to the terms of the related Mortgage Note. See "Certain Yield and Prepayment Considerations" in this prospectus supplement.

    Set forth below is a description of certain additional characteristics of the Group II Loans as of the Cut-off Date (except as otherwise indicated). All percentages of the Group II Loans are approximate percentages by aggregate principal balance of the Group II Loans as of the Cut-off Date (except as otherwise indicated). Unless otherwise specified, all principal balances of the Group II Loans are as of the Cut-off Date (after deducting payments of principal due in the month of November) and are rounded to the nearest dollar.


       ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES OF THE GROUP II LOANS




                                             NUMBER OF       PRINCIPAL       PERCENT OF
ORIGINAL MORTGAGE LOAN BALANCE             MORTGAGE LOANS     BALANCE      GROUP II LOANS
-----------------------------------------  --------------   -----------    --------------

 50,001 - 100,000 ......................              5     $   430,336          3.23%
100,001 - 150,000.......................             44       5,659,222         42.49
150,001 - 200,000.......................             24       4,164,262         31.26
200,001 - 250,000.......................             10       2,171,429         16.30
250,001 - 300,000.......................              2         523,835          3.93
Greater Than 300,000....................              1         370,975          2.79
                                              ---------     -----------     ---------
    Total...............................             86     $13,320,059        100.00%
                                              ---------     -----------     ---------
                                              ---------     -----------     ---------

    As of the Cut-off Date, the average unpaid principal balance of the Group II Loans will be approximately $154,884.

                   NET MORTGAGE RATES OF THE GROUP II LOANS

                                                                   PERCENT OF
                                    NUMBER OF        PRINCIPAL      GROUP II
NET MORTGAGE RATES (%)           MORTGAGE LOANS       BALANCE         LOANS
------------------------------  -----------------  -------------  -------------

 5.500 -  5.999...............              1       $   107,451          0.81%
 6.000 -  6.499...............              1           137,387          1.03
 6.500 -  6.999...............             15         2,472,929         18.57
 7.000 -  7.499...............             14         1,955,592         14.68
 7.500 -  7.999...............             18         3,131,965         23.51
 8.000 -  8.499...............              9         1,298,094          9.75
 8.500 -  8.999...............              9         1,539,886         11.56
 9.000 -  9.499...............              5           790,417          5.93
 9.500 -  9.999...............              8         1,090,262          8.19
10.000 - 10.499...............              3           421,922          3.17
10.500 - 10.999...............              2           304,354          2.28
11.000 - 11.499...............              1            69,799          0.52
                                    ---------       -----------     ---------
    Total.....................             86       $13,320,059        100.00%
                                    ---------       -----------     ---------
                                    ---------       -----------     ---------

    As of the Cut-off Date, the weighted average Net Mortgage Rate of the Group II Loans will be approximately 8.1230% per annum.


                     MORTGAGE RATES OF THE GROUP II LOANS

                                   NUMBER OF       PRINCIPAL       PERCENT OF
MORTGAGE RATES (%)               MORTGAGE LOANS     BALANCE      GROUP II LOANS
------------------               --------------    ---------     --------------

 6.500 -  6.999 ...............           1        $  107,451          0.81%
 7.000 -  7.499 ...............           1           137,387          1.03
 7.500 -  7.999 ...............          15         2,472,929         18.57
 8.000 -  8.499 ...............          14         1,955,592         14.68
 8.500 -  8.999 ...............          18         3,131,965         23.51
 9.000 -  9.499 ...............           9         1,298,094          9.75
 9.500 -  9.999 ...............          10         1,702,288         12.78
10.000 - 10.499 ...............           5           737,934          5.54
10.500 - 10.999 ...............           9         1,314,152          9.87
11.000 - 11.499 ...............           1            88,114          0.66
11.500 - 11.499 ...............           3           374,154          2.81
                                         --        ----------        -------
     Total ....................          86       $13,320,059        100.00%

     As of the Cut-off Date, the weighted average Mortgage Rate of the Group II Loans will be approximately 8.7840% per annum.


             ORIGINAL LOAN-TO-VALUE RATIOS OF THE GROUP II LOANS

                                                                     PERCENT OF
                                         NUMBER OF      PRINCIPAL     GROUP II
ORIGINAL LOAN-TO-VALUE RATIO (%)      MORTGAGE LOANS     BALANCE        LOANS
-----------------------------------  ----------------- ------------  -----------

 55.01 -  60.00....................              1     $    88,114         0.66%
 65.01 -  70.00....................              1         115,000         0.86
 70.01 -  75.00....................              3         394,814         2.96
 75.01 -  80.00....................              3         334,826         2.51
 80.01 -  85.00....................              6         821,020         6.16
 85.01 -  90.00....................             13       2,094,238        15.72
 90.01 -  95.00....................             10       1,494,171        11.22
 95.01 - 100.00....................             12       1,809,362        13.58
100.01 - 105.00....................             12       2,129,412        15.99
105.01 - 110.00....................             12       1,937,722        14.55
110.01 - 115.00....................              8       1,358,610        10.20
115.01 - 120.00....................              4         570,106         4.28
120.01 - 125.00....................              1         172,665         1.30
                                         ---------     -----------    ---------
    Total..........................             86     $13,320,059       100.00%
                                         ---------     -----------    ---------
                                         ---------     -----------    ---------


    The weighted average Loan-to-Value Ratio at origination of the Group II Loans will be approximately 98.04%.

    GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES OF THE GROUP II LOANS

                                                                PERCENT OF
                                 NUMBER OF        PRINCIPAL      GROUP II
STATE                         MORTGAGE LOANS       BALANCE         LOANS
---------------------------  -----------------  -------------  -------------

Michigan...................              9       $ 1,471,204         11.05%
Wisconsin..................              7         1,175,641          8.83
Illinois...................              6           921,085          6.92
Colorado...................              4           875,908          6.58
Georgia....................              5           704,354          5.29
Idaho......................              4           639,469          4.80
Florida....................              5           623,099          4.68
Ohio.......................              4           502,055          3.77
Maryland...................              2           478,427          3.59
New York...................              3           455,704          3.42
Nevada.....................              2           442,732          3.32
Pennsylvania...............              3           422,308          3.17
North Carolina.............              3           408,245          3.06
Other (1)..................             29         4,199,831         31.53
                                 ---------       -----------     ---------
    Total..................             86       $13,320,059        100.00%
                                 ---------       -----------     ---------
                                 ---------       -----------     ---------

---------

(1) Other includes states and the District of Columbia with under 3% concentrations individually.

    No more than 3.0% of the Group II Loans will be secured by Mortgaged Properties located in any one zip code area in Michigan and no more than 2.8% of the Group II Loans will be secured by Mortgaged Properties located in any one zip code area outside Michigan.


                 MORTGAGE LOAN PURPOSE OF THE GROUP II LOANS

                                                                 PERCENT OF
                                  NUMBER OF        PRINCIPAL      GROUP II
LOAN PURPOSE                   MORTGAGE LOANS       BALANCE         LOANS
----------------------------  -----------------  -------------  -------------

Purchase....................              4       $   423,535          3.18%
Rate/Term Refinance.........             81        12,696,123         95.32
Equity Refinance............              1           200,401          1.50
                                  ---------       -----------     ---------
    Total...................             86       $13,320,059        100.00%
                                  ---------       -----------     ---------
                                  ---------       -----------     ---------

    The weighted average Loan-to-Value Ratio at origination of rate and term refinance Group II Loans will be 98.60%. The weighted average Loan-to-Value Ratio at origination of equity refinance Group II Loans will be 103.00%.

                    OCCUPANCY TYPES OF THE GROUP II LOANS

                                                              PERCENT OF
                               NUMBER OF        PRINCIPAL      GROUP II
OCCUPANCY                   MORTGAGE LOANS       BALANCE         LOANS
-------------------------  -----------------  -------------  -------------

Primary Residence........             86       $13,320,059        100.00%
                               ---------       -----------     ---------
    Total................             86       $13,320,059        100.00%
                               ---------       -----------     ---------
                               ---------       -----------     ---------

                MORTGAGED PROPERTY TYPES OF THE GROUP II LOANS

                                                                                      PERCENT OF
                                                       NUMBER OF        PRINCIPAL      GROUP II
PROPERTY TYPE                                       MORTGAGE LOANS       BALANCE         LOANS
-------------------------------------------------  -----------------  -------------  -------------

Single-family detached...........................             84       $13,045,519         97.94%
Planned Unit Developments (detached).............              2           274,540          2.06
                                                       ---------       -----------     ---------
    Total........................................             86       $13,320,059        100.00%
                                                       ---------       -----------     ---------
                                                       ---------       -----------     ---------


          NEXT INTEREST RATE ADJUSTMENT DATES OF THE GROUP II LOANS

                                        NUMBER OF        PRINCIPAL    PERCENT OF SUCH
NEXT INTEREST ADJUSTMENT DATE        MORTGAGE LOANS       BALANCE     MORTGAGE LOANS
----------------------------------  -----------------  -------------  ---------------

January 2000......................              1       $   109,919           0.83%
February 2000.....................              2           167,772           1.26
April 2000........................              1           133,466           1.00
May 2000..........................              3           429,574           3.23
June 2000.........................              6           715,304           5.37
July 2000.........................              6           968,654           7.27
August 2000.......................             13         1,884,125          14.15
September 2000....................             19         2,835,472          21.29
October 2000......................             27         4,824,679          36.22
November 2000.....................              8         1,251,094           9.39
                                        ---------       -----------      ---------
    Total.........................             86       $13,320,059         100.00%
                                        ---------       -----------      ---------
                                        ---------       -----------      ---------

---------

(1) As of the Cut-off Date, the weighted average Months to Next Interest Rate Adjustment Date will be approximately 10.


                      NOTE MARGINS OF THE GROUP II LOANS

                                   NUMBER OF        PRINCIPAL    PERCENT OF SUCH
NOTE MARGINS (%)                MORTGAGE LOANS       BALANCE     MORTGAGE LOANS
-----------------------------  -----------------  -------------  ---------------

2.500 - 2.999................              1       $   107,451           0.81%
4.000 - 4.499................              2           322,568           2.42
4.500 - 4.999................              3           464,160           3.48
5.000 - 5.499................             13         2,144,596          16.10
5.500 - 5.999................             16         2,179,294          16.36
6.000 - 6.499................             19         2,994,067          22.48
6.500 - 6.999................             13         1,990,587          14.94
7.000 - 7.499................              9         1,567,061          11.76
7.500 - 7.999................              8         1,315,303           9.87
8.000 - 8.499................              1            79,659           0.60
8.500 - 8.999................              1           155,313           1.17
                                   ---------       -----------      ---------
    Total....................             86       $13,320,059         100.00%
                                   ---------       -----------      ---------
                                   ---------       -----------      ---------

    As of the Cut-off Date, the weighted average Note Margin of the Group II Loans will be approximately 6.1583% per annum.


                 MAXIMUM MORTGAGE RATES OF THE GROUP II LOANS

                                   NUMBER OF        PRINCIPAL    PERCENT OF SUCH
MAXIMUM MORTGAGE RATES (%)      MORTGAGE LOANS       BALANCE     MORTGAGE LOANS
-----------------------------  -----------------  -------------  ---------------

10.000 - 10.999..............              1       $   107,451           0.81%
13.000 - 13.999..............             16         2,610,316          19.60
14.000 - 14.999..............             33         5,233,401          39.29
15.000 - 15.999..............             20         3,070,181          23.05
16.000 - 16.999..............             13         1,906,242          14.31
17.000 - 17.999..............              3           392,468           2.95
                                   ---------       -----------      ---------
    Total....................             86       $13,320,059         100.00%
                                   ---------       -----------      ---------
                                   ---------       -----------      ---------


    As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Group II Loans will be approximately 14.7355% per annum.

                 DEBT-TO-INCOME RATIOS OF THE GROUP II LOANS

                                                                   PERCENT OF
RANGE OF DEBT-TO-INCOME             NUMBER OF        PRINCIPAL      GROUP II
RATIOS (%)                       MORTGAGE LOANS       BALANCE         LOANS
------------------------------  -----------------  -------------  -------------

20.01 - 25.00.................              1       $    69,799           .52%
35.01 - 40.00.................              1           128,309           .96
40.01 - 45.00.................             16         2,256,855         16.94
45.01 - 50.00.................              9         1,293,839          9.71
50.01 - 55.00.................              9         1,556,629         11.69
55.01 - 60.00.................             11         1,769,350         13.28
Greater than 60...............             34         5,714,290         42.90
Not Available.................              5           530,987          3.99
                                    ---------       -----------     ---------
    Total.....................             86       $13,320,059        100.00%
                                    ---------       -----------     ---------
                                    ---------       -----------     ---------

    The weighted average debt-to-income ratio at origination of the Group II Loans for which debt-to-income ratios were available will be approximately 61.66%.


CREDIT SCORES

    "CREDIT SCORES" are obtained by many lenders in connection with mortgage loan applications to help assess a borrower"s credit-worthiness. Some Credit Scores were not obtained or used in connection with the origination of the Mortgage Loans. A majority of the Credit Scores referred to in the tables below were obtained by Residential Funding within three months prior to the Cut-off Date. Credit Scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The Credit Score is designed to assess a borrower"s credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a Credit Score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower"s past credit history. Therefore, a Credit Score does not take into consideration the differences between mortgage loans and consumer loans generally or the specific characteristics of the related mortgage loan (for example, the Loan-to-Value Ratio, the collateral for the mortgage loan, or the debt to income ratio). There can be no assurance that the Credit Scores of the Mortgagors will be an accurate predictor of the likelihood of repayment of the related Mortgage Loans.

    The following tables set forth information as to the Credit Scores of the related Mortgagors as determined generally three months prior to the Cut-off Date.

                CREDIT SCORE DISTRIBUTION OF THE GROUP I LOANS

                                      NUMBER OF       PRINCIPAL     PERCENT OF
CREDIT SCORE RANGE                 MORTGAGE LOANS      BALANCE     GROUP I LOANS
---------------------------------  ---------------  -------------  -------------

499 or less......................            14      $ 1,190,578          0.83%
500 - 519........................            27        2,454,379          1.71
520 - 539........................            49        4,894,129          3.40
540 - 559........................            58        6,249,003          4.34
560 - 579........................            83        7,809,277          5.43
580 - 599........................           138       13,197,085          9.17
600 - 619........................           163       17,354,525         12.06
620 - 639........................           212       21,778,264         15.13
640 - 659........................           198       19,621,585         13.63
660 - 679........................           180       20,349,976         14.14
680 - 699........................           106       11,164,303          7.76
700 - 719........................            76        8,982,229          6.24
720 - 739........................            39        4,580,742          3.18
740 - 759........................            22        2,595,960          1.80
760 or Greater...................             9        1,097,158          0.76
                                      ---------      -----------     ---------
Subtotal with Credit Score.......         1,374      143,319,195         99.56
Not Available(1).................            11          627,716          0.44
                                      ---------      -----------     ---------
    Total Pool...................         1,385      $143,946,911       100.00%
                                      ---------      -----------     ---------
                                      ---------      -----------     ---------

---------

(1) Mortgage Loans indicated as having a Credit Score that is "not available" include certain Mortgage Loans where the Credit Score was not provided by the related Seller and Mortgage Loans where no credit history can be obtained for the related Mortgagor.


               CREDIT SCORE DISTRIBUTION OF THE GROUP II LOANS

                                                                   PERCENT OF
                                    NUMBER OF        PRINCIPAL      GROUP II
CREDIT SCORE RANGE               MORTGAGE LOANS       BALANCE         LOANS
------------------------------  -----------------  -------------  -------------

499 or Less...................              2       $   319,698          2.40%
500 - 519.....................              3           485,583          3.65
520 - 539.....................              4           663,064          4.98
540 - 559.....................              6           771,322          5.79
560 - 579.....................              3           296,817          2.23
580 - 599.....................             12         1,963,368         14.74
600 - 619.....................             11         1,839,511         13.81
620 - 639.....................             14         2,372,032         17.81
640 - 659.....................             10         1,476,470         11.08
660 - 679.....................             10         1,560,116         11.71
680 - 699.....................              6           814,266          6.11
700 - 719.....................              2           265,400          1.99
720 - 739.....................              1           181,455          1.36
760 or Greater................              1           199,703          1.50
                                    ---------       -----------     ---------
Subtotal with Credit Score....             85        13,208,805         99.16
Not Available(1)..............              1           111,254          0.84
                                    ---------       -----------     ---------
    Total Pool................             86       $13,320,059        100.00%
                                    ---------       -----------     ---------
                                    ---------       -----------     ---------

---------

(1) Mortgage Loans indicated as having a Credit Score that is "not available" include certain Mortgage Loans where the Credit Score was not provided by the related Seller and Mortgage Loans where no credit history can be obtained for the related Mortgagor.

STANDARD HAZARD INSURANCE AND PRIMARY MORTGAGE INSURANCE

    Each Mortgage Loan is required to be covered by a standard hazard insurance policy. See "Servicing of Loans -- Maintenance of Insurance Policies and Other Servicing Procedures" in the Prospectus. None of the Mortgage Loans will be covered by a primary mortgage guaranty insurance policy.

PRODUCT TYPES

    THE PORTFOLIO TRANSACTION PROGRAM

    All of the Mortgage Loans included in the Trust were acquired and evaluated under Residential Funding"s "Portfolio Transaction" program. The Portfolio Transaction program targets loans with document deficiencies, program violations, unusual property types, seasoned loans, delinquent loans, loans originated for portfolio, and loans not eligible for Residential Funding"s standard programs. The Portfolio Transaction loans are placed by Residential Funding into various categories. The Mortgage Loans fall into the category of "Portfolio Programs."

    PORTFOLIO PROGRAMS. The Mortgage Loans, all of which were acquired by Residential Funding in bulk or flow sales, were originated for portfolio and not pursuant to any of Residential Funding"s standard programs or any other secondary market program. Typically, as is the case with the Group I Loans, these loans were originated under programs offered by financial depository institutions that were designed to provide the financial institution with a competitive origination advantage. This was achieved by permitting loan terms and underwriting criteria that did not conform with typical secondary market standards, with the intention that these loans would be held in the originating institution"s portfolio rather than sold in the secondary market. However, for various reasons including merger or acquisition or other financial considerations specific to the originating institution, that institution offered the loans for sale, and the loans were acquired by Residential Funding in the secondary market. Alternatively, as is the case with approximately 95.5% of the Group II Loans, the loans were originated by HomeComings and involve loan terms and underwriting criteria that do not conform with typical secondary market standards. The specific programs under which the Mortgage Loans included in the Trust were originated are described in the two following paragraphs.

    THE GROUP I LOANS. All of the Group I Loans were originated by Bank One Financial Services, Inc. ("BANK ONE"), under a program that allows fixed rate, first lien loans with loan-to-value ratios in excess of 100%. Bank One"s underwriting standards applicable to this program permit debt-to-income ratios in excess of 55%, permit relatively low credit scores and in some cases do not require a minimum credit score, and permit lending to borrowers with credit histories that include delinquencies on mortgage and other debts, prior bankruptcies and other derogatory items. As a result, the likelihood of default and the potential severity of loss as to the Group I Loans may be significantly higher than with loans pooled under Residential Funding"s other securitization programs.

    THE GROUP II LOANS. Approximately 95.5% of the Group II Loans were originated by HomeComings. Approximately 95.5% of the Group II Loans (the "DEGEORGE LOANS") were originated in order to provide permanent financing to refinance construction loans made to the related borrower. In each case, the construction loan was provided by DeGeorge Capital Corporation ("DEGEORGE"), which is currently in bankruptcy. The construction loan was subsequently transferred to Residential Funding. DeGeorge was in the business of providing short-term construction loans to individuals for single family residences. The loans would provide funds to cover the costs of acquiring an unimproved residential lot, the cost of plans and materials which had to be purchased from a DeGeorge affiliate, and the cost of subcontractors hired by the borrower. Prior to originating each DeGeorge Loan, Homecomings verified that all construction was completed and that a certificate of occupancy had been issued, obtained title insurance, and obtained an appraisal of the mortgaged property as completed. The DeGeorge Loans generally do not conform to Residential Funding"s standard lending programs. The DeGeorge Loans may have loan-to-value ratios as high as 125%, high debt-to-income ratios, and relatively low credit scores. These criteria were permitted in order to allow the borrower to qualify for the loan and to refinance the entire amount of the construction loan. As a result, the likelihood of default and the potential severity of loss as to the DeGeorge Loans may be significantly higher than with loans pooled under Residential Funding"s other securitization programs.

    EVALUATION STANDARDS FOR PORTFOLIO TRANSACTION LOANS. Every Portfolio Transaction loan was evaluated by Residential Funding to determine whether the characteristics of the loan, the borrower and the collateral, taken as a whole, represent a prudent lending risk. The factors considered include:

    o an evaluation of the financial capacity and eligibility of the seller and/or servicer of the loan,

    o    the representations and warranties made by the seller,

    o    the loan"s payment terms and characteristics,

    o    the borrower"s credit score,

    o    the value of the mortgaged property,

    o the credit and legal documentation associated with the Mortgage Loan, and

    o    the seasoning of the Mortgage Loan.

    Residential Funding orders an updated credit score for each loan reviewed. The value of the mortgaged property is validated by review of the original appraisal, by obtaining a drive-by appraisal, by obtaining a statistical value, or by a broker"s price opinion. Broker"s price opinions are obtained if, among other reasons, the loan is delinquent or the principal balance of the loan exceeds $400,000.

    Many of the Portfolio Transaction loans include characteristics representing underwriting deficiencies as compared to other mortgage loans originated in compliance with standard origination programs for the secondary mortgage market. In addition, some of the mortgaged properties for these loans are not typically permitted in the secondary market, including mixed-use properties, incomplete properties, properties with deferred maintenance, and properties with excess acreage.

RESIDENTIAL FUNDING

    Residential Funding will be responsible for master servicing the Mortgage Loans. Such responsibilities will include the receipt of funds from Subservicers, the reconciliation of servicing activity with respect to the Mortgage Loans, investor reporting, remittances to the Trustee to accommodate distributions to Certificateholders, follow up with Subservicers with respect to Mortgage Loans that are delinquent or for which servicing decisions may need to be made, management and liquidation of mortgaged properties acquired by foreclosure or deed in lieu of foreclosure, notices and other responsibilities as detailed in the Pooling and Servicing Agreement.

    Residential Funding and its affiliates are active purchasers of non-conforming mortgage loans and have sold a substantial amount of mortgage loans that do not present certain of the special risk factors presented by the Mortgage Loans as described herein. Residential Funding serves as the master servicer for transactions backed by most of such mortgage loans. As a result of the program criteria and underwriting standards of the Mortgage Loans, however, the Mortgage Loans may experience rates of delinquency, foreclosure and loss that are higher than those experienced by other pools of mortgage loans for which Residential Funding acts as master servicer.

SERVICING

    Primary servicing will be provided with respect to all of the Group I Loans and 4.5% of the Group II Loans by Cenlar Federal Savings Bank ("Cenlar"), a wholly-owned subsidiary of Cenlar Capital Corp. Cenlar is subservicing such Mortgage Loans pursuant to a Subservicing Agreement with the Master Servicer. Cenlar is engaged primarily in the servicing industry and has been servicing mortgage loans since 1965.

    Cenlar's executive offices are located at 425 Phillips Boulevard, Ewing, New Jersey 08618.

    Primary servicing will be provided by HomeComings Financial Network, Inc. ("HOMECOMINGS"), a wholly-owned subsidiary of Residential Funding, with respect to 95.5% of the Group II Loans, including all of the DeGeorge Loans.

    HomeComings' servicing operations are located at 9275 Sky Park Court, Third Floor, San Diego 92123 and at 2711 North Haskell Avenue, Suite 900, Dallas, Texas 75204.

SPECIAL SERVICING

    Pursuant to the Pooling and Servicing Agreement, Residential Funding will be responsible for performing, directly or through an affiliate, special servicing functions with respect to the Mortgage Loans. If and when a Mortgage Loan becomes 90 or more days delinquent, Residential Funding will start the process of transferring the servicing for such Mortgage Loan to Residential Funding"s Asset Resolution Division ("ARD"), a division of HomeComings.

    ARD specializes in the servicing of sub-prime mortgage loans, the acquisition and management of sub-performing and non-performing mortgage loans and the real property securing such loans ("REO"). This division has been engaged to perform the primary servicing for the AlterNet Program and has acquired mortgage loan portfolios from the Resolution Trust Corporation and private investors. ARD"s servicing operations are located at 9275 Sky Park Court, Third Floor, San Diego, California 92123.

    Residential Funding's Asset Resolution Division was awarded a "Special Servicer" designation from Standard & Poor"s and Fitch in March 1999.

ADDITIONAL INFORMATION

    The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted at the close of business on the Cut-off Date (after deducting payments of principal due in the month of November). Prior to the issuance of the Class A Certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise, if the Seller deems such removal necessary or appropriate. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Class A Certificates. The Depositor believes that the information set forth herein will be substantially representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Class A Certificates are issued, although the range of Mortgage Rates and maturities and certain other characteristics of the Mortgage Loans in the Mortgage Pool may vary.

    A Current Report on Form 8-K, together with the Pooling and Servicing Agreement, will be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of the Class A Certificates. In the event Mortgage Loans are removed from or added to the Mortgage Pool as set forth in the preceding paragraph, such removal or addition will be noted in the Current Report on Form 8-K.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Series 1999-RS4 Mortgage Asset-Backed Pass-Through Certificates (the "CERTIFICATES") will consist of the following seven classes of Certificates:
(i) the Class A-I Certificates (the "CLASS A-I CERTIFICATES"); (ii) the Class A-II Certificates (the "CLASS A-II CERTIFICATES"); (iii) the Class SB-I Certificates and Class SB-II Certificates (together, the "CLASS SB CERTIFICATES"); and (iv) the Class R-I, Class R-II and Class R-III Certificates (collectively, the "CLASS R CERTIFICATES" or the "RESIDUAL CERTIFICATES"). The Class A-I Certificates and Class A-II Certificates are referred to herein collectively as the "CLASS A CERTIFICATES." Only the Class A Certificates are offered hereby.

     The Certificates in the aggregate will evidence the entire beneficial ownership interest in the Trust. The Trust will consist of: (i) the Mortgage Loans; (ii) such assets as from time to time are identified as deposited in respect of the Mortgage Loans in the Custodial Account and in the Certificate Account and belonging to the Trust; (iii) property acquired by foreclosure of such Mortgage Loans or deed in lieu of foreclosure; (iv) any standard hazard insurance policies; (v) the Policy; and (vi) all proceeds of the foregoing. Scheduled payments on the Mortgage Loans due on or before November 29, 1999, will not be included in the Trust.

     The Class A Certificates will be issued in minimum denominations of $25,000 and integral multiples of $1 in excess thereof.

BOOK-ENTRY REGISTRATION OF THE CLASS A CERTIFICATES

     Holders of the Class A Certificates may elect to hold their Class A Certificates through the Depository Trust Company ("DTC") in the United States, or Cedelbank, societe anonyme ("CEDELBANK") or the Euroclear System ("EUROCLEAR") in Europe, if they are Participants of such systems, or indirectly through organizations which are Participants in such systems. Any class of Class A Certificates issued through DTC (such Certificates, "BOOK-ENTRY CERTIFICATES") will list DTC"s nominee as the record holder. Cedel and Euroclear will hold omnibus positions on behalf of their Participants through customers" securities accounts in Cedel"s and Euroclear"s names on the books of their respective depositaries, which in turn will hold those positions in customers" securities accounts in the depositaries" names on the books of DTC.

     DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its participants ("DTC PARTICIPANTS," and together with the Cedelbank and Euroclear participating organizations, "PARTICIPANTS") and facilitates the clearance and settlement of securities transactions between Participants through electronic book-entry changes in the accounts of Participants. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Other institutions that are not Participants but clear through or maintain a custodial relationship with Participants ("INDIRECT PARTICIPANTS") have indirect access to DTC"s clearance system.

     Because of time zone differences, the securities account of a Cedel or Euroclear participant as a result of a transaction with a DTC Participant (other than a depositary holding on behalf of Cedel or Euroclear) will be credited during subsequent securities settlement processing day, immediately following the DTC settlement date (which must be a business day for Cedel or Euroclear, as the case may be). Credits or any transactions in those securities settled during this processing will be reported to the relevant Euroclear Participant or Cedel Participants on that business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or Euroclear Participant to a DTC Participant, other than the depositary for Cedel or Euroclear, will be received with value on the DTC settlement date, but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

    Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositaries; however, these cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the depositaries.

     Cedel, as a professional depository, holds securities for its participating organizations ("CEDEL PARTICIPANTS") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute.

     Euroclear was created to hold securities for participants of Euroclear ("EUROCLEAR PARTICIPANTS") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York, the Euroclear operator, under contract with Euroclear Clearance Systems S.C., a Belgian co-operative corporation referred to as the clearance cooperative. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the clearance cooperative. The clearance cooperative establishes policy for Euroclear on behalf of Euroclear Participants. The Euroclear operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As a result, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission. Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments relating to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

     Payments on the Book-Entry Certificates will be forwarded by the Trustee to DTC, and DTC will be responsible for forwarding those payments to Participants, each of which will be responsible for disbursing the payments to the beneficial owners it represents or, if applicable, to Indirect Participants. Accordingly, beneficial owners may experience delays in the receipt of payments on their Certificates. Under DTC"s procedures, DTC will take actions permitted to be taken by holders of any class of Book-Entry Certificates under the related agreement only at the direction of one or more Participants to whose account the Book-Entry Certificates are credited and whose aggregate holdings represent no less than any minimum amount of percentage interests or voting rights required therefor. DTC may take conflicting actions regarding any action of Class A Certificateholders of any class to the extent that Participants authorize those actions.

     Each class of Class A Certificates will be issued in one or more securities which equal the aggregate initial Certificate Principal Balance of such class of Class A Certificates and will initially be registered in the name of Cede & Co. ("CEDE"), the nominee of DTC. Cedelbank and Euroclear will hold omnibus positions on behalf of their Participants through customers" securities accounts in Cedelbank"s and Euroclear"s names on the books of their respective depositaries (in such capacities, individually the "RELEVANT DEPOSITARY" and collectively the "EUROPEAN DEPOSITARIES") which in turn will hold such positions in customers" securities accounts in the depositaries" names on the books of DTC. Except as described below, no Class A Certificateholder will be entitled to receive a physical certificate representing such security (a "DEFINITIVE CERTIFICATE"). Unless and until Definitive Certificates are issued, it is anticipated that the only "Holder" of the Class A Certificates will be Cede, as nominee of DTC. Class A Certificateholders will not be Holders as that term is used in the Pooling and Servicing Agreement.

    The Class A Certificateholder"s ownership of a Class A Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "FINANCIAL INTERMEDIARY") that maintains the Class A Certificateholder"s account for such purpose. In turn, the Financial Intermediary"s ownership of such Class A Certificates will be recorded on the records of DTC (or of a Participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Class A Certificateholder"s Financial Intermediary is not a DTC Participant and on the records of Cedelbank or Euroclear, as appropriate).

    Class A Certificateholders will receive all payments of principal of, and interest on, the Class A Certificates from the Trustee through DTC and DTC Participants. While the Class A Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "RULES"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Class A Certificates and is required to receive and transmit payments of principal of, and interest on, the Class A Certificates. Participants and Indirect Participants with whom Class A Certificateholders have accounts with respect to Class A Certificates are similarly required to make book-entry transfers and receive and transmit such payments on behalf of their respective Class A Certificateholders. Accordingly, although Class A Certificateholders will not possess physical certificates, the Rules provide a mechanism by which Class A Certificateholders will receive payments and will be able to transfer their interest.

     Class A Certificateholders will not receive or be entitled to receive Definitive Certificates representing their respective interests in the Class A Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Class A Certificateholders who are not Participants may transfer ownership of Class A Certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer the Class A Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Class A Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC"s normal procedures, transfers of ownership of Class A Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Class A Certificateholders.

     Under a book-entry format, Class A Certificateholders of the Class A Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede. Payments with respect to Class A Certificates held through Cedelbank or Euroclear will be credited to the cash accounts of Cedelbank Participants or Euroclear Participants in accordance with the relevant system"s rules and procedures, to the extent received by the Relevant Depositary. Such payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Class A Certificateholder to pledge Class A Certificates to persons or entities that do not participate in the Depositary system, or otherwise take actions in respect of such Class A Certificates, may be limited due to the lack of physical Class A Certificates for such Class A Certificates. In addition, issuance of the Class A Certificates in book-entry form may reduce the liquidity of such Class A Certificates in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

     DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Class A Certificates under the Pooling and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Class A Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Class A Certificates. Cedelbank or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by holders of Class A Certificates under the Pooling and Servicing Agreement on behalf of a Cedelbank Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Class A Certificates which conflict with actions taken with respect to other Class A Certificates.

     Definitive Certificates will be issued to Class A Certificateholders, or their nominees, rather than to DTC, if (a) the Trustee determines that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Class A Certificates and the Trustee is unable to locate a qualified successor, (b) the Trustee elects to terminate a book-entry system through DTC or (c) after the occurrence of an Event of Default, pursuant to the Pooling and Servicing Agreement, Class A Certificateholders of any class having Percentage Interests aggregating at least a majority of the Certificate Principal Balances of such Class A Certificates advise DTC through the Financial Intermediaries and the DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of such Class A Certificateholders.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all Class A Certificateholders of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Class A Certificates and instructions for re-registration, the Trustee will issue and authenticate Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Holders under the Pooling and Servicing Agreement.

     Although DTC, Cedelbank and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Class A Certificates among Participants of DTC, Cedelbank and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. See Annex I hereto.

     None of the Company, the Seller, the Master Servicer or the Trustee will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Class A Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Year 2000. DTC has advised the Depositor that management of DTC is aware that some computer applications, systems and the like for processing data ("SYSTEMS") that are dependent upon calendar dates, including dates before, on and after January 1, 2000, may encounter "YEAR 2000" problems. DTC has informed its Participants and other members of the financial community (the "INDUSTRY") that it has developed and is implementing a program so that its Systems, as they relate to the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries and settlement of trades with DTC ("DTC SERVICES") continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC"s plan includes a testing phase, which, DTC has advised the Industry, is expected to be completed within appropriate time frames.

     However, DTC"s ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as DTC"s Participants and Indirect Participants and third-party vendors from whom DTC licenses software and hardware, and third-party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact) third-party vendors from whom DTC acquires services to: (i) impress upon them the importance of such services being Year 2000 compliant; and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

     According to DTC, the foregoing information with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

MULTIPLE LOAN GROUP STRUCTURE

     The Mortgage Loans in the Trust consist of the Group I Loans and Group II Loans, as described above under "Description of the Mortgage Pool." Distributions of principal on the Class A-I Certificates and Class A-II Certificates will be based primarily on principal received or advanced with respect to the Group I Loans and Group II Loans, respectively. See " -- Principal Distributions on the Class A Certificates" herein.

AVAILABLE DISTRIBUTION AMOUNT

    The "AVAILABLE DISTRIBUTION AMOUNT" for any Distribution Date will equal the sum of (i) the aggregate amount of scheduled payments on the Mortgage Loans due during the related Due Period and received on or prior to the related Determination Date, after deduction of the related master servicing fees and any related subservicing fees (collectively, the "SERVICING FEES") in respect of the Mortgage Loans for such Distribution Date and the premium payable on the Policy for such Distribution Date, (ii) certain unscheduled payments, including Mortgagor prepayments on the Mortgage Loans, Insurance Proceeds and Liquidation Proceeds from the Mortgage Loans, and proceeds from repurchases of and substitutions for the Mortgage Loans occurring during the preceding calendar month, net of amounts reimbursable therefrom to the Master Servicer and any Subservicer, (iii) all Advances made for such Distribution Date in respect of the Mortgage Loans and (iv) any Insured Amounts. In addition to the foregoing amounts, with respect to unscheduled collections (other than Mortgagor prepayments) on the Mortgage Loans, the Master Servicer may elect to treat such amounts as included in the Available Distribution Amount for the Distribution Date in the month of receipt, but is not obligated to do so. As described herein under " -- Principal Distributions on the Class A Certificates," any such amount with respect to which such election is so made shall be treated as having been received on the last day of the preceding calendar month for the purposes of calculating the amount of principal and interest distributions to any class of Certificates. With respect to any Distribution Date, (i) the "DUE PERIOD" is the calendar month in which such Distribution Date occurs and (ii) the "DETERMINATION DATE" is the 20th day of the month in which such Distribution Date occurs or, if such day is not a business day, the immediately succeeding business day. The "DUE DATE" with respect to each Mortgage Loan is the date on which the monthly payment is due.

     With respect to any Distribution Date, the premium due to the Certificate Insurer will be an amount equal to one-twelfth of the product of the percentage (the "POLICY PREMIUM RATE") specified in the Insurance and Indemnity Agreement, dated as of November 29, 1999, among the Insurer, the Depositor, the Trustee and the Master Servicer (the "INSURANCE AGREEMENT") and the aggregate Certificate Principal Balance of the related Class A Certificates immediately prior to such Distribution Date.

INTEREST DISTRIBUTIONS

     On each Distribution Date, holders of each class of Class A Certificates will be entitled to receive interest distributions (the "INTEREST DISTRIBUTION AMOUNT") in an amount equal to the Accrued Certificate Interest thereon for such Distribution Date to the extent of the Available Distribution Amount for such Distribution Date, plus any Accrued Certificate Interest remaining unpaid from any prior Distribution Date; provided, that on any Distribution Date on which:

          (i) the Accrued Certificate Interest with respect to the Class A-II Certficates, calculated at a rate equal to One-Month LIBOR plus the Class A-II Margin (which, if in excess of 14%, will be assumed to be 14%), exceeds the Accrued Certificate Interest calculated at the then-applicable Pass-Through Rate (any such excess, the "BASIS RISK SHORTFALLS"); or

          (ii) the amount of Prepayment Interest Shortfalls for such Distribution Date exceeds the aggregate of (a) Eligible Master Servicing Compensation and (b) Excess Cash Flow (the "PREPAYMENT INTEREST SHORTFALLS");

the aggregate amount of any such differences will not be included in the Interest Distribution Amount for such Distribution Date. Any such Prepayment Interest Shortfalls will be allocated to the Class A Certificates in accordance with the amount of Accrued Certificate Interest that would have accrued on such Certificate absent such reduction, will accrue interest at the applicable Pass-Through Rate on each class of Class A Certificates (as adjusted from time to time) and will be paid (together with interest thereon) on that Distribution Date or future Distribution Dates only to the extent of any Excess Cash Flow available therefor on such Distribution Dates. Any such Basis Risk Shortfalls will be paid by the Reserve Fund, subject to available funds as described herein, but in no event prior to the time when the Overcollateralization Amount and the amount in the Reserve Fund is greater than the Required Overcollateralization Amount plus $10,000.

     The ratings assigned to the Class A Certificates do not address the likelihood of the receipt of any amounts in respect of any Prepayment Interest Shortfalls or Basis Risk Shortfalls. The Policy will not cover any of such shortfalls and such shortfalls may remain unpaid on the final Distribution Date. See " -- Overcollateralization Provisions" and " -- Certificate Guaranty Insurance Policy" below.

    With respect to any class of Class A Certificates and any Distribution Date, "ACCRUED CERTIFICATE INTEREST" on the Class A Certificates will be equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balance thereof immediately prior to such Distribution Date at the related Pass-Through Rate less interest shortfalls, if any, allocated thereto for such Distribution Date, to the extent not covered by Subordination (as defined herein), including in each case: (i) the interest portions of Excess Losses on the Mortgage Loans, (ii) the interest portion of any Advances with respect to the Mortgage Loans that were made with respect to delinquencies that were ultimately determined to be Excess Losses, and (iii) any other interest shortfalls with respect to the Mortgage Loans not covered by Subordination, including interest shortfalls relating to the Soldier"s and Sailor"s Relief Act of 1940, as amended, or similar legislation or regulations (the "RELIEF ACT"), all allocated to the related class or classes of Class A

Certificates in accordance with the amount of Accrued Certificate Interest that would have accrued on such Certificates absent such reduction; provided, however, that in the event that any shortfall described in clause (i) or (ii) of this sentence is allocated to any class of Class A Certificates, subject to the terms of the Policy, the amount of such allocated shortfall will be drawn under the Policy and distributed to the holders of the related Class A Certificates. Other shortfalls described in the preceding sentence are not covered by the Policy. In addition, to the extent the related Available Distribution Amount is less than Accrued Certificate Interest on the related Class A Certificates, such shortfall will be covered by the Policy, subject to the terms thereof. Notwithstanding the foregoing, if payments are not made as required under the Policy, any such interest shortfalls may be incurred by the related Class A Certificates. See "Description of the Certificates -- Certificate Guaranty Insurance Policy."

     With respect to the Class A-I Certificate, the "INTEREST ACCRUAL PERIOD" shall be the prior calendar month. Interest for the Class A-I Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. With respect to the Class A-II Certificates, the "INTEREST ACCRUAL PERIOD" shall be (i) with respect to the Distribution Date in December 1999, the period commencing on the Closing Date and ending on the day preceding the Distribution Date in December 1999, and (ii) with respect to any Distribution Date after the Distribution Date in December 1999, the period commencing on the Distribution Date in the month immediately preceding the month in which such Distribution Date occurs and ending on the day preceding such Distribution Date. Interest for the Class A-II Certificates will be calculated on the basis of the actual number of days in the related Interest Accrual Period and a 360-day year.

     The "PASS-THROUGH RATE" on the Class A-I Certificates with respect to each Distribution Date prior to the Step-Up Date will be 7.43% per annum, and on and after the Step-Up Date, 7.93% per annum. The "PASS-THROUGH RATE" on the Class A-II Certificates with respect to each Distribution Date will be the per annum rate equal to the least of (i) One-Month LIBOR plus the related Class A-II Margin, (ii) 14.00% per annum (the "MAXIMUM CLASS A-II RATE") and (iii) the Net WAC Cap Rate for such Distribution Date. The "NET WAC CAP RATE" is a per annum rate equal to the weighted average of the Net Mortgage Rates on the Group II Loans (calculated based on the number of days in the preceding Interest Accrual Period), determined as of the end of the related Due Period; provided, that for determining the Net WAC Cap Rate the Policy Premium Rate shall be multiplied by a fraction equal to (x) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to the related Distribution Date over (y) the aggregate Stated Principal Balance of the Mortgage Loans at the end of the related Due Period. The "CLASS A-II MARGIN" for the Class A-II Certificates is as follows: for any Distribution Date on or prior to the Step-Up Date, 0.40% per annum, for any date thereafter, 0.80% per annum. The "STEP-UP DATE" is the first Distribution Date after the first possible Optional Termination Date. The "NET MORTGAGE RATE" on each Mortgage Loan is equal to the Mortgage Rate thereon minus the sum of (i) the rate per annum at which the related master servicing and subservicing fees accrue (the "SERVICING FEE RATE") and (ii) the related Policy Premium Rate. Additional interest may be payable on the Class A Certificates in excess of the related Net WAC Cap Rate from the Reserve Fund to the extent described below under " -- The Reserve Fund."

     The Pass-Through Rate on the Class A-II Certificates for the current and immediately preceding calendar month may be obtained by telephoning the Trustee at (800) 524-9274.

     With respect to any Distribution Date, any Prepayment Interest Shortfalls during the preceding calendar month will be offset: (i) first, by the Master Servicer, but only to the extent such Prepayment Interest Shortfalls do not exceed Eligible Master Servicing Compensation; and (ii) second, by Excess Cash Flow available therefor for such Distribution Date as described in " -- Overcollateralization Provisions" below. Any Prepayment Interest Shortfalls not covered by clauses (i) and (ii) of the previous sentence for the related Distribution Date will be allocated to the Class A Certificates on a pro rata basis and may be reimbursed on future Distribution Dates as described in " -- Overollateralization Provisions" below.

     With respect to each Loan Group, "ELIGIBLE MASTER SERVICING COMPENSATION" shall be an amount equal to the lesser of (a) one-twelfth of 0.125% of the Stated Principal Balance (as defined herein) of the Mortgage Loans immediately preceding such Distribution Date and (b) the sum of the master servicing fee payable to the Master Servicer in respect of its master servicing activities and reinvestment income received by the Master Servicer on amounts payable with respect to such Distribution Date.

    The "PREPAYMENT INTEREST SHORTFALL" for any Distribution Date is equal to the aggregate shortfall, if any, in collections of interest resulting from Mortgagor prepayments on the Mortgage Loans during the preceding calendar month. Such shortfalls will result because interest on prepayments in full is distributed only to the date of prepayment, and because no interest is distributed on prepayments in part, as such prepayments in part are applied to reduce the outstanding principal balance of the Mortgage Loans as of the Due Date immediately preceding the date of prepayment. No assurance can be given that the amounts available to cover Prepayment Interest Shortfalls will be sufficient therefor. See " -- Overcollateralization Provisions" and "The Pooling and Servicing Agreement -- Servicing and Other Compensation and Payment of Expenses" herein. The Policy does not cover any Prepayment Interest Shortfalls.

     As described herein, the Accrued Certificate Interest allocable to the Class A Certificates is based on the Certificate Principal Balance thereof. The "CERTIFICATE PRINCIPAL BALANCE" of any Class A Certificate as of any date of determination is equal to the initial Certificate Principal Balance thereof, reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to such Certificate (including, such amounts paid pursuant to the Policy) and (b) any reductions in the Certificate Principal Balance thereof deemed to have occurred in connection with allocations of Realized Losses in the manner described herein (other than any amounts that have been paid pursuant to the Policy). The initial Certificate Principal Balance of each of the Class SB Certificates is equal to the excess, if any, of (a) the initial aggregate Stated Principal Balance (as defined herein) of the Mortgage Loans in the related Loan Group over (b) the initial aggregate Certificate Principal Balance of the Class A-I Certificates or Class A-II Certificates, as applicable.

DETERMINATION OF ONE-MONTH LIBOR

     The Pass-Through Rate on the Class A-II Certificates for any Interest Accrual Period, including the initial Interest Accrual Period, will be determined on the second LIBOR Business Day immediately prior to the commencement of such Interest Accrual Period (each, a "LIBOR RATE ADJUSTMENT DATE").

     On each LIBOR Rate Adjustment Date, One-Month LIBOR shall be established by the Trustee and, as to any Interest Accrual Period, will equal the rate for one month United States dollar deposits that appears on the Dow Jones Telerate Screen Page 3750 as of 11:00 a.m., London time, on such LIBOR Rate Adjustment Date. "TELERATE SCREEN PAGE 3750" means the display designated as page 3750 on the Dow Jones Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying One-Month LIBOR or comparable rates as may be selected by the Trustee after consultation with the Master Servicer and the Insurer), the rate will be the Reference Bank Rate. The "REFERENCE BANK RATE" will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which shall be three major banks that are engaged in transactions in the London interbank market, selected by the Trustee after consultation with the Master Servicer and the Insurer) as of 11:00 a.m., London time, on the LIBOR Rate Adjustment Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the Certificate Principal Balance of the Class A-II Certificates. The Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Trustee after consultation with the Master Servicer and the Insurer, as of 11:00 a.m., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the Certificate Principal Balance of the Class A-II Certificates. If no such quotations can be obtained, the rate will be One-Month LIBOR for the prior Distribution Date; provided however, if, under the priorities described above, One-Month LIBOR for a Distribution Date would be based on One-Month LIBOR for the previous Distribution Date for the third consecutive Distribution Date, the Trustee, after consultation with the Insurer, shall select an alternative comparable index (over which the Trustee has no control), used for determining one-month Eurodollar lending rates that is calculated and published (or otherwise made available) by an independent party. "LIBOR BUSINESS DAY" means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the city of London, England are required or authorized by law to be closed.

     The establishment of One-Month LIBOR by the Trustee and the Trustee"s subsequent calculation of the Pass-Through Rate applicable to the Class A-II Certificates for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding.

PRINCIPAL DISTRIBUTIONS ON THE CLASS A CERTIFICATES

     Holders of the Class A Certificates will be entitled to receive on each Distribution Date, to the extent of the portion of the Available Distribution Amount remaining after the Interest Distribution Amount is distributed and in the manner set forth below, a distribution allocable to principal equal to the Principal Distribution Amount.

     The "PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date will be the lesser of (a) the excess of (i) the Available Distribution Amount over (ii) the Interest Distribution Amount and (b) the amount described below:

          (i) the principal portion of all scheduled monthly payments on the Mortgage Loans received or Advanced (as defined herein) with respect to the related Due Period;

          (ii) the principal portion of all proceeds of the repurchase of Mortgage Loans (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Pooling and Servicing Agreement during the preceding calendar month;

          (iii) the principal portion of all other unscheduled collections received on the Mortgage Loans during the preceding calendar month (or deemed to be received during the preceding calendar month) (including, without limitation, full and partial Principal Prepayments made by the respective Mortgagors), to the extent not distributed in the preceding month;

          (iv) the principal portion of any Realized Losses (other than Excess Losses) incurred (or deemed to have been incurred) on any Mortgage Loans in the calendar month preceding such Distribution Date to the extent covered by Excess Cash Flow for such Distribution Date as described under " -- Overcollateralization Provisions" below; and

          (v) except on the first Distribution Date, the amount of any Overcollateralization Increase Amount (as defined herein) for such Distribution Date;

          MINUS

          (vi) the amount of any Overcollateralization Reduction Amount (as defined herein) for such Distribution Date.

     In no event will the Principal Distribution Amount on any Distribution Date be (x) less than zero or (y) greater than the outstanding Certificate Principal Balance of the Class A Certificates.

     The Principal Distribution Amount will be distributed on each Distribution Date concurrently to the Class A-I Certificates and Class A-II Certificates on a pro rata basis in accordance with the percentage of the amounts described in clauses (b)(i) through (iii) of the definition of Principal Distribution Amount derived from Loan Group I and Loan Group II, respectively (each, a "PRINCIPAL COLLECTION PERCENTAGE"), in each case until the Certificate Principal Balance of either such class has been reduced to zero and thereafter shall be distributed to the remaining class of Class A Certificates until the Certificate Principal Balance thereof has been reduced to zero.

     On each Distribution Date, the Insurer shall be entitled to receive after payment to the Class A Certificateholders of the Interest Distribution Amount and the Principal Distribution Amount for such Certificates for such Distribution Date (but before application of any Overcollateralization Increase Amount), from the Excess Cash Flow to the extent available therefor, the aggregate of any payment made with respect to the Class A Certificates ("CUMULATIVE INSURANCE PAYMENTS") by the Insurer under the Policy (other than in respect of Excess Losses) to the extent not previously reimbursed, plus interest thereon at the rate set forth in the Insurance Agreement.

OVERCOLLATERALIZATION PROVISIONS

     The Pooling and Servicing Agreement requires that, on each Distribution Date, Excess Cash Flow, if any, be applied on such Distribution Date as an accelerated payment of principal on the Class A Certificates, but only in the manner and to the extent hereafter described. The "EXCESS CASH FLOW" on any Distribution Date generally will equal one month"s interest on the Mortgage Loans at the weighted average of the Net Mortgage Rates for the Mortgage Loans, to the extent paid or advanced, weighted on the basis of their respective Stated Principal Balances as of the immediately preceding Distribution Date, minus the Interest Distribution Amount. Excess Cash Flow will be applied on any Distribution Date as follows:

          FIRST, to pay to the holders of the Class A Certificates pro rata, based on the Principal Collection Percentages thereof, the principal portion of Realized Losses (other than Excess Losses) incurred on the Mortgage Loans for the preceding calendar month;

          SECOND, to pay to the Insurer any Cumulative Insurance Payments;

          THIRD, except on the first Distribution Date to pay any Overcollateralization Increase Amount to the Class A Certificates, pro rata, based on the Principal Collection Percentages thereof;

          FOURTH, to pay the holders of the Class A Certificates, pro rata, based on Accrued Certificate Interest otherwise due thereon, the amount of any Prepayment Interest Shortfalls allocated thereto with respect to the Mortgage Loans for such Distribution Date, to the extent not covered by Eligible Master Servicing Compensation on such Distribution Date;

          FIFTH, to pay to the holders of the Class A Certificates, pro rata, based on unpaid Prepayment Interest Shortfalls previously allocated thereto, any Prepayment Interest Shortfalls remaining unpaid from prior Distribution Dates together with interest thereon;

          SIXTH, to be deposited in the Reserve Fund, to the extent of any Basis Risk Shortfall Carry-Forward Amount (as defined below) on the Class A-II Certificates that would not otherwise be covered on such Distribution Date by the Reserve Fund; and

          SEVENTH, to pay to the holders of the Class SB Certificates any balance remaining, in accordance with the terms of the Pooling and Servicing Agreement.

The application of Excess Cash Flow to the payment of principal on the Class A Certificates has the effect of accelerating the amortization of the Class A Certificates relative to the amortization of the Mortgage Loans.

     With respect to any Distribution Date, the excess, if any, of (a) the aggregate Stated Principal Balances of the Mortgage Loans before giving effect to distributions of principal to be made on such Distribution Date over (b) the aggregate Certificate Principal Balance of the Class A Certificates as of such date (before taking into account distributions of principal to be made on such Distribution Date) is the "OVERCOLLATERALIZATION AMOUNT" as of such Distribution Date. The Pooling and Servicing Agreement requires that the Excess Cash Flow, to the extent available therefor as described above, will be applied as an accelerated payment of principal on the Class A Certificates to the extent that the Required Overcollateralization Amount exceeds the Overcollateralization Amount as of such Distribution Date. With respect to any Distribution Date, the "OVERCOLLATERALIZATION INCREASE AMOUNT" is equal to the lesser of (i) Excess Cash Flow for such Distribution Date available to make payments pursuant to clause third in the immediately preceding paragraph and
(ii) the excess, if any, of (x) the Required Overcollateralization Amount for such Distribution Date over (y) the Overcollateralization Amount for such Distribution Date; provided, that on the first Distribution Date, the Overcollateralization Increase Amount shall be zero. The required level of the Overcollateralization Amount with respect to a Distribution Date is the "REQUIRED OVERCOLLATERALIZATION AMOUNT" with respect to such Distribution Date, and will be set forth in the Pooling and Servicing Agreement.

     In the event that the Required Overcollateralization Amount is permitted to decrease or "step down" on a Distribution Date in the future, a portion of the principal which would otherwise be distributed to the holders of the Class A Certificates on such Distribution Date shall not be distributed to the holders of the Class A Certificates on such Distribution Date. This has the effect of decelerating the amortization of the Class A Certificates relative to the amortization of the Mortgage Loans, and of reducing the Overcollateralization Amount. With respect to any Distribution Date, the excess, if any, of (a) the Overcollateralization Amount on such Distribution Date over (b) the Required Overcollateralization Amount is the "EXCESS OVERCOLLATERALIZATION AMOUNT" with respect to such Distribution Date. If, on any Distribution Date, the Excess Overcollateralization Amount is, or, after taking into account all other distributions to be made on such Distribution Date would be, greater than zero (i.e., the Overcollateralization Amount is or would be greater than the Required Overcollateralization Amount), then any amounts relating to principal which would otherwise be distributed to the holders of the Class A Certificates on such Distribution Date shall instead be included in the Excess Cash Flow and distributed as described above; such amount being the "OVERCOLLATERALIZATION REDUCTION AMOUNT" for such Distribution Date.

THE RESERVE FUND

     On the Closing Date, the Trustee will establish a reserve fund (the "RESERVE FUND"). The Reserve Fund will be an asset of the Trust Fund but not of any REMIC. Amounts on deposit in the Reserve Fund shall be invested in Permitted Investments.

     On any Distribution Date for which the Overcollateralization Amount is equal to the Required Overcollateralization Amount, a portion of the Excess Cash Flow may be deposited in the Reserve Fund as described in " -- Overcollateralization Provisions" above, in an amount up to any Basis Risk Shortfall Carry-Forward Amount for the Class A-II Certificates which would not otherwise be covered by amounts currently in the Reserve Fund.

     If following distributions to be made on any Distribution Date and the allocation of Realized Losses with respect to such Distribution Date, the sum of the Overcollateralization Amount and the amount in the Reserve Fund is greater than the sum of the Required Overcollateralization Amount and $10,000, such excess will be withdrawn from the Reserve Fund and paid as follows:

          (i) first, to the Class A-II Certificates, the Basis Risk Shortfall Carry-Forward Amount; and

          (ii) second, to the holder of the Class SB Certificates.

The "BASIS RISK SHORTFALL CARRY-FORWARD AMOUNT" as determined for the Class A-II Certificates is equal to the aggregate amount of Basis Risk Shortfall for such class on such Distribution Date, plus any unpaid related Basis Risk Shortfall from prior Distribution Dates, plus interest thereon to the extent previously unreimbursed by amounts in the Reserve Fund.

CERTIFICATE GUARANTY INSURANCE POLICY

     The following summary of the terms of the Policy does not purport to be complete and is qualified in its entirety by reference to the Policy. The following information regarding the Policy has been supplied by the Insurer for inclusion herein.

     The Insurer, in consideration of the payment of the premium and subject to the terms of the Policy, thereby unconditionally and irrevocably guarantees to any Holder (as defined below) that an amount equal to each full and complete Insured Amount will be paid to the Trustee or its successor, as trustee for the Holders. The Insurer"s obligations under the Policy with respect to a particular Insured Amount shall be discharged to the extent funds equal to the applicable Insured Amount are received by the Trustee, whether or not such funds are properly applied by the Trustee. Insured Amounts shall be paid only at the time set forth in the Policy, and no accelerated Insured Amounts shall be paid regardless of any acceleration of the Class A Certificates, unless such acceleration is at the sole option of the Insurer. The Policy does not cover any interest shortfalls relating to the Relief Act, Prepayment Interest Shortfalls or Basis Risk Shortfalls.

     Notwithstanding the preceding paragraph, the Policy does not cover shortfalls, if any, attributable to the liability of the Trust, any REMIC or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

     The Insurer will pay any amounts payable under the Policy no later than 12:00 noon, New York City time, on the later of the Distribution Date on which the related Deficiency Amount (as defined below) is due or the Business Day following receipt in New York, New York on a Business Day of a Notice (as described below); provided that if such Notice is received after 12:00 noon, New York City time, on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received is not in proper form or is otherwise insufficient for the purpose of making a claim under the Policy it shall be deemed not to have been received for purposes of this paragraph, and the Insurer shall promptly so advise the Trustee and the Trustee may submit an amended Notice.

     Insured Amounts due under the Policy, unless otherwise stated therein, are to be disbursed by the Insurer to the Trustee on behalf of the Holders by wire transfer of immediately available funds in the amount of the Insured Amount.

     As used in this section and in the Policy, the following terms shall have the following meanings:

     "AGREEMENT" means the Pooling and Servicing Agreement, dated as of November 1, 1999, among the Depositor, Residential Funding and the Trustee, without regard to any amendment or supplement thereto unless such amendment or supplement has been approved in writing by the Insurer.

     "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which banking institutions in New York City or in the city in which the corporate trust office of the Trustee under the Agreement or the Insurer is located are authorized or obligated by law or executive order to close.

     "DEFICIENCY AMOUNT" means, with respect to the Class A Certificates as of any Distribution Date, (i) any shortfall in amounts available in the Certificate Account to pay one month"s interest on the Certificate Principal Balance of the Class A Certificates at the applicable Pass-Through Rate, net of any interest shortfalls relating to the Relief Act and Prepayment Interest Shortfalls allocated to the Class A Certificates, (ii) the principal portion of any Realized Loss allocated to the Class A Certificates and (iii) the Certificate Principal Balance of the Class A Certificates to the extent unpaid on the final Distribution Date or earlier termination of the Trust pursuant to the terms of the Agreement. Any Deficiency Amount will not include any Basis Risk Shortfalls.

     "HOLDER" means any person who is the registered or beneficial owner of any Class A Certificate and who, on the applicable Distribution Date, is entitled under the terms of the Class A Certificates to payment thereunder.

     "INSURED AMOUNT" means, as of any Distribution Date, any Deficiency Amount.

     "NOTICE" means the telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A attached to the Policy, the original of which is subsequently delivered by registered or certified mail from the Trustee specifying the Insured Amount which shall be due and owing on the applicable Distribution Date.

     Capitalized terms used in the Policy and not otherwise defined in the Policy shall have the respective meanings set forth in the Agreement as of the date of execution of the Policy, without giving effect to any subsequent amendment to or modification of the Agreement unless such amendment or modification has been approved in writing by the Insurer.

     The Policy is being issued under and pursuant to and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

     The Policy is not cancelable for any reason. The premium on the Policy is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the Class A Certificates.

ALLOCATION OF LOSSES; SUBORDINATION

     Subject to the terms thereof, the Policy will cover all Realized Losses allocated to the Class A Certificates. Notwithstanding the foregoing, if payments are not made as required under the Policy, Realized Losses will be allocable to the Class A Certificates based on the following priorities.

     Realized Losses that are not Excess Losses will be allocated or covered as follows: first, to the Excess Cash Flow for the related Distribution Date; second, by the reduction of the Overcollateralization Amount until reduced to zero; and third, to the Class A-I Certificates and Class A-II Certificates to the extent of Realized Losses on the Group I Loans and Group II Loans, respectively, provided, that any allocation of a Realized Loss to a Class A Certificate shall be covered by the Policy.

     The Subordination described above provided to the Class A Certificates by the Excess Cash Flow, overcollateralization and the Policy will cover Realized Losses on the Mortgage Loans that are Defaulted Mortgage Losses, Special Hazard Losses, Fraud Losses and Bankruptcy Losses.

    A "DEFAULTED MORTGAGE LOSS" is a Realized Loss that is attributable to the Mortgagor"s failure to make any payment of principal or interest as required under the Mortgage Note, but not including Special Hazard Losses, Extraordinary Losses, Bankruptcy Losses or Fraud Losses. A "SPECIAL HAZARD LOSS" is a Realized Loss that is due to either (i) direct physical damage to a Mortgaged Property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable, and (ii) losses from partial damage caused by reason of the application of the co-insurance clauses contained in hazard insurance policies. A "BANKRUPTCY LOSS" is a Realized Loss attributable to certain actions which may be taken by a bankruptcy court in connection with a Mortgage Loan, including a reduction by a bankruptcy court of the principal balance of or the Mortgage Rate on a Mortgage Loan or an extension of its maturity. A "FRAUD LOSS" is a Realized Loss incurred on defaulted Mortgage Loans as to which there was fraud in the origination of such Mortgage Loans.

     As used herein, "SUBORDINATION" refers to the provisions discussed above for the allocation of Realized Losses, as well as all provisions effecting such allocations including the priorities for distribution of cash flows in the amounts described herein.

     Any Special Hazard Losses in excess of the Special Hazard Amount ("EXCESS SPECIAL HAZARD LOSSES"), Fraud Losses in excess of the Fraud Amount ("EXCESS FRAUD LOSSES"), Bankruptcy Losses in excess of the related Bankruptcy Amount ("EXCESS BANKRUPTCY LOSSES"), losses occasioned by war, civil insurrection, certain governmental actions, nuclear reaction and certain other risks ("EXTRAORDINARY LOSSES") which, when added to the aggregate of such Realized Losses for all preceding Due Periods, exceed the limit set forth in the Pooling and Servicing Agreement (collectively, "EXCESS LOSSES") will be covered by the Policy; provided, that if a Certificate Insurer Default exists, such losses will be allocated to the Class A Certificates pro rata, based on the Principal Collection Percentage for the related Distribution Date in an aggregate amount equal to the percentage of such loss equal to the amount by which the then aggregate Certificate Principal Balance of the Class A Certificates exceeds the then aggregate Stated Principal Balance of the Mortgage Loans.

     With respect to any defaulted Mortgage Loan that is finally liquidated, through foreclosure sale, disposition of the related Mortgaged Property if acquired on behalf of the Certificateholders by deed in lieu of foreclosure, or otherwise, the amount of loss realized, if any, will equal the portion of the Stated Principal Balance remaining, if any, plus interest thereon through the date of liquidation, after application of all amounts recovered (net of amounts reimbursable to the Master Servicer or the Subservicer for Advances and expenses, including attorneys" fees) towards interest and principal owing on the Mortgage Loan. Such amount of loss realized and any Special Hazard Losses, Fraud Losses, Bankruptcy Losses (except for Bankruptcy Losses that result from an extension of the maturity of a Mortgage Loan) and Extraordinary Losses are referred to herein as "REALIZED LOSSES."

     In order to maximize the likelihood of distribution in full of amounts of interest and principal to be distributed to holders of the Class A Certificates on each applicable Distribution Date, holders of Class A Certificates have a right to distributions of the Available Distribution Amount that is prior to the rights of the holders of the Class SB and Class R Certificates. In addition, overcollateralization will also increase the likelihood of distribution of full amounts of interest and principal to the Class A Certificates on each Distribution Date.

     The aggregate amount of Realized Losses which may be allocated in connection with Special Hazard Losses on the Mortgage Loans (the "SPECIAL HAZARD AMOUNT") through Subordination shall initially be equal to $1,572,670. As of any date of determination following the Cut-off Date, the Special Hazard Amount shall equal $1,572,670 less the sum of (A) any amounts allocated through Subordination in respect of Special Hazard Losses and (B) the related Adjustment Amount. The Adjustment Amount will be equal to an amount calculated pursuant to the terms of the Pooling and Servicing Agreement.

     The aggregate amount of Realized Losses that may be allocated in connection with Fraud Losses (the "FRAUD LOSS AMOUNT") through Subordination shall initially be equal to $7,863,348. As of any date of determination after the Cut-off Date, the Fraud Loss Amount shall equal (X) prior to the first anniversary of the Cut-off Date an amount equal to 5.00% of the aggregate principal balance of all of the Mortgage Loans as of the Cut-off Date minus the aggregate amounts allocated through Subordination with respect to Fraud Losses up to such date of determination; (Y) from the first to the second anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and
(b) 3.00% of the aggregate principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the aggregate amount allocated through Subordination with respect to Fraud Losses since the most recent anniversary of the Cut-off Date up to such date of determination; and (Z) from the second to the fifth anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 2.00% of the aggregate principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the aggregate amount allocated through Subordination with respect to Fraud Losses since the most recent anniversary of the Cut-off Date up to such date of determination. On and after the fifth anniversary of the Cut-off Date, the Fraud Loss Amount shall be zero and Fraud Losses shall not be allocated through Subordination.

     The aggregate amount of Realized Losses that may be allocated in connection with Bankruptcy Losses (the "BANKRUPTCY AMOUNT") through Subordination will initially be equal to $100,000. As of any date of determination, the Bankruptcy Amount shall equal $100,000, less the sum of any amounts allocated through Subordination for such losses up to such date of determination.

     Notwithstanding the foregoing, the provisions relating to Subordination will not be applicable in connection with a Bankruptcy Loss so long as the Master Servicer has notified the Trustee in writing that the Master Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by the Master Servicer or a Subservicer.

     Each of the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount may be subject to periodic reductions and may be subject to further reduction or termination, without the consent of the Class A Certificateholders, upon the written confirmation of the Insurer and each Rating Agency that the then-current rating of the Class A Certificates (without taking into account the Policy) will not be adversely affected thereby.

ADVANCES

     Prior to each Distribution Date, the Master Servicer is required to make Advances (out of its own funds, advances made by a Subservicer, or funds held in the Custodial Account (as described in the Prospectus under "Servicing of Loans -- Deposits to and Withdrawals from the Collection Account") for future distribution or withdrawal) with respect to any payments of principal and interest (net of the related Servicing Fees) that were due on the Mortgage Loans during the related Due Period and not received on the business day next preceding the related Determination Date. With respect to the Simple Interest Mortgage Loans, the related Subservicer or the Master Servicer will make such Advances in an amount equal to the related Monthly Payments as if they had been paid on the related Due Date.

     Such Advances are required to be made only to the extent they are deemed by the Master Servicer to be recoverable from related late collections, Insurance Proceeds, or Liquidation Proceeds. The purpose of making such Advances is to maintain a regular cash flow to the Certificateholders, rather than to guarantee or insure against losses. The Master Servicer will not be required to make any Advances with respect to reductions in the amount of the monthly payments on the Mortgage Loans due to Debt Service Reductions or the application of the Relief Act or similar legislation or regulations. Any failure by the Master Servicer to make an Advance as required under the Pooling and Servicing Agreement will constitute an Event of Default thereunder, in which case the Trustee, as successor Master Servicer, will be obligated to make any such Advance, in accordance with the terms of the Pooling and Servicing Agreement.

     All Advances will be reimbursable to the Master Servicer on a first priority basis from late collections, Insurance Proceeds and Liquidation Proceeds from the Mortgage Loan as to which such unreimbursed Advance was made. In addition, any Advances previously made which are deemed by the Master Servicer to be nonrecoverable from related late collections, Insurance Proceeds and Liquidation Proceeds may be reimbursed to the Master Servicer out of any funds in the Custodial Account prior to distributions on the Class A Certificates.

                            YEAR 2000 CONSIDERATIONS

GENERAL

     The following information has been supplied by Residential Funding for inclusion herein. No representation is made by the Depositor or its affiliates as to the accuracy or completeness of such information.

OVERVIEW OF THE YEAR 2000 ISSUE

    The Year 2000 ("Y2K") issue is the term used to describe the potential failure of information technology components on or after January 1, 2000 because existing computer programs, applications and microprocessors frequently use only two digits to identify a year. Since the Year 2000 is also a leap year, there could be additional business disruptions as a result of the inability of many computer systems to recognize February 29, 2000.

     The failure to correct or replace computer programs, applications and microprocessors with Y2K-ready alternatives may adversely impact the operations of Residential Funding on or after January 1, 2000. The responsibilities of Residential Funding as the Master Servicer include collecting payments from the Subservicers relating to the Mortgage Loans, calculating the Available Distribution Amount for each Distribution Date, remitting such amount to the Trustee prior to each Distribution Date, calculating the amount of principal and interest payments to be made to the Certificateholders on each Distribution Date, and preparing the monthly statement to be sent to Certificateholders on each Distribution Date.

OVERVIEW OF RESIDENTIAL FUNDING"S Y2K PROJECT

     In January 1997, Residential Funding commenced activities to determine the impact of Y2K on its critical computer systems. In April 1998, Residential Funding established a formal Y2K project team (the "Y2K PROJECT TEAM") to address Y2K issues. The Y2K Project Team remains in place and continues to work on solving problems related to the Year 2000. In addition, the Y2K Project Team coordinates its efforts with the Y2K programs established by General Motors Acceptance Corporation and General Motors Corporation.

     Members of the Y2K Project Team, together with relevant personnel from Residential Funding"s business units have developed and implemented a six-phase management strategy (as discussed below), which has been, and will be, applied to information technology and non-information technology components ("COMPONENTS") throughout the organization. Residential Funding"s Components primarily consist of the following:

    o HARDWARE, including mainframe computers, desktop computers and network devices;

    o FACILITIES EQUIPMENT, including elevators, telephone systems, heating systems and security systems;

    o SOFTWARE APPLICATIONS, including vendor purchased applications, in-house developed applications and end-user developed applications;

    o BUSINESS PARTNER COMMUNICATION LINKS, which primarily provide data transmissions to and from business partners; and

    o BUSINESS PARTNERS DATA SYSTEMS, which primarily process data for Residential Funding.

     The six phases by which the Y2K Project Team has sought, and will seek, to achieve Y2K readiness throughout Residential Funding are as follows:

                  PHASE                                     OBJECTIVE
                  -----                                     ---------
Phase I  -- Awareness                         To promote Y2K awareness throughout
                                              Residential Funding. Emphasis has
                                              been placed on ensuring that
                                              Components recently purchased (or to
                                              be purchased) by business units are
                                              Y2K-ready prior to the implementation
                                              of such Components.
Phase II -- Inventory                         To (i) create an inventory of all
                                              Components and (ii) assess the Y2K
                                              risks associated with such
                                              Components.
Phase III -- Assessment                       To (i) determine which Components are
                                              not Y2K-ready and (ii) decide whether
                                              such Components should be replaced,
                                              retired or repaired.
Phase IV -- Renovation                        To execute Component replacement,
                                              retirement or repair to ensure Y2K
                                              readiness.
Phase V -- Validation                         To test Components that have been
                                              repaired to ensure Y2K readiness and
                                              validate "mission critical"
                                              Components that were assessed as
                                              Y2K-ready in Phase III.
Phase VI -- Implementation                    To deploy repaired and validated
                                              Components.

     In order to execute the six-phase plan, a combination of internal resources and external contractors has been, and will be, employed by the Y2K Project Team.

Y2K PROJECT STATUS

     The Y2K project team has completed the six phases for its internal "mission critical" components. Additionally, the Y2K project team has completed the renovation and validation of any non-mission critical components that the Y2K project team and related business units determined to be necessary. If Residential Funding introduces or replaces, prior to January 1, 2000, any "mission critical" components, the Y2K project team will ensure that the components conform to the requirements of the above six-phase plan.

     The potential impact on Residential Funding of problems related to Y2K, however, will not depend solely on the corrective measures undertaken by the Y2K project team. The manner in which Y2K issues are addressed by business partners, governmental agencies and other entities that provide data to, or receive data from, Residential Funding, or whose financial condition or operational capability is important to Residential Funding and its ability to act as master servicer, will have a significant impact upon Residential Funding. These entities include, among others, subservicers, the trustee, the custodian and some depositary institutions, as well as their respective suppliers and vendors. Accordingly, Residential Funding has communicated, and will continue to communicate, with some of these parties to assess their Y2K readiness and evaluate any potential impact on Residential Funding.

     Due to the various dates by which Residential Funding"s business partners anticipate being Y2K ready, it is expected that the Y2K project team will continue to spend significant time assessing Y2K business partner issues throughout 1999. Any business partner, including any subservicer, the trustee and the custodian, that:

    o has not provided Residential Funding appropriate documentation supporting its Y2K efforts

    o has not responded in a timely manner to Residential Funding"s inquiries regarding their Y2K efforts or

    o    did not expect to be Y2K-ready until after June 30, 1999

has been, and will be, placed in an "at risk" category. Currently, only a very limited number of subservicers have been placed in the "at-risk" category. Residential Funding will carefully monitor the efforts and progress of its "at risk" business partners, and if additional steps are necessary, Residential Funding will reassess the risk and act accordingly.

     During 1998, Residential Funding also commenced a formal business continuity plan that is designed to address potential Y2K problems and other possible disruptions. Residential Funding"s business continuity plan has the following four phases:

                  PHASE                                     OBJECTIVE
                  -----                                     ---------
Phase I -- Business Impact Assessment         To assess the impact upon Residential
                                              Funding business units if "mission
                                              critical" components were suddenly
                                              not available or significantly
                                              impaired as a result of a natural
                                              disaster or other type of disruption,
                                              including as a result of Y2K.
Phase II -- Strategic Development             To develop broad, strategic plans
                                              regarding the manner in which
                                              Residential Funding will operate in
                                              the aftermath of a natural disaster
                                              or other type of disruption,
                                              including as a result of Y2K.
Phase III -- Business Continuity Planning     To develop detailed procedures on how
                                              Residential Funding and individual
                                              business units will continue to
                                              operate in the aftermath of a natural
                                              disaster or other type of disruption,
                                              including as a result of Y2K.
Phase IV -- Validation                        To test the plans developed in Phases
                                              II and III above.

     As of March 31, 1999, Residential Funding had substantially completed Phases I, II and III of its business continuity plan. As of June 30, 1999, Residential Funding had substantially completed Phase IV of the plan.

RISKS RELATED TO Y2K

     Although Residential Funding"s remediation efforts are directed at eliminating its Y2K exposure, there can be no assurance that these efforts will fully mitigate the effect of all Y2K problems. If Residential Funding fails to identify or correct any material Y2K problem, including any problems related to its mission critical Master Servicing applications, there could be significant disruptions in its normal business operations. Such disruptions could have a material adverse effect on Residential Funding"s ability to (i) collect (and monitor any Subservicer"s collection of) payments on the Mortgage Loans, (ii) distribute such collections to the Trustee and (iii) provide reports to Certificateholders as set forth herein. Furthermore, if any Subservicer, the Trustee or any other business partner or any of their respective vendors or third party service providers are not Y2K-ready, the ability to (a) service the Mortgage Loans (in the case of any Subservicer or any of their respective vendors or third party service providers) and (b) make distributions to Certificateholders (in the case of the Trustee or any of its vendors or third party service providers), may be materially and adversely affected.

     This section entitled "Year 2000 Considerations" contains "forward-looking statements" within the meaning of Section 27A of the Securities Act. All statements in this section that are not statements of historical fact are forward-looking statements. Forward-looking statements made in this Y2K discussion are subject to certain risks and uncertainties. Important factors that could cause results to differ materially from such forward-looking statements include, among other things, the ability of Residential Funding to successfully identify Components that may pose Y2K problems, the nature and amount of programming required to fix the affected Components, the costs of labor and consultants related to such efforts, the continued availability of resources (both personnel and technology) and the ability of business partners that interface with Residential Funding to successfully address their Y2K issues.

                                  THE INSURER

     The following information has been supplied by Ambac Assurance Corporation (the "INSURER") for inclusion in this Prospectus Supplement. No representation is made by the Depositor, the Master Servicer, the Underwriter or any of their affiliates as to the accuracy or completeness of such information.

     The Insurer is a Wisconsin-domiciled stock insurance corporation regulated by the Office of the Commissioner of Insurance of the State of Wisconsin and licensed to do business in 50 states, the District of Columbia, the Commonwealth of Puerto Rico and the Territory of Guam. The Insurer primarily insures newly issued municipal and structured finance obligations. The Insurer is a wholly owned subsidiary of Ambac Financial Group, Inc. (formerly, AMBAC, Inc.) a 100% publicly-held company. Standard & Poor"s and Fitch have each assigned a triple-A financial strength rating to the Insurer.

     The consolidated financial statements of the Insurer and subsidiaries as of December 31, 1998 and 1997, and for each of the years in the three-year period ended December 31, 1998, prepared in accordance with generally accepted accounting principles, included in the Current Report on Form 10-K of Ambac Financial Group, Inc. (which was filed with the Commission on March 30, 1999; Commission File Number 1-10777) and the unaudited consolidated financial statements of the Insurer and subsidiaries as of September 30, 1999 and for the periods ending September 30, 1999 and September 30, 1998 included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. for the period ended September 30, 1999 (which was filed with the Commission on November 12,
1999), are hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated herein by reference shall be modified or superseded for the purposes of this Prospectus Supplement to the extent that a statement contained herein by reference herein also modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

     All financial statements of the Insurer and subsidiaries included in documents filed by Ambac Financial Group, Inc. with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Class A Certificates shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

     The following table sets forth the Insurer"s capitalization as of December 31, 1996, December 31, 1997, December 31, 1998 and September 30, 1999, respectively, in conformity with generally accepted accounting principles.

                          AMBAC ASSURANCE CORPORATION
                       CONSOLIDATED CAPITALIZATION TABLE
                             (DOLLARS IN MILLIONS)

                                             DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   SEPTEMBER 30,
                                                 1996           1997           1998           1999
                                                 ----           ----           ----           ----
                                                                                           (UNAUDITED)
Unearned premiums..........................     $  995         $1,184         $1,303         $1,376
Other liabilities..........................        259            562            548            465
                                                ------         ------         ------         ------
     Total liabilities.....................      1,254          1,746          1,851          1,841
                                                ------         ------         ------         ------
Stockholder"s equity:(1)
     Common Stock..........................         82             82             82             82
     Additional paid-in capital............        515            521            541            643
     Accumulated other comprehensive
       income..............................         66            118            138            (23)
     Retained earnings.....................        992          1,180          1,405          1,600
                                                ------         ------         ------         ------
     Total stockholder"s equity............      1,655          1,901          2,166          2,302
                                                ------         ------         ------         ------
     Total liabilities and stockholder"s
       equity..............................     $2,909         $3,647         $4,017         $4,143
                                                ------         ------         ------         ------
                                                ------         ------         ------         ------

------------

(1) Components of stockholder"s equity have been restated for all periods presented to reflect "Accumulated other comprehensive income" in accordance with the Statement of Financial Accounting Standards No. 130 "Reporting Comprehensive Income" adopted by the Insurer effective January 1, 1998. As this new standard only requires additional information on the financial statements, it does not affect the Insurer"s financial position or results of operations.

     For additional financial information concerning the Insurer, see the audited financial statements of the Insurer incorporated by reference herein. Copies of the financial statements of the Insurer incorporated herein by reference and copies of the Insurer"s annual statement for the year ended December 31, 1998 prepared in accordance with statutory accounting standards are available, without charge, from the Insurer. The address of the Insurer"s administrative offices and its telephone number are One State Street Plaza, 19th Floor, New York, New York 10004 and (212) 668-0340.

     The Insurer makes no representation regarding the Class A Certificates or the advisability of investing in the Class A Certificates and makes no representation regarding, nor has it participated in the preparation of, this Prospectus Supplement other than the information supplied by the Insurer and presented under the headings "The Insurer" and "Description of the Certificates -- Certificate Guaranty Insurance Policy" and in the financial statements incorporated herein by reference.

                  CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

GENERAL

    The yields to maturity and the aggregate amount of distributions on the Class A Certificates will be affected by the rate and timing of principal payments on the Mortgage Loans and the amount and timing of Mortgagor defaults resulting in Realized Losses. Such yields may be adversely affected by a higher or lower than anticipated rate of principal payments on the Mortgage Loans. The rate of principal payments on such Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans, the rate and timing of principal prepayments thereon by the Mortgagors, liquidations of defaulted Mortgage Loans, purchases of Mortgage Loans due to certain breaches of representations and warranties and purchases of Mortgage Loans due to certain breaches of representations and warranties. The timing of changes in the rate of prepayments, liquidations and purchases of the Mortgage Loans may, and the timing of Realized Losses on the Mortgage Loans will, significantly affect the yield to an investor in the Class A Certificates, even if the average rate of principal payments experienced over time is consistent with an investor"s expectation. Since the rate and timing of principal payments on the

Mortgage Loans will depend on future events and on a variety of factors (as described herein), no assurance can be given as to such rate or the timing of principal payments on the Class A Certificates.

     The rate and timing of principal payments on and the weighted average lives of the Class A-I Certificates and Class A-II Certificates will be affected primarily by the rate and timing of principal payments (including prepayments, defaults, liquidations and purchases) on the Mortgage Loans in the related Loan Group.

     Investors in the Class A-II Certificates should be aware that the prepayment of the Mortgage Loans with higher Maximum Net Mortgage Rates may result in a lower Net WAC Cap Rate.

     The interest rates on the Group II Loans adjust annually based upon the related Index, whereas the Pass-Through Rates on the Class A-II Certificates adjusts monthly based upon One-Month LIBOR as described under "Description of the Certificates -- Determination of One-Month LIBOR" herein, subject to the related Maximum Class A-II Rate and the Net WAC Cap Rate. Consequently, the interest that becomes due on the Group II Loans during the related Due Period may not equal the amount of interest that would accrue at One-Month LIBOR plus the related Class A-II Margin on the Class A-II Certificates during the related Interest Accrual Period. In particular, because the Pass-Through Rate on the Class A-II Certificates will adjust monthly, while the interest rates of the Group II Loans will adjust annually, subject to any applicable Initial Periodic Rate Cap, Periodic Rate Cap, Maximum Mortgage Rate or Minimum Mortgage Rate, in a rising interest rate environment, the sum of One-Month LIBOR plus the related Class A-II Margin may be greater than the Net WAC Cap Rate as of the first day of the calendar month in which the Interest Accrual Period begins, possibly resulting in Basis Risk Shortfalls to holders of the Class A-II Certificates. Any Basis Risk Shortfalls are payable only to the extent of Excess Cash Flow (to the extent available therefor) and may remain unpaid on the final Distribution Date. In addition, each of the Indices and One-Month LIBOR may respond to different economic and market factors, and there is not necessarily a correlation between any of the Indices and One-Month LIBOR. Thus, it is possible, for example, that One-Month LIBOR may rise during periods in which the Indices are stable or are falling or that, even if One-Month LIBOR and the Indices rise during the same period, One-Month LIBOR may rise more rapidly than the Indices, potentially resulting in the Net WAC Cap Rate being lower than One-Month LIBOR plus the related Class A-II Margin during the related Interest Accrual Period, resulting in Basis Risk Shortfalls.

     The Mortgage Loans generally may be prepaid by the Mortgagors at any time in full or in part without payment of any prepayment fee or penalty. The Group I Loans generally contain due-on-sale clauses. The terms of the Pooling and Servicing Agreement generally require the Master Servicer or any Subservicer, as the case may be, to enforce any due-on-sale clause to the extent it has knowledge of the conveyance or the proposed conveyance of the underlying Mortgaged Property and to the extent permitted by applicable law, except that any enforcement action that would impair or threaten to impair any recovery under any related insurance policy will not be required or permitted. The Group II Loans generally are assumable under certain circumstances if, in the sole judgment of the Master Servicer or Subservicer, the prospective purchaser of a Mortgaged Property is creditworthy and the security for such Mortgage Loan is not impaired by the assumption. Prepayments, liquidations and purchases of the Mortgage Loans will result in distributions to holders of the Class A Certificates of principal amounts which would otherwise be distributed over the remaining terms of the Mortgage Loans. Factors affecting prepayment (including defaults and liquidations) of mortgage loans include changes in mortgagors" housing needs, job transfers, unemployment, mortgagors" net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates, solicitations and servicing decisions. In addition, if prevailing mortgage rates fell significantly below the Mortgage Rates on the Mortgage Loans, the rate of prepayments (including refinancings) would be expected to increase. Conversely, if prevailing mortgage rates rose significantly above the Mortgage Rates on the Mortgage Loans, the rate of prepayments on the Mortgage Loans would be expected to decrease.

     The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default on Mortgage Loans which are refinance or limited documentation mortgage loans, and on Mortgage Loans with high Loan-to-Value Ratios or high debt-to-income ratios, may be higher than for other types of Mortgage Loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related Mortgaged Properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

     A Subservicer may allow the refinancing of a Mortgage Loan by accepting prepayments thereon and permitting a new loan secured by a mortgage on the same property. In the event of such a refinancing, the new loan would not be included in the Trust Fund and, therefore, such refinancing would have the same effect as a prepayment in full of the related Mortgage Loan. A Subservicer or the Master Servicer will, from time to time, implement programs designed to encourage refinancing. Such programs may include, without limitation, modifications of existing loans, targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the Mortgaged Property. In addition, Subservicers or the Master Servicer may encourage the refinancing of Mortgage Loans, including defaulted Mortgage Loans, that would permit creditworthy borrowers to assume the outstanding indebtedness of such Mortgage Loans.

     The amount of interest otherwise payable to holders of the Class A Certificates will be reduced by any interest shortfalls on the Mortgage Loans to the extent not covered by Subordination or by the Master Servicer in each case as described herein, including Prepayment Interest Shortfalls and Basis Risk Shortfalls. Such shortfalls will not be offset by a reduction in the Servicing Fees payable to the Master Servicer or otherwise, except as described herein with respect to certain Prepayment Interest Shortfalls. See "Description of the Certificates -- Interest Distributions" herein for a discussion of certain possible shortfalls in the collection of interest.

     In addition, the yield to maturity on the Class A Certificates will depend on, among other things, the price paid by the holders of the Class A Certificates and the related Pass-Through Rate. The extent to which the yield to maturity of a Class A Certificate is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In general, if a Class A Certificate is purchased at a premium and principal distributions thereon occur at a rate faster than assumed at the time of purchase, the investor"s actual yield to maturity will be lower than that anticipated at the time of purchase. Conversely, if a Class A Certificate is purchased at a discount and principal distributions thereon occur at a rate slower than assumed at the time of purchase, the investor"s actual yield to maturity will be lower than that anticipated at the time of purchase.

     The yield to investors on the Class A-II Certificates will be sensitive to fluctuations in the level of One-Month LIBOR and may be adversely affected by the application of the related Maximum Class A-II Rate and the Net WAC Cap Rate. The prepayment of the Mortgage Loans with higher Mortgage Rates may result in a lower Net WAC Cap Rate. Investors in the Class A-II Certificates should also be aware that although the Mortgage Rates on the Group II Loans will adjust periodically, such increases and decreases will be limited by the Initial Periodic Rate Caps, Periodic Rate Caps, Maximum Mortgage Rates and Minimum Mortgage Rates thereon. In addition, the Mortgage Rates on the Group II Loans will be based on the related Index (which may not rise and fall consistently with prevailing mortgage rates) plus the related Note Margin (which may be different from the prevailing margins on other mortgage loans). As a result, the Mortgage Rates on the Group II Loans at any time may not equal the prevailing rates for other adjustable rate mortgage loans and the rate of prepayment may be lower or higher than would otherwise be anticipated.

     To the extent the Net WAC Cap Rate is paid on a class of Class A-II Certificates, the difference between (x) the rate of the lesser of (i) One-Month LIBOR plus the related Class A-II Margin and (ii) the Maximum Class A-II Rate and (y) the Net WAC Cap Rate will create a shortfall that will carry forward with interest thereon. Such shortfall will not by payable by the Policy. Such shortfalls may remain unpaid on the final Distribution Date, including the Optional Termination Date.

ASSUMED FINAL DISTRIBUTION DATE

     The assumed final Distribution Date with respect to each class of Class A Certificates is the Distribution Date in November 2029. No event of default under the Pooling and Servicing Agreement will arise or become applicable solely by reason of the failure to retire the entire Certificate Principal Balance of any class of Class A Certificates on or before its assumed related final Distribution Date.

WEIGHTED AVERAGE LIFE

     Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution of net reduction of principal balance of such security. The weighted average life of the Class A Certificates will be influenced by, among other things, the rate at which principal of the related Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

     The prepayment model used in this Prospectus Supplement with respect to the Group I Loans (the "PREPAYMENT ASSUMPTION") represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. A 100% Prepayment Assumption assumes a constant prepayment rate of 4% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional approximate 1.1429% per annum in each month thereafter until the fifteenth month. Beginning in the fifteenth month and in each month thereafter during the life of the mortgage loans, a 100% Prepayment Assumption assumes a constant prepayment rate of 20% per annum each month. As used in the tables below, a 50% Prepayment Assumption assumes prepayment rates equal to 50% of the Prepayment Assumption. Correspondingly, a 150% Prepayment Assumption assumes prepayment rates equal to 150% of the Prepayment Assumption, and so forth. The Prepayment Assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Group I Loans.

     The prepayment model used in this Prospectus Supplement with respect to the Group II Loans ("CPR"), assumes that the outstanding principal balance of the Group II Loans prepays at a constant annual rate. In generating monthly cash flows, this rate is converted to an equivalent constant monthly rate. To assume a 30% CPR or any other CPR percentage is to assume that the stated percentage of the outstanding principal balance of the Group II Loans is prepaid over the course of a year. No representation is made that the Group II Loans will prepay at that or any other rate.

     The table set forth below has been prepared on the basis of certain assumptions as described below regarding the weighted average characteristics of the Mortgage Loans that are expected to be included in the Trust as described under "Description of the Mortgage Pool" herein and the performance thereof. The table assumes, among other things, that: (i) as of the date of issuance of the Class A Certificates, the Group I Loans consist of five groups of mortgage loans, with the mortgage loans in each group having the following aggregate characteristics as of the Cut-off Date:

          AGGREGATE                                    ORIGINAL     REMAINING
          PRINCIPAL      MORTGAGE    SERVICING FEE   AMORTIZATION    TERM TO
GROUP      BALANCE         RATE          RATE            TERM       MATURITY
-----      -------         ----          ----            ----       --------
  1     $10,408,204.57    11.130%        0.55%           111           103
  2      50,909,921.99    11.517         0.55            177           167
  3      38,334,028.98    11.549         0.55            236           227
  4       9,085,297.35    11.692         0.55            298           287
  5      35,209,458.02    11.703         0.55            359           351

(ii) as of the date of issuance of the Class A Certificates, the Group II Loans consist of two groups of mortgage loans, with the mortgage loans in each group having the following aggregate characteristics as of the Cut-off Date:

                                                                                      MONTHS
          AGGREGATE                               ORIGINAL     REMAINING             TO FIRST    INITIAL    SUBSEQUENT   MINIMUM
          PRINCIPAL      MORTGAGE   SERVICING   AMORTIZATION    TERM TO    GROSS    ADJUSTMENT   PERIODIC    PERIODIC    MORTGAGE
GROUP      BALANCE         RATE     FEE RATE        TERM       MATURITY    MARGIN      DATE        CAP         CAP         RATE
-----      -------         ----     --------        ----       --------    ------      ----        ---         ---         ----
 1      $   840,731.64    10.486%     0.443%        360           353      6.951%        5        2.000%      2.000%      7.700%
 2       12,479,327.49     8.669      0.425         360           358      6.105        10        1.991       1.991       6.111


       MAXIMUM
       MORTGAGE
GROUP    RATE
-----    ----
 1      16.486%
 2      14.618

(iii) each Group II Loan adjusts every twelve months, (iv) the scheduled monthly payment for each Mortgage Loan has been based on its outstanding balance, interest rate and remaining term to maturity such that the Mortgage Loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; (v) none of the Seller, the Master Servicer or the Depositor will repurchase any Mortgage Loan and the Master Servicer does not exercise its option to purchase the Mortgage Loans and thereby cause a termination of the Trust on the Optional Termination Date (except where indicated); (vi) all delinquencies of payments due on or prior to the Cut-off Date are brought current, and thereafter there are no delinquencies or Realized Losses on the Mortgage Loans, and principal payments on the Mortgage Loans will be timely received together with prepayments, if any, at the percentages of the Prepayment Assumption and CPR set forth in the table; (vii) One-Month LIBOR remains constant at 5.45875% per annum and One-Year U.S. Treasury remains constant at 5.513% per annum; (viii) there is no Prepayment Interest Shortfall or any other interest shortfall in any month;
(ix) payments on the Certificates will be received on the 25th day of each month, commencing in December 1999; (x) payments on the Mortgage Loans earn no reinvestment return; (xi) the expenses described under "Description of the Certificates -- Interest Distribution" will be paid from Trust assets, and there are no additional ongoing Trust expenses payable out of the Trust; (xii) all of the Mortgage Loans accrue interest on the basis of a 360-day year consisting of twelve 30-day months; and (xiii) the Certificates will be purchased on November 29, 1999 (collectively, the "STRUCTURING ASSUMPTIONS").

     The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in constructing the table set forth below, which is hypothetical in nature and is provided only to give a sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Mortgage Loans will prepay at a constant percentage of the Prepayment Assumption or CPR until maturity or that all of the Mortgage Loans will prepay at the same rate of prepayment. Moreover, the diverse remaining terms to stated maturity and Mortgage Rates of the Mortgage Loans could produce slower or faster principal distributions than indicated in the table at the various constant percentages of the Prepayment Assumption or CPR specified, even if the weighted average remaining term to stated maturity and weighted average Mortgage Rates of the Mortgage Loans in such Mortgage Pool are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans, or actual prepayment experience, will affect the percentages of initial Certificate Principal Balances of the related Certificates outstanding over time and the weighted average lives of the Class A Certificates.

     Subject to the foregoing discussion and assumptions, the following table indicates the weighted average life of the Class A Certificates, and sets forth the percentages of the initial Certificate Principal Balance of the Class A Certificates that would be outstanding after each of the dates shown at various constant percentages of the Prepayment Assumption and CPR.

  PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING OF THE CLASS A
                              CERTIFICATES AT THE
      FOLLOWING CONSTANT PERCENTAGES OF THE PREPAYMENT ASSUMPTION AND CPR

                                                              Class A-I                                   Class A-II
Fixed Rate Mortgage Loan           ----------------------------------------------------------------  --------------------
(Prepayment Assumption)               0%         50%        75%       100%       125%       150%        0%         50%
---------------------------------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Adjustable Rate Mortgage Loan
(CPR)                                 0%         20%        25%        30%        35%        40%        0%         20%
---------------------------------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Distribution Date
Initial Percentage...............        100%       100%       100%       100%       100%       100%       100%       100%
November 25, 2000................         96         86         82         77         72         67         99         75
November 25, 2001................         93         75         66         58         51         44         98         58
November 25, 2002................         90         65         54         44         37         30         98         44
November 25, 2003................         87         55         43         34         27         20         97         34
November 25, 2004................         83         47         35         26         19         14         96         25
November 25, 2005................         79         40         29         20         14          9         96         19
November 25, 2006................         75         35         23         15         10          6         95         14
November 25, 2007................         70         29         19         12          7          4         94         11
November 25, 2008................         64         25         15          9          5          2         93          8
November 25, 2009................         59         21         12          7          3          1         92          5
November 25, 2010................         54         17          9          5          2          1         90          3
November 25, 2011................         48         14          7          3          1          *         89          2
November 25, 2012................         41         11          5          2          1          0         87          *
November 25, 2013................         35          8          4          1          *          0         85          0
November 25, 2014................         32          7          3          1          0          0         84          0
November 25, 2015................         29          6          2          *          0          0         81          0
November 25, 2016................         26          5          1          *          0          0         79          0
November 25, 2017................         22          4          1          0          0          0         77          0
November 25, 2018................         18          2          *          0          0          0         74          0
November 25, 2019................         17          2          *          0          0          0         70          0
November 25, 2020................         15          2          *          0          0          0         67          0
November 25, 2021................         14          1          0          0          0          0         62          0
November 25, 2022................         12          1          0          0          0          0         58          0
November 25, 2023................         10          *          0          0          0          0         53          0
November 25, 2024................          8          *          0          0          0          0         47          0
November 25, 2025................          7          0          0          0          0          0         40          0
November 25, 2026................          5          0          0          0          0          0         33          0
November 25, 2027................          3          0          0          0          0          0         24          0
November 25, 2028................          0          0          0          0          0          0         12          0
November 25, 2029................          0          0          0          0          0          0          0          0
Weighted Average Life in Years**
 (to Maturity)...................       12.4        6.1        4.6        3.7        3.0        2.5       22.2        3.5
Weighted Average Life in Years**
 (to Call).......................       12.3        5.7        4.3        3.4        2.8        2.3       21.4        3.5


TABLE CONT.

Fixed Rate Mortgage Loan
(Prepayment Assumption)               75%       100%       125%       150%
---------------------------------  ---------  ---------  ---------  ---------
Adjustable Rate Mortgage Loan
(CPR)                                 25%        30%        35%        40%
---------------------------------  ---------  ---------  ---------  ---------
Distribution Date
Initial Percentage...............        100%       100%       100%       100%
November 25, 2000................         70         65         60         55
November 25, 2001................         50         43         36         30
November 25, 2002................         35         28         22         17
November 25, 2003................         25         19         13          9
November 25, 2004................         18         12          8          4
November 25, 2005................         12          8          4          2
November 25, 2006................          8          4          2          *
November 25, 2007................          5          2          *          0
November 25, 2008................          3          1          0          0
November 25, 2009................          2          0          0          0
November 25, 2010................          *          0          0          0
November 25, 2011................          0          0          0          0
November 25, 2012................          0          0          0          0
November 25, 2013................          0          0          0          0
November 25, 2014................          0          0          0          0
November 25, 2015................          0          0          0          0
November 25, 2016................          0          0          0          0
November 25, 2017................          0          0          0          0
November 25, 2018................          0          0          0          0
November 25, 2019................          0          0          0          0
November 25, 2020................          0          0          0          0
November 25, 2021................          0          0          0          0
November 25, 2022................          0          0          0          0
November 25, 2023................          0          0          0          0
November 25, 2024................          0          0          0          0
November 25, 2025................          0          0          0          0
November 25, 2026................          0          0          0          0
November 25, 2027................          0          0          0          0
November 25, 2028................          0          0          0          0
November 25, 2029................          0          0          0          0
Weighted Average Life in Years**
 (to Maturity)...................        2.8        2.3        1.9        1.6
Weighted Average Life in Years**
 (to Call).......................        2.8        2.3        1.9        1.6

---------

 * Indicates a number that is greater than zero but less than 0.5%.
** The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

    For additional considerations relating to the yield on the Certificates, see "Certain Yield and Prepayment Considerations" herein.

                       POOLING AND SERVICING AGREEMENT

GENERAL

    The Certificates will be issued pursuant to the Pooling and Servicing Agreement dated as of November 1, 1999, among the Depositor, the Master Servicer and the Trustee. Reference is made to the Prospectus for important information in addition to that set forth herein regarding the terms and conditions of the Pooling and Servicing Agreement and the Class A Certificates. The Trustee, or any of its affiliates, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights as it would have if it were not Trustee. The Trustee will appoint Norwest Bank Minnesota, National Association to serve as Custodian in connection with the Certificates. The Class A Certificates will be transferable and exchangeable at the corporate trust office of the Trustee, which will serve as Certificate Registrar and Paying Agent. The Depositor will provide a prospective or actual Certificateholder, without charge, on written request, a copy (without exhibits) of the Pooling and Servicing Agreement. Requests should be addressed to the President, Bear Stearns Asset Backed Securities, Inc., 245 Park Avenue, New York, New York 10167. In addition to the circumstances described in the Prospectus, the Depositor may terminate the Trustee for cause under certain circumstances. See "The Agreements -- Resignation of Trustees" in the Prospectus.

THE MASTER SERVICER

    The following information has been supplied by Residential Funding for inclusion herein. No representation is made by the Depositor or its affiliates as to the accuracy or completeness of such information.

    Residential Funding, an indirect wholly-owned subsidiary of GMAC Mortgage Group, Inc., will act as master servicer for the Certificates pursuant to the Pooling and Servicing Agreement. Residential Funding, either directly or through affiliates, buys mortgage loans under several loan purchase programs from mortgage loan originators or sellers nationwide, including affiliates, that meet its seller/servicer eligibility requirements and services mortgage loans for its own account and for others. Residential Funding"s principal executive offices are located at 8400 Normandale Lake Boulevard, Suite 700, Minneapolis, Minnesota 55437. Its telephone number is (612) 832-7000. Residential Funding conducts operations from its headquarters in Minneapolis and from offices located in California, Colorado, Connecticut, Florida, Georgia, Maryland, New Jersey, New York, North Carolina, Pennsylvania, Rhode Island and Texas. At December 31, 1998, Residential Funding was master servicing a first lien loan portfolio of approximately $55.0 billion and a second lien loan portfolio of approximately $2.9 billion. See also "Description of the Mortgage Pool -- Residential Funding" herein.

    The following table sets forth certain information concerning the delinquency experience (including pending foreclosures) on one- to four-family residential mortgage loans that generally complied with Residential Funding"s mortgage loan program for sub-prime mortgage loans (the "ALTERNET MORTGAGE PROGRAM") at the time of purchase by Residential Funding and were being master serviced by Residential Funding on December 31, 1997, December 31, 1998 and September 30, 1999. Due to the substantial differences between the types of loans included in the Mortgage Pool and the AlterNet Program loans, there can be no assurance that the information set forth below will be representative of the delinquency and loss experience of the Mortgage Loans, and in particular the Portfolio Transaction Loans.

    As used herein, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the next following monthly due date. However, since the determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month, a loan with a payment due on April 1 that remained unpaid as of the close of business on April 30 would still be considered current as of April 30. If that payment remained unpaid as of the close of business on May 31, the loan would then be considered to be 30 to 59 days delinquent as of the Cut-off Date. Delinquency information presented herein as of the Cut-off Date is determined and prepared as of the close of business on the last business day immediately prior to the Cut-off Date.


             ALTERNET MORTGAGE PROGRAM DELINQUENCY EXPERIENCE(1)

                                 AT DECEMBER 31, 1997    AT DECEMBER 31, 1998   AT SEPTEMBER 30, 1999
                                ----------------------  ----------------------  ----------------------
                                  BY NO.     BY DOLLAR    BY NO.     BY DOLLAR    BY NO.     BY DOLLAR
                                    OF        AMOUNT        OF        AMOUNT        OF        AMOUNT
                                   LOANS     OF LOANS      LOANS     OF LOANS      LOANS     OF LOANS
                                -----------  ---------  -----------  ---------  -----------  ---------
                                  (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN
                                      THOUSANDS)              THOUSANDS)              THOUSANDS)

Total Loan Portfolio..........      20,758   $2,201,668     57,562   $5,370,940     88,441   $8,045,968
Period of Delinquency
    31 to 59 days.............         397      41,416       1,442     135,153       2,085     177,154
    60 to 89 days.............         106       9,836         621      60,031         946      81,463
    90 days or more(2)........          70       6,325         990      83,139       1,723     130,216
Foreclosures Pending..........         720      83,363       1,062     110,238       1,937     185,468
                                 ---------   ---------   ---------   ---------   ---------   ---------
Total Delinquent Loans........       1,293   $ 140,940       4,115   $ 388,561       6,691   $ 574,300
                                 ---------   ---------   ---------   ---------   ---------   ---------
                                 ---------   ---------   ---------   ---------   ---------   ---------
Percent of Loan Portfolio.....        6.23%       6.40%      7.149%      7.235%      7.565%      7.138%

              ALTERNET MORTGAGE PROGRAM FORECLOSURE EXPERIENCE(1)

                                                                               AT OR FOR
                                               AT OR FOR       AT OR FOR     THE NINE MONTH
                                             THE YEAR ENDED  THE YEAR ENDED  PERIOD ENDING
                                              DECEMBER 31,    DECEMBER 31,   SEPTEMBER 30,
                                                  1997            1998            1999
                                             --------------  --------------  --------------
                                                     (DOLLAR AMOUNTS IN THOUSANDS)

Total Loan Portfolio.......................    $2,201,668      $5,370,940      $8,045,968
Average Portfolio Balance..................    $1,893,046      $3,358,709      $6,679,070
Foreclosed Loans(2)........................    $   17,532      $   28,417      $   58,804
Liquidated Foreclosed Loans(3).............    $   23,567      $   42,653      $   36,087
Foreclosed Loans Ratio.....................         0.796%          0.529%          0.731%
Gross Loss(4)..............................    $    5,371      $   10,388      $    9,102
Gross Loss Ratio...........................         0.284%          0.309%          0.136%
Covered Loss(5)............................    $    3,648      $    8,717      $    7,580
Net Loss(6)................................    $    1,723      $    1,670      $    1,521
Net Loss Ratio.............................         0.091%          0.050%          0.023%
Excess Recovery(7).........................    $      121      $      137      $       60


---------

(1) The tables relate only to the mortgage loans referred to above.

(2) For purposes of these tables, Foreclosed Loans includes the principal balance of mortgage loans secured by mortgaged properties the title to which has been acquired by Residential Funding, by investors or by an insurer following foreclosure or delivery of a deed in lieu of foreclosure and which had not been liquidated by the end of the period indicated.

(3) Liquidated Foreclosed Loans is the sum of the principal balances of the foreclosed loans liquidated during the period indicated.

(4) Gross Loss is the sum of gross losses less net gains (Excess Recoveries) on all Mortgage Loans liquidated during the period indicated. Gross Loss for any Mortgage Loan is equal to the difference between (a) the principal balance plus accrued interest plus all liquidation expenses related to such Mortgage Loan and (b) all amounts received in connection with the liquidation of the related Mortgaged Property, excluding amounts received from mortgage pool or special hazard insurance or other forms of credit enhancement, as described in footnote (4) below. Net gains from the liquidation of mortgage loans are identified in footnote (6) below.

(5) Covered Loss, for the period indicated, is equal to the aggregate of all proceeds received in connection with liquidated Mortgage Loans from mortgage pool insurance, special hazard insurance (but not including primary mortgage insurance, hazard insurance or other insurance available for specific mortgaged properties)
                                            (FOOTNOTES CONTINUED ON NEXT PAGE)

(FOOTNOTES CONTINUED FROM PREVIOUS PAGE) or other insurance as well as all proceeds received from or losses borne by other credit enhancement, including subordinate certificates.

(6) Net Loss is determined by subtracting Covered Loss from Gross Loss. As is the case in footnote (3) above, Net Loss indicated here may reflect Excess Recovery (see footnote (6) below). Net Loss includes losses on mortgage loan pools which do not have the benefit of credit enhancement.

(7) Excess Recovery is calculated only with respect to defaulted Mortgage Loans as to which the liquidation of the related Mortgaged Property resulted in recoveries in excess of the principal balance plus accrued interest thereon plus all liquidation expenses related to such Mortgage Loan. Excess recoveries are not applied to reinstate any credit enhancement, and generally are not allocated to holders of Certificates.

                             -------------------

    There can be no assurance that the delinquency and foreclosure experience set forth above will be representative of the results that may be experienced with respect to the Mortgage Loans.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

    The Servicing Fee for each Mortgage Loan is payable out of the interest payments on such Mortgage Loan. The Servicing Fee Rate in respect of each Mortgage Loan will be at least 0.30% per annum of the outstanding principal balance of such Mortgage Loan. The Servicing Fee consists of (a) servicing compensation payable to the Master Servicer in respect of its master servicing activities, and (b) subservicing and other related compensation payable to the related primary servicer or Subservicer, as applicable (including such compensation paid to the Master Servicer as the direct servicer of a Mortgage Loan for which there is no primary servicer or Subservicer). The primary compensation to be paid to the Master Servicer in respect of its master servicing activities will be 0.05% per annum of the outstanding principal balance of each Mortgage Loan. The primary servicer or Subservicer, as applicable, is entitled to servicing compensation in a minimum amount ranging from 0.25% to 0.50% per annum of the outstanding principal balance of each Mortgage Loan serviced by it. As of the Cut-off Date, the weighted average of the Servicing Fee Rates for the Mortgage Loans is approximately 0.5395% per annum. The Master Servicer is obligated to pay certain ongoing expenses associated with the Trust and incurred by the Master Servicer in connection with its responsibilities under the Pooling and Servicing Agreement. See "Servicing of Loans -- Deposits and Withdrawals from the Collection Account" in the Prospectus for information regarding other possible compensation to the Master Servicer and the primary servicer or Subservicer, as applicable, and for information regarding expenses payable by the Master Servicer.

VOTING RIGHTS

    Certain actions specified in the Prospectus that may be taken by holders of Certificates evidencing a specified percentage of all undivided interests in the Trust may be taken by holders of Certificates entitled in the aggregate to such percentage of the Voting Rights. 97.25% of all Voting Rights will be allocated among all holders of the Class A Certificates in proportion to their then outstanding Certificate Principal Balances, 1% and 1% of all Voting Rights will be allocated among the holders of the Class SB-I Certificates and Class SB-II Certificates, respectively, and 0.25%, 0.25% and 0.25% of all Voting Rights will be allocated to holders of the Class R-I, Class R-II and Class R-III Certificates, respectively, in proportion to the Percentage Interests evidenced by their Certificates. The "PERCENTAGE INTEREST" of a Class A Certificate is equal to the percentage obtained by dividing the initial Certificate Principal Balance of such Certificate by the aggregate initial Certificate Principal Balance of all of the Certificates of such class. So long as there does not exist a failure by the Insurer to make a required payment under the Policy (such event, a "CERTIFICATE INSURER DEFAULT"), the Insurer shall have the right to exercise all rights of the holders of the Class A Certificates under the Pooling and Servicing Agreement without any consent of such holders, and such holders may exercise such rights only with the prior written consent of the Insurer except as provided in the Pooling and Servicing Agreement.

TERMINATION

    The circumstances under which the obligations created by the Pooling and Servicing Agreement will terminate in respect of the Certificates are described in "Description of the Securities -- Optional Redemption, Purchase or Termination" in the Prospectus. The Master Servicer will have the option on any Distribution Date when the aggregate Stated Principal Balance of the Mortgage Loans is less than 10% of the initial aggregate principal balance of the Mortgage Loans as of the Cut-off Date (the "OPTIONAL TERMINATION DATE")
(i) to purchase all remaining Mortgage Loans and other assets in the Trust related thereto (except for the Policy), thereby effecting early retirement of the Class A Certificates, or (ii) to purchase in whole, but not in part, the Class A Certificates; provided, however, in each case, that no such early termination of the Trust will be permitted if it would result in a draw under the Policy unless the Insurer consents to such termination. Any such purchase of Mortgage Loans and other assets of the Trust related thereto for the Class A Certificates shall be made at a price equal to the sum of (a) 100% of the unpaid principal balance of each Mortgage Loan (or, if less than such unpaid principal balance, the fair market value of the related underlying Mortgaged Properties with respect to the Mortgage Loans as to which title to such underlying Mortgaged Properties has been acquired) (net of any unreimbursed Advance attributable to principal) as of the date of repurchase, (b) accrued interest thereon at the Net Mortgage Rate plus the Policy Premium Rate to, but not including, the first day of the month in which such repurchase price is distributed, (c) any amounts due to the Insurer pursuant to the Insurance Agreement and (d) any unpaid Prepayment Interest Shortfalls and Basis Risk Shortfalls, as applicable, together with interest thereon. Distributions on the Class A Certificates in respect of any such optional termination will be paid, first, to the Class A-I Certificates and Class A-II Certificates on a pro rata basis and second, except as set forth in the Pooling and Servicing Agreement, to the related Class SB and Class R Certificates. The proceeds of any such distribution may not be sufficient to distribute the full amount to the related Class A Certificates if the purchase price is based in part on the fair market value of any underlying Mortgaged Property and such fair market value is less than 100% of the unpaid principal balance of the related Mortgage Loan; provided, however, with respect to the Class A Certificates, if such amount is an Insured Amount, such amount will be paid under the Policy. Any such purchase of Mortgage Loans and termination of the Trust requires the consent of the Insurer if it would result in a draw on the Policy, subject to the terms thereof.

    Any such purchase of the Class A Certificates as discussed above, will be made at a price equal to 100% of the Certificate Principal Balance thereof plus the sum of interest accrued thereon at the applicable Pass-Through Rate (including any unpaid Prepayment Interest Shortfalls, unpaid Basis Risk Shortfall Carry-Forward Amount and accrued interest thereon) and any previously accrued and unpaid interest. Upon the purchase of the Class A Certificates or at any time thereafter, at the option of the Master Servicer or the Depositor, the Mortgage Loans may be sold, thereby effecting a retirement of the Class A Certificates and the termination of the Trust, or the Class A Certificates so purchased may be held or resold by the Master Servicer. Upon presentation and surrender of the Class A Certificates in connection with a purchase thereof, the holders of the Class A Certificates will receive an amount equal to the Certificate Principal Balance of their class plus interest accrued thereon at the related Pass-Through Rate plus any previously accrued and unpaid interest.

                     THE MORTGAGE LOAN PURCHASE AGREEMENT

    The Mortgage Loans to be deposited in the Trust Fund by the Depositor will be purchased by the Depositor from the Seller pursuant to the Mortgage Loan Purchase Agreement dated as of November 23, 1999 (the "MORTGAGE LOAN PURCHASE AGREEMENT") among the Seller, the Depositor and Bear, Stearns & Co. Inc. The following summary describes certain terms of the Mortgage Loan Purchase Agreement and is qualified in its entirety by reference to the Mortgage Loan Purchase Agreement.

PURCHASE OF MORTGAGE LOANS

    Pursuant to the Mortgage Loan Purchase Agreement, the Seller will transfer and assign to the Depositor all of its right, title and interest in and to the Mortgage Loans and the Mortgage Note, mortgages and other documents related thereto (collectively, the "Related Documents"). The purchase prices for the Mortgage Loans are specified percentages of the face amounts thereof as of the time of transfer and are payable by the Depositor as provided in the Mortgage Loan Purchase Agreement.

    The Mortgage Loan Purchase Agreement will require that, within the time period specified therein, the Seller deliver to the Trustee (or the Custodian) the Mortgage Loans sold by the Seller and the Related Documents for such Mortgage Loans. In lieu of delivery of original mortgages, the Seller may deliver true and correct copies thereof which have been certified as to authenticity by the appropriate county recording office where such mortgage is recorded.

REPRESENTATIONS AND WARRANTIES

    Residential Funding will make certain limited representations and warranties to the Depositor regarding the Mortgage Loans as of the date of issuance of the Certificates, including, among other things, (a) the information with respect to the Mortgage Loans set forth in the schedule attached to the Mortgage Loan Purchase Agreement is true and correct in all material respects and (b) immediately prior to the sale of such Mortgage Loans to the Depositor, the Seller was the sole owner and holder of such Mortgage Loans free and clear of any and all liens and security interests. The Seller will also represent and warrant that, among other things, as of the Closing Date, (a) the Mortgage Loan Purchase Agreement constitutes a legal, valid and binding obligation of the Seller and (b) the Mortgage Loan Purchase Agreement constitutes a valid transfer and assignment of all right, title and interest of the Seller in and to the Mortgage Loans and the proceeds thereof. The benefit of the representations and warranties made by the Seller will be assigned to the Trust Fund. Residential Funding will be required to repurchase or substitute for any Mortgage Loan as to which a breach of its representations and warranties with respect to such Mortgage Loan occurs if such breach materially and adversely affects the interests of the Certificateholders or the Insurer in any such Mortgage Loan. The Depositor, as assignee of Residential Funding, will also assign to the Trustee for the benefit of the Certificateholders and the Insurer its rights, title and interest in the Mortgage Loan Purchase Agreement. However, Residential Funding will not be required to repurchase or substitute for any Mortgage Loan in the event of a breach of its representations and warranties with respect to such Mortgage Loan if the substance of any such breach also constitutes fraud in the origination of such affected Mortgage Loan. In no event will any of the foregoing representations and warranties include any representation or warranty that any Portfolio Transaction Loan was originated in accordance with any specific set of underwriting guidelines.

    Within 90 days of the Closing Date, Norwest Bank Minnesota, N.A. (the "CUSTODIAN") will review or cause to be reviewed the Mortgage Loans and the Related Documents, and if any Mortgage Loan or related document is found to be defective in any material respect, which may materially and adversely affect the value of the related Mortgage Loan, or the interests of the Trustee (as pledgee of the Mortgage Loans), the Certificateholders or the Insurer in such Mortgage Loan and such defect is not cured within 90 days following notification thereof to the Seller and the Trust Fund by the Custodian, the Seller will be obligated under the Mortgage Loan Purchase Agreement to deposit the Repurchase Price into the Custodial Account. In lieu of any such deposit, the Seller may substitute a Qualified Substitute Mortgage Loan; provided that such substitution may be subject to the delivery of an opinion of counsel regarding certain tax matters. Any such purchase or substitution will result in the removal of such Mortgage Loan required to be removed from the Trust Fund (each such Mortgage Loan, a "DELETED LOAN"). The obligation of the Seller to remove Deleted Loans sold by it from the Trust Fund is the sole remedy regarding any defects in the Mortgage Loans sold by the Seller and Related Documents for such Mortgage Loans available against the Seller.

    With respect to any Mortgage Loan, the "REPURCHASE PRICE" is equal to the Stated Principal Balance of such Mortgage Loan at the time of any removal described above plus accrued and unpaid interest thereon to the date of removal. In connection with the substitution of a Qualified Substitute Mortgage Loan, the Seller will be required to deposit in the Custodial Account an amount (the "SUBSTITUTION ADJUSTMENT AMOUNT") equal to the excess of the Stated Principal Balance of the related Deleted Loan to be removed from the Trust Fund over the Stated Principal Balance of such Qualified Substitute Mortgage Loan.

    A "QUALIFIED SUBSTITUTE MORTGAGE LOAN" is a home loan substituted by the Seller for a Deleted Loan which must, on the date of such substitution, (i) have an outstanding Stated Principal Balance (or in the case of a substitution of more than one Mortgage Loan for a Deleted Loan, an aggregate Stated Principal Balance) not in excess of the Stated Principal Balance relating to such Deleted Loan; (ii) have a Loan Rate no lower than and not more than 1% in excess of the Loan Rate of such Deleted Loan; (iii) have a Loan-to-Value Ratio at the time of substitution no higher than that of the Deleted Loan at the time of substitution; (iv) have, at the time of substitution, a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the Deleted Loan; (v) comply with each representation and warranty as to the Mortgage Loans set forth in the Mortgage Loan Purchase Agreement (deemed to be made as of the date of substitution); (vi) be eligible for inclusion in a REMIC; and (vii) satisfy certain other conditions specified in the Pooling and Servicing Agreement.

    In addition, the Seller will be obligated to deposit the Repurchase Price or substitute a Qualified Substitute Mortgage Loan with respect to a Mortgage Loan as to which there is a breach of a representation or warranty in the Mortgage Loan Purchase Agreement and such breach is not cured by the Seller within the time provided in the Mortgage Loan Purchase Agreement.

                  CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

    Several separate REMIC elections will be made with respect to the Trust Fund (other than the Reserve Fund) for federal income tax purposes (the REMICs formed thereby being referred to as the "LOWER TIER REMICs" and the "UPPER TIER REMIC"). Upon the issuance of the Class A Certificates, Brown & Wood, LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, each Lower Tier REMIC and the Upper Tier REMIC will qualify as a REMIC under Sections 860A through 860G of the Code.

    Each Lower Tier REMIC will issue uncertificated regular interests and those interests will be held entirely by the REMIC immediately above it in the tiered structure. Each of the Lower Tier REMICs and the Upper Tier REMIC will designate a single class of interests as the residual interest in that REMIC. The Class R Certificate will represent ownership of the residual interests in each of the REMICs. Elections will be made to treat each Lower Tier REMIC and the Upper Tier REMIC as a REMIC for federal income tax purposes.

    For federal income tax purposes the Class A Certificates (exclusive of the right of the Class A-II Certificates to receive payments, if any, from the Reserve Fund) and the Class SB Certificates will represent the "regular interests" in, and generally will be treated as debt obligations of the Upper Tier REMIC.

    For federal income tax reporting purposes, the Class A Certificates will not be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of market discount and premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Group I Loans and the Group II Loans will prepay at a rate equal to 100% of the Prepayment Assumption and 30% CPR, respectively. No representation is made that the Mortgage Loans will prepay at those rates or at any other rate. See "Certain Federal Income Tax Considerations -- Taxation of Debt Securities -- Interest and Acquisition Discount" in the Prospectus.

    The IRS has issued the OID Regulations under sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Class A-II Certificates should be aware that Section 1272(a)(6) of the Code and the OID Regulations do not adequately address certain issues relevant to, or applicable to, prepayable securities bearing a variable rate of interest such as the Class A-II Certificates. In the absence of other authority, the Master Servicer intends to be guided by certain principles of the OID Regulations applicable to variable rate debt instruments in determining whether such Certificates should be treated as issued with original issue discount and in adapting the provisions of Section 1272(a)(6) of the Code to such Certificates for the purpose of preparing reports furnished to Certificateholders and the IRS. Because of the uncertainties concerning the application of Section 1272(a)(6) of the Code to such Certificates and because the rules relating to debt instruments having a variable rate of interest are limited in their application in ways that could preclude their application to such Certificates even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the Class A-II Certificates should be governed by some other method not yet set forth in regulations or should be treated as having been issued with original issue discount. Prospective purchasers of the Class A-II Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

    In certain circumstances the OID Regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, the holder of an Class A Certificate may be able to select a method for recognizing original issue discount that differs from that used by the Master Servicer in preparing reports to the Certificateholders and the IRS.

    Each holder of a Class A-II Certificate is deemed to own an undivided beneficial ownership interest in two assets, a REMIC regular interest and the right to receive payments from the Reserve Fund in respect of the Basis
Risk Shortfall Carry-Forward Amount. The Reserve Fund is not an asset of the Lower Tier REMICs or Upper Tier REMIC. The treatment of amounts received by a Class A-II Certificateholder under such Certificateholder"s right to receive the Basis Risk Shortfall Carry-Forward Amount will depend on the portion, if any, of the Class A-II Certificateholder"s purchase price allocable thereto. Under the REMIC Regulations, each holder of a Class A-II Certificate must allocate its purchase price for the Class A-II Certificate between its undivided interest in the REMIC regular interest and its undivided interest in the right to receive payments from the Reserve Fund in respect of the Basis Risk Shortfall Carry-Forward Amount in accordance with the relative fair market values of each property right. The Trustee intends to treat payments made to the holders of the Class A-II Certificates with respect to the Basis Risk Shortfall Carry-Forward Amount as includible in income based on the regulations relating to notional principal contracts (the "NOTIONAL PRINCIPAL CONTRACT REGULATIONS"). The OID Regulations provide that the Trust"s allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the Trust"s allocation. For tax reporting purposes, the Master Servicer estimates that Basis Risk Shortfall Carry-Forward Amount has a de minimis value. Under the REMIC Regulations, the Master Servicer is required to account for the REMIC regular interest and the right to receive payments from the Reserve Fund in respect of the Basis Risk Shortfall Carry-Forward Amount as discrete property rights. Holders of the Class A-II Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of the Class A-II Certificates. Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a "qualifying debt instrument" with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code. Therefore, holders of the Class A-II Certificates will be unable to use the integration method provided for under such regulations with respect to such Class A-II Certificates. If the Trustee"s treatment of Basis Risk Shortfall Carry-Forward Amount is respected, ownership of the right to the Basis Risk Shortfall Carry-Forward Amount will nevertheless entitle the owner to amortize the separate price paid for the right to the Basis Risk Shortfall Carry-Forward Amount under the Notional Principal Contract Regulations.

    In the event that the Class A-II Certificateholder"s rights to receive the Basis Risk Shortfall Carry Forward Amounts is characterized as a "notional principal contract" for federal income tax purposes, upon the sale of a Class A-II Certificate, the amount of the sale allocated to the selling Class A-II Certificateholder"s right to receive payments from the Reserve Fund in respect of the Basis Risk Shortfall Carry-Forward Amount would be considered a "termination payment" under the Notional Principal Contract Regulations allocable to the related Class A-II Certificate. A Class A-II Certificateholder will have gain or loss from such a termination of the right to receive payments from the Reserve Fund in respect of the Basis Risk Shortfall Carry-Forward Amount equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) by such Certificateholder upon entering into or acquiring its interest in the right to receive payments from the Reserve Fund in respect of the Basis Risk Shortfall Carry-Forward Amount.

    Gain or loss realized upon the termination of the right to receive payments from the Reserve Fund in respect of the Basis Risk Shortfall Carry-Forward Amount will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

    This paragraph applies to the Class A-II Certificates exclusive of any rights in the Reserve Fund. The Class A-II Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c)(4)(A) of the Code generally in the same proportion that the assets of the Trust would be so treated. In addition, interest on the Class A-II Certificates will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code generally to the extent that such Class A-II Certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Code. Moreover, the Class A-II Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code. However, prospective investors in Class A-II Certificates that will be generally treated as assets described in
Section 860G(a)(3) of the Code should note that, notwithstanding such treatment, any repurchase of such a Certificate pursuant to the right of the Master Servicer or the Depositor to repurchase such Class A-II Certificates may adversely affect any REMIC that holds such Class A-II Certificates if such repurchase is made under circumstances giving rise to a Prohibited Transaction Tax. See "Pooling and Servicing Agreement -- Termination" herein and "Certain Federal Income Tax Considerations -- Taxation of Debt Securities -- Status as Real Property Loans" in the Prospectus.

    The holders of the Class A Certificates will be required to include in income interest on such Certificates in accordance with the accrual method of accounting. As noted above, each holder of a Class A-II Certificate will be required to allocate a portion of the purchase price paid for the Class A-II Certificates to the right to receive payments from the Reserve Fund in respect of the Basis Risk Shortfall Carry-Forward Amount. The value of the right to receive any such Basis Risk Shortfall Carry-Forward Amount is a question of fact which could be subject to differing interpretations. Because the Basis Risk Shortfall Carry-Forward Amount is treated as a separate right of the Class A-II Certificates not payable by the Lower Tier REMICs or Upper Tier REMIC, such right will not be treated as a qualifying asset for any Certificateholder that is a mutual savings bank, domestic building and loan association, real estate investment trust, or real estate mortgage investment conduit and any amounts received from the Reserve Fund will not be qualifying real estate income for real estate investment trusts.

    For further information regarding federal income tax considerations of investing in the Class A Certificates, see "Certain Federal Income Tax Considerations -- Tax of Debt Securities" in the Prospectus.

                            METHOD OF DISTRIBUTION

    Subject to the terms and conditions set forth in an Underwriting Agreement, dated November 23, 1999 (the "UNDERWRITING AGREEMENT"), Bear, Stearns & Co. Inc. (the "Underwriter") has agreed to purchase and the Depositor has agreed to sell to the Underwriter the Class A Certificates. It is expected that delivery of the Class A Certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC, Cedelbank and Euroclear on or about November 29, 1999, against payment therefor in immediately available funds.

    The Underwriting Agreement provides that the obligation of the Underwriter to pay for and accept delivery of the related Class A Certificates is subject to, among other things, the receipt of certain legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the Depositor"s Registration Statement shall be in effect, and that no proceedings for such purpose shall be pending before or threatened by the Securities and Exchange Commission.

    The distribution of the Class A Certificates by the Underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Class A Certificates, before deducting expenses payable by the Depositor, will be approximately 99.68% of the aggregate Certificate Principal Balance of the Class A Certificates. The Underwriter may effect such transactions by selling the Class A Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter for whom they act as agent. In connection with the sale of the Class A Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting compensation. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Class A Certificates may be deemed to be underwriters and any profit on the resale of the Class A Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

    The Underwriting Agreement provides that the Depositor will indemnify the Underwriter, and that under limited circumstances the Underwriter will indemnify the Depositor, against certain civil liabilities under the Securities Act of 1933, or contribute to payments required to be made in respect thereof.

    There can be no assurance that a secondary market for the Class A Certificates will develop or, if it does develop, that it will continue. The Class A Certificates will not be listed on any securities exchange. The primary source of information available to investors concerning the Class A Certificates will be the monthly statements discussed in the Prospectus under "The Agreements -- Reports to Holders," which will include information as to the outstanding principal balance of the Class A Certificates. There can be no assurance that any additional information regarding the Class A Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Class A Certificates will be generally available on an ongoing basis. The limited nature of such information regarding the Class A Certificates may adversely affect the liquidity of the Class A Certificates, even if a secondary market for the Class A Certificates becomes available.

    The Underwriter is an affiliate of the Depositor.

                                   EXPERTS

    The consolidated financial statements of Ambac Assurance Corporation and subsidiaries, as of December 31, 1998 and 1997 and for each of the years in the three-year period ended December 31, 1998 are incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                LEGAL OPINIONS

    Certain legal matters relating to the Certificates will be passed upon for the Depositor and the Underwriter by Brown & Wood LLP, New York, New York and for the Seller by Thacher Proffitt & Wood, New York, New York.

                                   RATINGS

    It is a condition of the issuance of the Class A Certificates that they be rated "AAA" by Standard & Poor"s Ratings Services, a division of The McGraw-Hill Companies, Inc. ("STANDARD & POOR'S") and Fitch IBCA, Inc. ("FITCH").

    Standard & Poor's ratings on mortgage pass-through certificates address the likelihood of the receipt by Certificateholders of payments required under the Pooling and Servicing Agreement. Standard & Poor's ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the Certificates, and the extent to which the payment stream in the mortgage pool is adequate to make payments required under the Certificates. Standard & Poor"s rating on the Class A Certificates is based on the financial strength rating of the Certificate Insurer. Standard & Poor"s ratings on the Class A Certificates do not, however, constitute a statement regarding frequency of prepayments on the mortgages. See "Certain Yield and Prepayment Considerations" herein. In addition, the ratings do not address the likelihood of the receipt of any amounts in respect of Prepayment Interest Shortfalls.

    The rating assigned by Fitch to the Class A Certificates is based on the financial strength rating of the Insurer. Ratings by Fitch address the structural, legal and issuer-related aspects associated with the Certificates, including the nature and quality of the underlying mortgage loans. Such ratings do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. In addition, the ratings do not address the likelihood of the receipt of any amounts in respect of Prepayment Interest Shortfalls.

    The Depositor has not requested a rating on the Class A Certificates by any rating agency other than Standard & Poor's and Fitch. However, there can be no assurance as to whether any other rating agency will rate the Class A Certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Class A Certificates by Standard & Poor's and Fitch.

    A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Class A Certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to the Class A Certificates.

    The ratings do not address the likelihood that Class A-II
Certificateholders will be paid any Basis Risk Shortfall Carry-Forward Amount.

                               LEGAL INVESTMENT

    The Class A Certificates will constitute "mortgage related securities" for purposes of SMMEA so long as they are rated in at least the second highest rating category by one or more nationally recognized statistical rating agencies, and, as such, are legal investments for certain entities to the extent provided in SMMEA. SMMEA provides, however, that states could override its provisions on legal investment and restrict or condition investment in mortgage related securities by taking statutory action on or prior to October 3, 1991. Certain states have enacted legislation which overrides the preemption provisions of SMMEA. Institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities may be subject to restrictions on investment in such Certificates and should consult with their legal advisors.

    The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a, entitled "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities" ("TB 13a"), which is effective as of December 1, 1998 and applies to thrift institutions regulated by the OTS. One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any "significant transaction" involving securities or financial derivatives, and (ii) conduct a pre-purchase price sensitivity analysis of any "complex security" or financial derivative. For the purposes of TB 13a, "complex security" includes among other things any collateralized mortgage obligation or REMIC security, other than any "plain vanilla" mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). One or more classes of the Class A Certificates may be viewed as "complex securities". The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of "complex securities with high price sensitivity" be limited to transactions and strategies that lower a thrift institution"s portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

    The Depositor makes no representations as to the proper characterization of the Class A Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase the Class A Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the Class A Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent an investment in the Class A Certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

    See "Legal Investment" in the Prospectus.

                             ERISA Considerations

    Because the exemptive relief afforded by the Exemption or Prohibited Transaction Class Exemption ("PTCE") 95-60 (or any similar exemption that may be available) will not likely apply to the purchase, sale or holding of the Class A Certificates, no Class A Certificate (or any interest therein) may be acquired or held by any an employee benefit or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "CODE") (a "PLAN"), or any other person (including an insurance company (whether through its general or separate accounts), an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan within the meaning of the U.S. Department of Labor ("DOL") regulation at 29 C.F.R. "SS"2510.3-101 (each, a "PLAN INVESTOR").

    Each Beneficial Owner of a Class A Certificate (or any interest therein) shall be deemed to have represented, by virtue of its acquisition or holding of such Certificate (or interest therein), that it is not a Plan Investor.

    If any Class A Certificate (or any interest therein) is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted Beneficial Owner will be treated as the Beneficial Owner of such Class A Certificate, retroactive to the date of transfer to the purported Beneficial Owner. Any purported Beneficial Owner whose acquisition or holding of any such Certificate (or interest therein) was effected in violation of the provisions of the preceding paragraph shall indemnify and hold harmless the Depositor, the Trustee, the Master Servicer, any Subservicer, and the Trust from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

    Investors in the Class A Certificates are urged to obtain from a transferee of such Certificates a certification of such transferee"s eligibility to purchase such Certificates in the form of the representation letter attached as Annex II hereto.

                                                                       ANNEX I

        GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

    Except in certain limited circumstances, the globally offered Bear Stearns Asset Backed Securities Corp., Mortgage Asset-Backed Pass-Through Certificates, Series 1999-RS4 (collectively, the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Cedel or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

    Secondary market trading between investors through Cedel and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Cedel and Euroclear and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

    Secondary market trading between investors through DTC will be conducted according to DTC"s rules and procedures applicable to U.S. corporate debt obligations.

    Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

    Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

    All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors" interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their Relevant Depositary which in turn will hold such positions in their accounts as DTC Participants.

    Investors electing to hold their Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

    Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

    Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser"s and seller"s accounts are located to ensure that settlement can be made on the desired value date.

    TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset-backed certificates issues in same-day funds. Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

    TRADING BETWEEN DTC, SELLER AND CEDEL OR EUROCLEAR PARTICIPANTS. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the Relevant Depositary to the DTC Participant"s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant"s or Euroclear Participant"s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debt will be valued instead as of the actual settlement date.

    Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their account one day later. As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although the result will depend on each Cedel Participant"s or Euroclear Participant"s particular cost of funds. Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for crediting Global Securities to the respective European Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

    TRADING BETWEEN CEDEL OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases Cedel or Euroclear will instruct the respective Depositary, as appropriate, to credit the Global Securities to the DTC Participant"s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist to 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant"s or Euroclear Participant"s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant"s or Euroclear Participant"s account would instead be valued as of the actual settlement date.

    Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

        (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system"s customary procedures;

        (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

        (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

    A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers" securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate: Exemption for Non-U.S. Persons (Form W-8). Beneficial Holders of Global Securities that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

    Exemption for Non-U.S. Persons with effectively connected income (Form
4224). A Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

    Exemption or reduced rate for Non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Holdership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by Certificate Holders or their agent. Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer"s Request for Taxpayer Identification Number and Certification).

    U.S. Federal Income Tax Reporting Procedure. The Holder of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year. The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof (unless, in the case of a partnership, future Treasury regulations provide otherwise), (iii) an estate that is subject to U.S. federal income tax regardless of the source of its income, or (iv) a trust other than a "foreign trust," as defined in Section 7701(a)(31) of the Code. The term "Non-U.S. Person" means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                                                      ANNEX II

                         ERISA Representation Letter

                                                                        [date]

BEAR STEARNS ASSET BACKED SECURITIES, INC.
245 Park Avenue
New York, New York 10167

Bank One, National Association
One North State Street, 9th Floor
Chicago, Illinois 60602

Re: Bear Stearns Asset Backed Securities, Inc.
   Mortgage Asset-Backed Pass-Through Certificates, Series 1999-RS4, Class A-

Ladies and Gentlemen:

    [ ________________________ ] (the "Purchaser") intends to purchase from [ ] (the "Seller") $[ ______ ] initial Certificate Principal Balance of the above-referenced certificates (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of November 1, 1999, among Bear Stearns Asset Backed Securities, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer (the "Master Servicer") and Bank One, National Association, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement.

    The Purchaser hereby certifies, represents and warrants to, and covenants with the Company, the Trustee and the Master Servicer that the Purchaser is not an employee benefit or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (a "Plan"), or any other person (including an insurance company (whether through its general or separate accounts), an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan within the meaning of the U.S. Department of Labor ("DOL") regulation at 29 C.F.R. "SS"2510.3-101.

    In addition, the Purchaser hereby certifies, represents and warrants to, and covenants with, the Company, the Trustee and the Master Servicer that the Purchaser will not transfer the Certificates to any Plan or person unless such Plan or person meets the requirements set forth above.

                                          Very truly yours,

                                          By:
                                          ------------------------------------
                                             Name:
                                             Title:

                                 $149,659,000

                  MORTGAGE LOAN TRUST, SERIES RASC 1999-RS4
                                    ISSUER

                       RESIDENTIAL FUNDING CORPORATION
                          SELLER AND MASTER SERVICER

                  BEAR STEARNS ASSET BACKED SECURITIES, INC.
                                  DEPOSITOR

               MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES
                               SERIES 1999-RS4
                               ----------------
                            PROSPECTUS SUPPLEMENT
                               ----------------

                           Bear, Stearns & Co. Inc.

                              November 23, 1999

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

WE ARE NOT OFFERING THE CLASS A CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until February 21, 2000.

                            Asset-Backed Securities
                             (Issuable in Series)
                  BEAR STEARNS ASSET BACKED SECURITIES, INC.
                                   Depositor

The Securities

         Bear Stearns Asset Backed Securities, Inc., as depositor, will sell the securities, which may be in the form of asset-backed certificates or asset-backed notes. Each issue of securities will have its own series designation and will evidence either:

         o    ownership interests in certain assets in a trust fund or

         o debt obligations secured by certain assets in a trust fund.

         Each series of securities will consist of one or more classes. Each class of securities will represent the entitlement to a specified portion of future interest payments and a specified portion of future principal payments on the assets in the related trust fund. In each case, the specified portion may equal from 0% to 100%. A series may include one or more classes of securities that are senior in right of payment to one or more other classes. One or more classes of securities may be entitled to receive distributions of principal, interest or both prior to one or more other classes, or before or after certain specified events have occurred. The related prospectus supplement will specify each of these features.


CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 3 OF THIS PROSPECTUS.

The securities represent obligations of the trust only and do not represent an interest in or obligation of the depositor, the seller, the master servicer or any of their affiliates.

This prospectus may be used to offer and sell the securities only if accompanied by a prospectus supplement.


The Trust Fund and Its Assets

         As specified in the related prospectus supplement, each trust fund will consist primarily of assets from one of the following categories:

         o closed-end and/or revolving home equity loans secured by senior or subordinate liens on one- to four-family residential or mixed-use properties;

         o home improvement installment sales contracts and installment loan agreements that are either unsecured or secured by senior or subordinate liens on one- to four-family residential or mixed-use properties or by purchase money security interests in the related home improvements; and

         o    private asset backed securities.

              Each trust fund may be subject to early termination in certain circumstances.

Market for the Securities

         No market will exist for the securities of any series before they are issued. In addition, even after the securities of a series have been issued and sold, there can be no assurance that a resale market will develop.

Offers of the Securities

         Offers of the securities are made through Bear, Stearns & Co. Inc. and the other underwriters listed in the related prospectus supplement.

         Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                           Bear, Stearns & Co. Inc.
                                August 5, 1999

             IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS
                  AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

              Information about each series of securities is contained in the following documents:

         o this prospectus, which provides general information, some of which may not apply to a particular series; and

         o the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series. If the prospectus supplement contains information about a particular series that differs from the information contained in this prospectus, you should rely on the information in the prospectus supplement.

         You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

         Each prospectus supplement generally will include the following information with respect to the related series of securities:

         o the principal amount, interest rate and authorized denominations of each class of securities;

         o information concerning the home equity loans, home improvement contracts and/or private securities in the related trust fund;

         o information concerning the seller or sellers of the home equity loans, home improvement contracts and/or private securities and information concerning any servicer;

         o the terms of any credit enhancement with respect to particular classes of the securities;

         o information concerning other trust fund assets, including any reserve fund;

         o the final scheduled distribution date for each class of securities;

         o the method for calculating the amount of principal to be paid to each class of securities, and the timing and order of priority of principal payments;

         o information about any REMIC or FASIT tax elections for some or all of the trust fund assets; and

         o    particulars of the plan of distribution for the securities.

         If you require additional information, the mailing address of our principal executive offices is Bear Stearns Asset Backed Asset Securities, Inc., 245 Park Avenue, New York, New York 10167 and our telephone number is
(212) 272-4095. For other means of acquiring additional information about us or a series of securities, see "The Trust Funds -- Incorporation of Certain Information by Reference" beginning on page 85 of this prospectus.

                                 RISK FACTORS

         You should consider the following information carefully, since it identifies certain significant sources of risk associated with an investment in the securities.

Limited Liquidity

         No market will exist for the securities of any series before they are issued. In addition, we cannot give you any assurance that a resale market will develop following the issuance and sale of any series of the securities. Even if a resale market does develop, it might not provide you with liquidity of investment or continue for the life of the securities.

Limited Assets for Making Payments

         The securities of each series will be payable solely from the assets of the related trust fund, including any credit enhancement that may be applicable to certain classes. In the case of securities that are in the form of notes, the related indenture will require that noteholders proceed only against the assets of the related trust fund. We cannot give you any assurance that the market value of the assets in any trust fund will be equal to or greater than the total principal amount of the related series of securities then outstanding, plus accrued interest. Moreover, if the assets of a trust fund are ever sold, the sale proceeds will be applied first to reimburse any related trustee, servicer and credit enhancement provider for their unpaid fees and expenses before any remaining amounts are distributed to securityholders.

         In addition, at the times specified in the related prospectus supplement, certain assets of the trust fund and the related security accounts may be released to the depositor, the servicer, the credit enhancement provider or other persons, if

         o all payments then due on the related securities have been made, and

         o any other payments specified in the related prospectus supplement have been made.

         Once released, such assets will no longer be available to make payments to securityholders.

         You will have no recourse against the depositor or any other person if any required distribution on the securities is not made or for any other default. The only obligations of the depositor with respect to the related trust fund or the securities would result from a breach of the representations and warranties that the depositor may make concerning the trust assets. However, because of the depositor's very limited assets, even if the depositor should be required to repurchase a loan from a particular trust fund because of the breach of a representation or warranty, its sole source of funds for the repurchase would be:

         o funds obtained from enforcing any similar obligation of the originator of the loan, or

         o monies from any reserve fund established to pay for loan repurchases.

Limited Protection Against Losses

         Credit enhancement is intended to reduce the effect of delinquent payments or loan losses on those classes of securities that have the benefit of the credit enhancement. Nevertheless, the amount of any credit enhancement is subject to the limits described in the related prospectus supplement. Moreover, the amount of credit enhancement may decline or be depleted under certain circumstances before the related securities are paid in full. As a result, securityholders may suffer losses.

Your Yields on the Securities May Vary

         The timing of principal payments on the securities of a series will be affected by a number of factors, including the following:

         o the extent of prepayments on the underlying loans in the trust fund or, if the trust fund contains underlying securities, on the loans backing the underlying securities;

         o the method by which payments of principal are allocated among the classes of securities of that series as specified in the related prospectus supplement;

         o if any party has an option to terminate the related trust early, the effect of the exercise of the option;

         o the rate and timing of defaults and losses on the assets in the related trust fund;

         o repurchases of assets in the related trust fund as a result of material breaches of representations and warranties made by the depositor or a seller; and

         o in the case of a trust fund that contains revolving credit line loans, any provisions for non-amortization, early amortization or scheduled amortization periods described in the related prospectus supplement.

         All the above factors may affect the yield to maturity of the securities.

         Interest payable on the securities on any given distribution date will include all interest accrued during the related interest accrual period. Each prospectus supplement will specify the interest accrual period for the securities of the related series. If interest accrues during the calendar month before the related distribution date, your effective yield will be less than it would be if the interest accrual period ended the day before the distribution date. As a result, your effective yield at par may be less than the indicated coupon rate.

Some Loans Require Balloon Payments

         Certain of the underlying loans may not be fully amortizing over their terms to maturity and may require a substantial principal payment (i.e., a "balloon" payment) at their stated maturity. Loans of this type involve a greater degree of risk than fully amortizing loans since the related borrower generally must be able to refinance the loan or sell the related property prior to the loan's maturity date. The borrower's ability to do so will depend on such factors as the level of available mortgage rates at the time of sale or refinancing, the relative strength of the local housing market, the borrower's equity in the property, the borrower's general financial condition and tax laws.

Adjustable Rate Loans May Be Underwritten Differently

         A trust fund may include adjustable rate loans that were underwritten on the assumption that the borrowers would be able to make higher monthly payments in a relatively short period of time. In fact, however, the borrowers' income may not be sufficient to meet their loan payments as payment amounts increase, thus increasing the risk of default.

Property Values May Be Insufficient

         If the home equity loans in a trust fund are primarily in a junior lien position, any proceeds from liquidations, insurance recoveries or condemnations must be used first to satisfy the claims of the related senior lien loans (and related foreclosure expenses) before being available to satisfy the junior lien loans. In addition, a junior mortgage lender may only foreclose subject to the related senior mortgage. As a result, the junior mortgage lender must either pay the related senior mortgage lender in full, at or before the foreclosure sale, or agree to make the regular payments on the senior mortgage. The trust will not have a source of funds to satisfy any senior mortgages or to continue making payments on them. As a result, the trust's ability, as a practical matter, to foreclose on any junior mortgage loan will be quite limited. The following factors, among others, could adversely affect property values in such a way that the outstanding balance of the related loans, together with any senior financing on the same properties, would equal or exceed those values:

         o an overall decline in the residential real estate markets where the properties are located;

         o    failure of borrowers to maintain their properties adequately; and

         o natural disasters that may not be covered by hazard insurance, such as earthquakes and floods.

         If property values decline, actual rates of delinquencies, foreclosures and losses on the underlying loans could be higher than those currently experienced by the mortgage lending industry in general.

Home Improvement Contracts and Other Loans May Not Have Sufficient Security

         A trust fund may include home improvement contracts that are not secured by an interest in real estate or otherwise. It may also include home equity loans with original loan-to-value ratios (or combined loan-to-value ratios in the case of junior loans) greater than 100%. In these cases, the trust fund could be treated as a general unsecured creditor for the unsecured portion of these loans.

         If a loan of this type goes into default, the trust fund will have recourse only against the borrower's assets generally for the unsecured portion of the loan, along with the borrower's other general unsecured creditors. In a bankruptcy proceeding, the unsecured portion of the loan may be discharged, even if the value of the borrower's assets available to the trust fund would be insufficient to pay the remaining amounts owing on the loan.

Home Improvement Contracts Will Not Be Stamped

         The depositor will ensure that a UCC-1 financing statement is filed that identifies as collateral the home improvement contracts included in a trust fund. However, unless the related prospectus supplement provides otherwise, the home improvement contracts themselves will not be stamped or marked to reflect their assignment to the trust fund. Thus, if as a result of negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment to the trust fund, the interests of the related securityholders in those contracts could be defeated.

Pre-Funding May Adversely Affect Your Investment

         The related prospectus supplement may provide that the depositor or seller will deposit a specified amount in a pre-funding account on the date the securities are issued. In this case, the deposited funds may be used only to acquire additional assets for the trust during a specified period after the initial issuance of the securities. Any amounts remaining in the account at the end of that period will be distributed as a prepayment of principal to the holders of the related securities. As a result, the yield to maturity on your investment may be adversely affected.

Bankruptcy Laws May Adversely Affect Trust Fund Assets

         The federal bankruptcy code and state debtor relief laws may adversely affect the ability of the trust fund, as a secured lender, to realize upon its security. For example, in a federal bankruptcy proceeding, a lender may not foreclose on mortgaged property without the bankruptcy court's permission. Similarly, the debtor may propose a rehabilitation plan, in the case of mortgaged property that is not his principal residence, that would reduce the amount of the lender's secured indebtedness to the value of the property as of the commencement of the bankruptcy. As a result, the lender would be treated as a general unsecured creditor for the reduced amount, the amount of the monthly payments due on the loan could be reduced, and the interest rate and loan payment schedule could be changed.

         Any such actions could result in delays in receiving payments on the loans underlying the securities and result in the reduction of total payments.

Environmental Risks May Adversely Affect Trust Fund Assets

         Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety. In certain circumstances, these laws and regulations impose obligations on owners or operators of residential properties such as those that secure the loans. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the trust fund as owner of the related property.

         In some states, a lien on the property due to contamination has priority over the lien of an existing mortgage. Further, a mortgage lender may be held liable as an "owner" or "operator" for costs associated with the release of petroleum from an underground storage tank under certain circumstances. If the trust fund is considered the owner or operator of a property, it will suffer losses as a result of any liability imposed for environmental hazards on the property.

Consumer Protection Laws May Adversely Affect Trust Fund Assets

         The loans and contracts in each trust fund also may be subject to federal laws relating to loan origination and underwriting. These laws

         o require certain disclosures to the borrowers regarding the terms of the loans;

         o prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the consumer credit protection act, in the extension of credit;

         o regulate the use and reporting of information related to the borrower's credit experience; and

         o require additional application disclosures, limit changes that may be made to the loan documents without the borrower's consent and restrict a lender's ability to declare a default or to suspend or reduce a borrower's credit limit to certain enumerated events.

         Certain loans are also subject to federal laws that impose additional disclosure requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges. These laws can impose specific liabilities upon creditors that fail to comply and may affect the enforceability of the related loans. In addition, the trust fund, as assignee of the creditor, would generally be subject to all claims and defenses that the borrower could assert against the creditor, including the right to rescind the loan.

         Certain home improvement contracts are subject to federal laws that protect the borrower from defective or incomplete work by a contractor. These laws permit the borrower to withhold payment if the work does not meet the quality and durability standards agreed to between the borrower and the contractor. These laws have the effect of subjecting the trust fund, as assignee of the creditor, to all claims and defenses which the borrower in a sale transaction could assert against the seller of defective goods.

         If certain provisions of these federal laws are violated, the servicer may be unable to collect all or part of the principal or interest on the loans. The trust fund also could be subject to damages and administrative enforcement.

Subordinate Securities Are Subject to Additional Risk

         If you invest in any class of subordinate securities, your rights as an investor to receive payments otherwise due you will be subordinate to the rights of the servicer and the holders of the related senior securities. As a result, before investing in any subordinate securities, you must be prepared to bear the risk that payments on your securities may be delayed and that you might not recover all of your initial investment.

Financial Instruments May Not Perform As Expected

         As described under "Enhancement--Financial Instruments," a trust fund may include financial instruments to protect against certain risks or to provide certain cash flow characteristics for particular classes of the securities of a series. If you invest in such a class and the issuer of the financial instruments fails to perform its obligations, the yield to maturity, market price and liquidity of your securities could be materially adversely affected. In addition, if the issuer of the related financial instruments experiences a credit rating downgrade, the market price and liquidity of your securities could be reduced. Finally, if the financial instruments are intended to provide an approximate or partial hedge for certain risks or cashflow characteristics, the yield to maturity, market price and liquidity of your securities could be adversely affected to the extent that the financial instrument does not provide a perfect hedge.

REMIC Residual Securities Are Subject to Additional Risk

         If you invest in any class of securities that represent the "residual interest" in a real estate mortgage investment conduit (REMIC), you will be required to report as ordinary income your pro rata share of the REMIC's taxable income, whether or not you actually received any cash. Thus, as the holder of a REMIC residual interest security, you could have taxable income and tax liabilities in a year that are in excess of your ability to deduct servicing fees and any other REMIC expenses. In addition, because of their special tax treatment, your after-tax yield on a REMIC residual interest security may be significantly less than that of a corporate bond with similar cash-flow characteristics and pre-tax yield. Transfers of REMIC residual interest securities are also restricted.

FASIT Ownership Securities Are Subject to Additional Risk

         If you are a fully taxable domestic corporation that invests in any class of securities representing the "ownership interest" in a financial asset securitization investment trust (FASIT), you will be required to report as ordinary income your pro rata share of the FASIT's taxable income, whether or not you actually received any cash. Thus, as the holder of a FASIT ownership interest security, you could have taxable income and tax liabilities in a year that are in excess of your ability to deduct servicing fees and any other FASIT expenses. In addition, because of their special tax treatment, your after-tax yield on a FASIT ownership interest security may be significantly less than that of a corporate bond with similar cash-flow characteristics and pre-tax yield. Transfers of FASIT ownership interest securities are also restricted.

Book Entry Registration

         Limit on Liquidity of Securities. Securities issued in book-entry form may have only limited liquidity in the resale market, since investors may be unwilling to purchase securities for which they cannot obtain physical instruments.

         Limit on Ability to Transfer or Pledge. Transactions in book-entry securities can be effected only through The Depository Trust Company (DTC), its participating organizations, its indirect participants and certain banks. As a result, your ability to transfer or pledge securities issued in book-entry form may be limited.

         Delays in Distributions. You may experience some delay in the receipt of distributions on book-entry securities since the distributions will be forwarded by the trustee to DTC for credit to the accounts of its participants. In turn, these participants will credit the distributions to your account either directly or indirectly through indirect participants.

Security Ratings Are Not Recommendations

         Any class of securities issued under this prospectus and the accompanying prospectus supplement will be rated in one of the four highest rating categories of a nationally recognized rating agency. A rating is based on the adequacy of the value of the trust fund assets and any credit enhancement for that class and reflects the rating agency's assessment of the likelihood that holders of the class of securities will receive the payments to which they are entitled. A rating is not an assessment of the likelihood that principal prepayments on the underlying loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated or the likelihood of an early termination of the securities. You should not view a rating as a recommendation to purchase, hold or sell securities because it does not address the market price or suitability of the securities for any particular investor.

         There is no assurance that any rating will remain in effect for any given period or that the rating agency will not lower or withdraw the rating in the future. The rating agency could lower or withdraw its rating due to:

         o any decrease in the adequacy of the value of the trust fund assets or any related credit enhancement, or

         o an adverse change in the financial or other condition of a credit enhancement provider.

                         DESCRIPTION OF THE SECURITIES

General

         Bear Stearns Asset Backed Securities, Inc. (the "Depositor") will establish a trust fund (each, a "Trust Fund") for each series (a "Series") of its Asset-Backed Notes (the "Notes") and of its Asset-Backed Certificates (the "Certificates").

         Each Series of Notes will be issued pursuant to an indenture (each, an "Indenture") between the Trust Fund and the entity named in the related Prospectus Supplement as trustee (the "Trustee") with respect to that Series. A form of Indenture has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. If the Trust Fund includes Loans, the Trust Fund and the related servicer (the "Servicer") will also enter into a Servicing Agreement (each, a "Servicing Agreement") with respect to the Loans.

         The Certificates will also be issued in Series pursuant to separate agreements (each, a "Pooling and Servicing Agreement" or a "Trust Agreement") among the Depositor, the related Servicer (if the Trust Fund includes Loans) and the related Trustee A form of Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. A Series may consist of both Notes and Certificates. We refer to both Notes and Certificates in this prospectus as "Securities."

         The seller or sellers named in the related Prospectus Supplement (collectively, the "Seller"), from which the Depositor will have purchased certain of the assets included in the Trust Fund, may agree to reimburse the Depositor for certain fees and expenses that the Depositor incurs in connection with the offering of the related Securities.

         The following summaries describe certain provisions in the Pooling and Servicing Agreement or Trust Agreement, in the case of a Series of Certificates, and the Indenture and the Servicing Agreement, in the case of a Series of Notes (collectively, the "Agreements") common to each Series of Securities. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Agreements and the Prospectus Supplement relating to each Series of Securities. Where particular provisions or terms used in the Agreements are referred to, the actual provisions (including definitions of terms) are incorporated in this prospectus by reference as part of such summaries.

         Each Series of Securities will consist of one or more classes (each, a "Class"), one or more of which may be compound interest Securities, variable interest Securities, planned balance (PAC) Securities, zero coupon Securities, principal only Securities, interest only Securities or participating Securities. A Series may also include one or more Classes of subordinated Securities. The Securities of each Series will be issued only in fully registered form, without coupons, in the authorized denominations for each Class specified in the related Prospectus Supplement. Upon satisfaction of any conditions, applicable to a particular Class as described in the related Prospectus Supplement, the transfer of the Securities may be registered and the Securities may be exchanged at the office of the Trustee without the payment of any service charge, other than any tax or governmental charge payable in connection with the registration of transfer or exchange. If specified in the related Prospectus Supplement, one or more Classes of a Series may be available in book-entry form only.

         Unless otherwise provided in the related Prospectus Supplement, payments of principal of and interest on a Series of Securities will be made on the distribution dates specified in the Prospectus Supplement (each, a "Distribution Date") by check mailed to holders of that Series, registered as such at the close of business on the record date (specified in the Prospectus Supplement) that is applicable to that Distribution Date at their addresses appearing on the security register (each, a "Holder"). However, payments may be made by wire transfer (at the expense of the Holder requesting payment by wire transfer) in certain circumstances described in the Prospectus Supplement. In addition final payments of principal in retirement of each Security will be made only upon presentation and surrender of the Security at the office of the related Trustee. Notice of the final payment on a Security will be mailed to the Holder of that Security before the Distribution Date on which the final principal payment is expected to be made.

         Payments of principal of and interest on the Securities will be made by the Trustee, or a paying agent on behalf of the Trustee, as specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, the following amounts will be deposited directly into an account (each, a "Collection Account") established for a particular Series with the Trustee (or with the Servicer in the name of the Trustee):

         o all payments with respect to the Primary Assets (as defined below) for a Series, together with reinvestment income thereon;

         o amounts withdrawn from any cash, letters of credit, short-term investments or other instruments acceptable to the rating agencies identified in the Prospectus Supplement as rating that Series (each, a "Rating Agency") deposited in one or more reserve funds established in the name of the Trustee (each, a "Reserve Fund'); and

         o    amounts available pursuant to any other credit enhancement.

         If provided in the related Prospectus Supplement, the deposits may be net of certain amounts payable to the Servicer and any other person specified in the Prospectus Supplement. Those amounts thereafter will be deposited into the separate distribution account (each, a "Distribution Account") established for that Series and will be available to make payments on the Securities of that Series on the next Distribution Date. See "The Trust Funds--Collection and Distribution Accounts" in this prospectus.

The Primary Assets and Their Valuation

         The "Primary Assets" of each Trust Fund may include one or more pools of the following:

         o closed-end and/or revolving home equity loans (the "Mortgage Loans"), secured by senior or subordinate liens on one- to four-family residential or mixed-use properties;

         o home improvement installment sales contracts and installment loan agreements (the "Home Improvement Contracts"), which are either unsecured or secured generally by subordinate liens on one- to four-family residential or mixed-use properties, or by purchase money security interests in the related home improvements (the "Home Improvements"); and

         o securities (the "Private Securities") backed or secured by Mortgage Loans, Contracts and/or Home Improvement Contracts (the "Underlying Loans").

         The Mortgage Loans and the Home Improvement Contracts are collectively referred to in this prospectus as the "Loans". The residential or mixed-use properties that secure the Mortgage Loans are collectively referred to in this prospectus as the "Mortgaged Properties".

         If specified in the related Prospectus Supplement for a Series of Notes, each Primary Asset included in the related Trust Fund will be assigned an initial "Asset Value." Unless otherwise specified in the related Prospectus Supplement, at any time the Asset Value of the Primary Assets will be equal to

         o the product of the Asset Value Percentage as set forth in the Indenture and

         o    the lesser of

                  (a) the stream of remaining regularly scheduled payments on the Primary Assets, net, unless otherwise provided in the related Prospectus Supplement, of certain amounts payable as expenses, together with income earned on each such scheduled payment received through the day preceding the next Distribution Date at the Assumed Reinvestment Rate, if any, discounted to present value at the highest interest rate on the Notes of that Series over periods equal to the interval between payments on the Notes, and

                  (b) the then-outstanding principal balance of the Primary
                      Assets.

         Unless otherwise specified in the related Prospectus Supplement, the initial Asset Value of the Primary Assets will be at least equal to the principal amount of the Notes of the related Series at the date of issuance.

         The "Assumed Reinvestment Rate," if any, for a Series will be the highest rate permitted by the Rating Agencies or a rate insured by means of a surety bond, guaranteed investment contract or reinvestment agreement or other arrangement satisfactory to the Rating Agencies. If the Assumed Reinvestment Rate is insured in this way, the related Prospectus Supplement will set forth the terms of the arrangement.

Payments of Interest

         The Securities of each Class that by their terms are entitled to receive interest will bear interest (calculated, unless otherwise specified in the related Prospectus Supplement, on the basis of a 360-day year of twelve 30-day months) from the date and at the rate specified, or will be entitled to receive interest payment amounts calculated in the method described, in the related Prospectus Supplement. Interest on the interest-bearing Securities of a Series will be payable on the Distribution Date specified in the related Prospectus Supplement. The rate of interest on Securities of a Series may be variable or may change with changes in the annual interest rates of the Loans (or Underlying Loans) included in the related Trust Fund and/or as prepayments occur with respect to the Loans (or Underlying Loans). Principal only Securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions. Any interest on zero coupon Securities that is not paid on the related Distribution Date will accrue and be added to principal on such Distribution Date.

         Interest payable on the Securities on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues during the calendar month preceding a Distribution Date, the effective yield to Holders will be reduced from the yield that would otherwise be obtainable if interest payable on the Securities were to accrue through the day immediately preceding that Distribution Date.

Payments of Principal

         On each Distribution Date for a Series, principal payments will be made to the Holders of the related Securities on which principal is then payable, to the extent set forth in the related Prospectus Supplement. The payments will be made in a total amount determined as specified in the related Prospectus Supplement and will be allocated among the respective Classes of the Series in the manner, at the times and in the priority (which may, in certain cases, include allocation by random lot) set forth in the related Prospectus Supplement.

Final Scheduled Distribution Date

         The "Final Scheduled Distribution Date" with respect to each Class of a Series of Notes is the date no later than which the total principal balance of that Class will be fully paid, and with respect to each Class of a Series of Certificates is the date on which the principal balance of that Class is expected to be reduced to zero, in each case calculated on the basis of the assumptions applicable to that Series described in the related Prospectus Supplement. The Final Scheduled Distribution Date for each Class of a Series will be specified in the related Prospectus Supplement. Since payments on the Primary Assets will be used to make distributions that reduce the outstanding principal amount of the Securities, it is likely that the actual final Distribution Date of any Class will occur earlier, and may occur substantially earlier, than its Final Scheduled Distribution Date. Furthermore, with respect to a Series of Certificates, unless otherwise specified in the related Prospectus Supplement, the actual final Distribution Date of any Certificate may occur later than its Final Scheduled Distribution Date as a result of delinquencies, defaults and liquidations of the Primary Assets in the Trust Fund. No assurance can be given as to the actual prepayment experience with respect to a Series. See "-Weighted Average Lives of the Securities" below.

Special Redemption

         If so specified in the Prospectus Supplement relating to a Series of Securities having other than monthly Distribution Dates, one or more Classes of Securities of that Series may be subject to special redemption, in whole or in part, on the day specified in the related Prospectus Supplement (the "Special Redemption Date") if, as a consequence of prepayments on the related Loans (or Underlying Loans) or low yields then available for reinvestment, the entity specified in the Prospectus Supplement determines, based on assumptions set forth in the applicable Agreement, that the amount available for the payment of interest that will have accrued on those Securities (the "Available Interest Amount") through the designated interest accrual date specified in the related Prospectus Supplement is less than the amount of interest that will have accrued on those Securities to that date. In this event and as further described in the Prospectus Supplement, the Trustee will redeem a principal amount of outstanding Securities of that Series sufficient to cause the Available Interest Amount to equal the amount of interest that will have accrued through the designated interest accrual date for that Series of Securities outstanding immediately after the redemption.

Optional Redemption, Purchase or Termination

         The Depositor or the Servicer or any other entity that may be designated in the related Prospectus Supplement will have the option to redeem, in whole or in part, one or more Classes of Notes or purchase one or more Classes of Certificates of any Series on any Distribution Date under the circumstances, if any, specified in the related Prospectus Supplement. Alternatively, if the Prospectus Supplement for a Series of Certificates so provides, the Depositor, the Servicer or another entity designated in the related Prospectus Supplement will have the option to cause an early termination of the Trust Fund by repurchasing all of the Primary Assets from the Trust Fund on or after a date specified in the Prospectus Supplement, or on or after such time as the total outstanding principal amount of the Certificates or Primary Assets (as specified in the Prospectus Supplement) is equal to or less than the amount or percentage specified in the Prospectus Supplement. Notice of such redemption, purchase or termination must be given by the Depositor or the Trustee prior to the related date. The redemption, purchase or repurchase price will be set forth in the Prospectus Supplement. If specified in the Prospectus Supplement, in the event that a REMIC election has been made, the Trustee shall receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a "qualified liquidation" under Section 860F of the Internal Revenue Code of 1986, as amended (the "Code").

         In addition, the Prospectus Supplement may provide other circumstances under which Holders of Securities of a Series could be fully paid significantly earlier than would otherwise be the case if payments or distributions were solely based on the activity of the related Primary Assets.

Weighted Average Lives of the Securities

         Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. Unless otherwise specified in the related Prospectus Supplement, the weighted average life of the Securities of a Class will be influenced by the rate at which the amount financed under the Loans (or Underlying Loans relating to the Private Securities, as applicable) included in the Trust Fund for a Series is paid, whether in the form of scheduled amortization or prepayments.

         Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The Prospectus Supplement for a Series of Securities will describe the prepayment standard or model, if any, that is used and may contain tables setting forth the projected weighted average life of each Class of Securities of the Series and the percentage of the original principal amount of each Class of Securities of the Series that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Loans (or Underlying Loans relating to the Private Securities, as applicable) included in the related Trust Fund are made at rates corresponding to various percentages of the prepayment standard or model specified in the Prospectus Supplement.

         There is, however, no assurance that prepayment of the Loans (or Underlying Loans relating to the Private Securities, as applicable) included in the related Trust Fund will conform to any level of any prepayment standard or model specified in the related Prospectus Supplement. The rate of principal prepayments on pools of loans may be influenced by a variety of factors, including job-related factors such as transfers, layoffs or promotions and personal factors such as divorce, disability or prolonged illness. Economic conditions, either generally or within a particular geographic area or industry, also may affect the rate of principal prepayments. Demographic and social factors may influence the rate of principal prepayments in that some borrowers have greater financial flexibility to move or refinance than do others. The deductibility of mortgage interest payments, servicing decisions and other factors also can affect the rate of principal prepayments. As a result, there can be no assurance as to the rate or timing of principal prepayments of the Loans (or Underlying Loans) either from time to time or over the lives of the Loans (or Underlying Loans).

         The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the Loans (or Underlying Loans) for a Series, those loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by those loans. In this regard, it should be noted that the Loans (or Underlying Loans) for a Series may have different interest rates. In addition, the weighted average life of a Class of the Securities may be affected by the varying maturities of the Loans (or Underlying Loans). If any Loans (or Underlying Loans) for a Series have actual terms to stated maturity that are less than those that were assumed in calculating the Final Scheduled Distribution Date of the related Securities, one or more Classes of the Series may be fully paid prior to their respective Final Scheduled Distribution Date, even in the absence of prepayments and a reinvestment return higher than the Assumed Reinvestment Rate.

                                THE TRUST FUNDS

General

         The Notes of each Series will be secured by the pledge of the assets of the related Trust Fund, and the Certificates of each Series will represent interests in the assets of the related Trust Fund. The Trust Fund of each Series will include assets purchased by the Depositor from the Seller composed of:

         o    the Primary Assets;

         o amounts available from the reinvestment of payments on the Primary Assets at the Assumed Reinvestment Rate, if any, specified in the related Prospectus Supplement;

         o any credit enhancement ("Enhancement") in the form of an irrevocable letter of credit, surety bond, insurance policy or other form of credit support;

         o any Mortgaged Property or Home Improvement that secured a Loan but which is acquired by foreclosure or deed in lieu of foreclosure or repossession "REO Property"); and

         o the amount, if any, initially deposited into the Collection Account or Distribution Account(s) for a Series as specified in the related Prospectus Supplement.

         The Securities will be non-recourse obligations of the related Trust Fund. The assets of the Trust Fund specified in the related Prospectus Supplement for a Series of Securities, unless the Prospectus Supplement indicates otherwise, will serve as collateral only for that Series of Securities. Holders of a Series of Notes may only proceed against the collateral securing that Series of Notes in the case of a default with respect to that Series of Notes and may not proceed against any assets of the Depositor or the related Trust Fund not pledged to secure those Notes.

         The Primary Assets for a Series will be sold by the Seller to the Depositor or purchased by the Depositor in the open market or in privately negotiated transactions (which may include transactions with affiliates) and will be transferred by the Depositor to the Trust Fund. Loans relating to a Series will be serviced by the Servicer (which may be the Seller) that is specified in the related Prospectus Supplement. The Servicer will service the Loans pursuant to a Pooling and Servicing Agreement, with respect to a Series of Certificates or a Servicing Agreement between the Trust Fund and Servicer, with respect to a Series of Notes.

         If the Prospectus Supplement so provides, a Trust Fund relating to a Series of Securities may be a business trust formed under the laws of the state specified in the Prospectus Supplement pursuant to a trust agreement (each, a "Trust Agreement") between the Depositor and the Trustee.

         Each Trust Fund, prior to the initial offering of the related Series of Securities, will have no assets or liabilities. No Trust Fund is expected to engage in any activities other than:

         o to acquire, manage and hold the related Primary Assets and other assets contemplated in this prospectus and in the related Prospectus Supplement, and the proceeds thereof;

         o    to issue the Securities;

         o    to make payments and distributions on the Securities; and

         o    to perform certain related activities.

         No Trust Fund is expected to have any source of capital other than its assets and any related Enhancement.

         Primary Assets included in the Trust Fund for a Series may consist of any combination of Loans and Private Securities, as and to the extent the related Prospectus Supplement specifies.

The Loans

         Mortgage Loans. The Primary Assets for a Series may consist, in whole or in part, of closed-end home equity loans (the "Closed-End Loans") and/or revolving home equity loans or certain balances forming a part of the revolving loans (the "Revolving Credit Line Loans" and, together with the Closed-End Loans, the "Mortgage Loans") secured by mortgages, primarily on one- to four-family residential or mixed-use properties, that may be subordinated to other mortgages on the same Mortgaged Property. The Mortgage Loans may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related Prospectus Supplement.

         The full principal amount of a Closed-End Loan is advanced at origination of the loan and generally is repayable in equal (or substantially equal) installments of an amount sufficient to fully amortize such loan at its stated maturity. Unless otherwise described in the related Prospectus Supplement, the original terms to stated maturity of Closed-End Loans will not exceed 360 months. Principal amounts on a Revolving Credit Line Loan may be drawn down (up to a maximum amount as set forth in the related Prospectus Supplement) or repaid under each Revolving Credit Line Loan from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related Prospectus Supplement, the Trust Fund will not include any amounts borrowed under a Revolving Credit Line Loan after the date designated in the Prospectus Supplement as the cut-off date (the "Cut-off Date"). As more fully described in the related Prospectus Supplement, interest on each Revolving Credit Line Loan, excluding introductory rates offered from time to time during promotional periods, is computed and payable monthly on the average daily Principal Balance of that Loan. Under certain circumstances, under either a Revolving Credit Line Loan or a Closed-End Loan, a borrower may choose an interest-only payment option under which only the amount of interest that accrues on the loan during the billing cycle must be paid. An interest-only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

         The rate of prepayment on the Mortgage Loans cannot be predicted. Home equity loans have been originated in significant volume only during the past few years and the Depositor is not aware of any publicly available studies or statistics on the rate of prepayment of such loans. Generally, home equity loans are not viewed by borrowers as permanent financing. Accordingly, the Mortgage Loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because home equity loans such as the Revolving Credit Line Loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments to be lower than, or similar to, those of traditional fully-amortizing first mortgage loans. The prepayment experience of the related Trust Fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility and the frequency and amount of any future draws on any Revolving Credit Line Loans. Other factors that might be expected to affect the prepayment rate of a pool of home equity mortgage loans or home improvement contracts include the amounts of, and interest rates on, the underlying first mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and subordinate mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, the Mortgage Loans may experience a higher rate of prepayment than traditional fixed-rate first mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on home equity loans for federal income tax purposes may further increase the rate of prepayments of the Mortgage Loans. Moreover, the enforcement of a "due-on-sale" provision (as described below) will have the same effect as a prepayment of the related Mortgage Loan. See "Certain Legal Aspects of the Loans--Due-on-Sale Clauses in Mortgage Loans."

         Collections on Revolving Credit Line Loans may vary for a number of reasons, including those listed below.

         o A borrower may make a payment during a month in an amount that is as little as the minimum monthly payment for that month or, during the interest-only period for certain Revolving Credit Line Loans (and, in more limited circumstances, Closed-End Loans with respect to which an interest-only payment option has been selected), the interest, fees and charges for that month.

         o A borrower may make a payment that is as much as the entire Principal Balance plus accrued interest and related fees and charges during a month.

         o    A borrower may fail to make the required periodic payment.

         o Collections on the Mortgage Loans may vary due to seasonal purchasing and the payment habits of borrowers.

         The Mortgage Loans will be secured by "Single Family Properties" (i.e., one- to four-family residential housing, including condominium units and cooperative dwelling units) and mixed-use properties. Mixed-use properties will consist of structures of no more than three stories that include one- to four-residential dwelling units and space used for retail, professional or other commercial uses. Such uses, which will not involve more than 50% of the space in the structure, may include doctor, dentist or law offices, real estate agencies, boutiques, newsstands, convenience stores or other similar types of uses intended to cater to individual customers as specified in the related Prospectus Supplement. The properties may be located in suburban or metropolitan districts. Any such non-residential use will be in compliance with local zoning laws and regulations. The Single Family Properties may consist of detached individual dwellings, individual condominiums, townhouses, duplexes, row houses, individual units in planned unit developments and other attached dwelling units. Each Single Family Property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least ten years (unless otherwise provided in the related Prospectus Supplement) greater than the term of the related Loan. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building.

         Unless otherwise specified in the related Prospectus Supplement, Mortgages on cooperative dwelling units consist of a lien on the shares issued by the cooperative dwelling corporation and the proprietary lease or occupancy agreement relating to the cooperative dwelling.

         The aggregate Principal Balance of Loans secured by Single Family Properties that are owner-occupied will be disclosed in the related Prospectus Supplement. Unless otherwise specified in the Prospectus Supplement, the sole basis for a representation that a given percentage of the Loans are secured by Single Family Property that is owner-occupied will be either

         o a representation by the borrower at origination of the Mortgage Loan either that the underlying Mortgaged Property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the Mortgaged Property as a primary residence, or

         o a finding that the address of the underlying Mortgaged Property is the borrower's mailing address as reflected in the Servicer's records.

         To the extent specified in the related Prospectus Supplement, Single Family Properties may include non-owner occupied investment properties and vacation and second homes.

         Home Improvement Contracts. The Primary Assets for a Series may consist, in whole or in part, of home improvement installment sales contracts and installment loan agreements (the "Home Improvement Contracts") originated by a home improvement contractor in the ordinary course of business. As specified in the related Prospectus Supplement, the Home Improvement Contracts will either be unsecured or secured by senior or junior Mortgages primarily on Single Family Properties, or by purchase money security interests in the related Home Improvements. Unless otherwise specified in the applicable Prospectus Supplement, the Home Improvement Contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related Prospectus Supplement.

         Unless otherwise specified in the related Prospectus Supplement, the home improvements (the "Home Improvements") securing the Home Improvement Contracts include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. As used in this prospectus, the term "Property" includes the Mortgaged Properties and the Home Improvements.

         Additional Information. The selection criteria that will apply with respect to the Loans, including, but not limited to, the combined loan-to-value ratios or loan-to-value ratios, as applicable, original terms to maturity and delinquency information, will be specified in the related Prospectus Supplement.

         The Loans for a Series may include Loans that do not amortize their entire Principal Balance by their stated maturity in accordance with their terms and require a balloon payment of the remaining Principal Balance at maturity, as specified in the related Prospectus Supplement. As further described in the related Prospectus Supplement, the Loans for a Series may include Loans that do not have a specified stated maturity.

         The Loans will be conventional contracts or contracts insured by the Federal Housing Administration (the "FHA") or partially guaranteed by the Veterans Administration (the "VA"). Loans designated in the related Prospectus Supplement as insured by the FHA will be insured by the FHA under various FHA programs as authorized under the United States Housing Act of 1937, as amended.. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured Loans relating to a Series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time or origination of such loan.

         The insurance premiums for Loans insured by the FHA are collected by lenders approved by the Department of Housing and Urban Development ("HUD") and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted Loan to HUD. With respect to a defaulted FHA-insured Loan, the Servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the Servicer or HUD, that default was caused by circumstances beyond the borrower's control, the Servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower. Such plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made upon or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the Servicer in partial or full satisfaction of amounts due under the Loan (which payments are to be repaid by the mortgagor to HUD) or by accepting assignment of the loan from the Servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the Loan and HUD must have rejected any request for relief from the borrower before the Servicer may initiate foreclosure proceedings.

         HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The Servicer of each FHA-insured Loan will be obligated to purchase any such debenture issued in satisfaction of a Loan upon default for an amount equal to the principal amount of the debenture.

         The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted Loan adjusted to reimburse the Servicer for certain costs and expenses and to deduct certain amounts received or retained by the Servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to the date of foreclosure but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the Loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured Loan, bears interest from a date 30 days after the borrower's first uncorrected failure to perform any obligation to make any payment due under the Loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

         Loans designated in the related Prospectus Supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended. The Serviceman's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances, the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration.

         The maximum guaranty that may be issued by the VA under a VA-guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. The VA may, at its option and without regard to its guaranty, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

         With respect to a defaulted VA-guaranteed Loan, the Servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guaranteed amount is submitted to the VA after liquidation of the Mortgaged Property.

         The amount payable under a VA guaranty will be the percentage of the VA- insured loan originally guaranteed by the VA applied to the indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guaranty may in no event exceed the amount of the original guaranty.

         The related Prospectus Supplement for each Series will provide information with respect to the Loans that are Primary Assets as of the Cut-off Date, including, among other things, and to the extent relevant:

         o    the aggregate unpaid Principal Balance of the Loans;

         o the range and weighted average interest rates on the Loans, and, in the case of adjustable rate Loans, the range and weighted average of the current interest rates and the lifetime interest rate caps, if any;

         o    the range and average Principal Balance of the Loans;

         o the weighted average original and remaining terms to stated maturity of the Loans and the range of original and remaining terms to stated maturity, if applicable;

         o the range and weighted average of combined loan-to-value ratios or loan-to-value ratios for the Loans, as applicable;

         o the percentage (by Principal Balance as of the Cut-off Date) of Loans that accrue interest at adjustable or fixed interest rates;

         o any special hazard insurance policy or bankruptcy bond or other enhancement relating to the Loans;

         o the percentage (by Principal Balance as of the Cut-off Date) of Loans that are secured by Mortgaged Properties or Home Improvements or that are unsecured;

         o the geographic distribution of any Mortgaged Properties securing the Loans;

         o for Loans that are secured by Single Family Properties, the percentage (by Principal Balance as of the Cut-off Date) secured by shares relating to cooperative dwelling units, condominium units, investment property and vacation or second homes;

         o    the lien priority of the Loans;

         o    the delinquency status and year of origination of the Loans;

         o whether such Loans are Closed-End Loans and/or Revolving Credit Line Loans; and

         o in the case of Revolving Credit Line Loans, the general payments and credit line terms of those Loans and other pertinent features.

         The related Prospectus Supplement will also specify any other limitations on the types or characteristics of Loans for a Series.

         If information of the nature described above respecting the Loans is not known to the Depositor at the time the Securities are initially offered, more general or approximate information of the nature described above will be provided in the Prospectus Supplement and additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series and to be filed with the Commission within 15 days after the initial issuance of the Securities.

Private Securities

         General. Primary Assets for a Series may consist, in whole or in part, of Private Securities that include:

         o pass-through certificates representing beneficial interests in loans of the type that would otherwise be eligible to be Loans (the "Underlying Loans") or

         o    collateralized obligations secured by Underlying Loans.

The pass-through certificates or collateralized obligations will have previously been

         o offered and distributed to the public pursuant to an effective registration statement, or

         o purchased in a transaction not involving any public offering from a person that is not an affiliate of the issuer of the Private Securities at the time of sale (nor its affiliate at any time during the three preceding months) and a period of two years has elapsed since the date the Private Securities were acquired from the issuer or from its affiliate, whichever is later.

         Although individual Underlying Loans may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and the Private Securities themselves will not be insured or guaranteed.

         Private Securities will have been issued pursuant to a pooling and servicing agreement, a trust agreement or similar agreement (each, a "PS Agreement"). The seller/servicer of the Underlying Loans will have entered into the PS Agreement with the trustee under such PS Agreement (the "PS Trustee"). The PS Trustee or its agent, or a custodian, will possess the Underlying Loans. Underlying Loans will be serviced by a servicer (the "PS Servicer") directly or by one or more sub-servicers who may be subject to the supervision of the PS Servicer.

         The sponsor of the Private Securities (the "PS Sponsor") will be

         o a financial institution or other entity engaged generally in the business of lending;

         o a public agency or instrumentality of a state, local or federal government; or

         o a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling loans to such trusts, and selling beneficial interests in such trusts.

         If so specified in the Prospectus Supplement, the PS Sponsor may be an affiliate of the Depositor. The obligations of the PS Sponsor generally will be limited to certain representations and warranties that it makes with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related Prospectus Supplement, the PS Sponsor will not have guaranteed any of the assets conveyed to the related trust or any of the Private Securities issued under the PS Agreement.

         Distributions of principal and interest will be made on the Private Securities on the dates specified in the related Prospectus Supplement. The Private Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Securities by the PS Trustee or the PS Servicer. The PS Sponsor or the PS Servicer may have the right to repurchase the Underlying Loans after a certain date or under other circumstances specified in the related Prospectus Supplement.

         The Underlying Loans may be fixed rate, level payment, fully amortizing loans or adjustable rate loans or loans having balloon or other irregular payment features. The Underlying Loans will be secured by mortgages on Mortgaged Properties.

         Credit Support Relating to Private Securities. Credit support in the form of reserve funds, subordination of other private securities issued under the PS Agreement, guarantees, cash collateral accounts, security policies or other types of credit support may be provided with respect to the Underlying Loans or with respect to the Private Securities themselves. The type, characteristics and amount of credit support will be a function of certain characteristics of the Underlying Loans and other factors and will have been established for the Private Securities on the basis of requirements of the nationally recognized statistical rating organization that rated the Private Securities.

         Additional Information. The Prospectus Supplement for a Series for which the Primary Assets include Private Securities will specify, to the extent relevant and to the extent such information is reasonably available to the Depositor and the Depositor reasonably believes such information to be reliable:

         o the total approximate principal amount and type of the Private Securities to be included in the Trust Fund for that Series;

         o    certain characteristics of the Underlying Loans, including

                  (a) the payment features of the Underlying Loans (i.e., whether they are Closed-End Loans and/or Revolving Credit Line Loans, whether they are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features);

                  (b) the approximate aggregate Principal Balance, if known, of the Underlying Loans insured or guaranteed by a governmental entity;

                  (c) the servicing fee or range of servicing fees for the Underlying Loans;

                  (d) the minimum and maximum stated maturities of the Underlying Loans at origination;

                  (e)      the lien priority of the Underlying Loans; and

                  (f) the delinquency status and year of origination of such Underlying Loans;

         o    the maximum original term to stated maturity of the Private
              Securities;

         o    the weighted average term to stated maturity of the Private
              Securities;

         o the pass-through or certificate rate or range of rates for the Private Securities;

         o the PS Sponsor, the PS Servicer (if other than the PS Sponsor) and the PS Trustee for the Private Securities;

         o certain characteristics of any credit support such as reserve funds, security policies or guarantees relating to the Underlying Loans or to the Private Securities themselves;

         o the terms on which Underlying Loans may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Securities; and

         o the terms on which Underlying Loans may be substituted for those originally underlying the Private Securities.

         The above disclosure may be on an approximate basis and will be as of the date specified in the related Prospectus Supplement. If information of the nature described above for the Private Securities is not known to the Depositor at the time the Securities are initially offered, more general or approximate information of a similar nature will be provided in the Prospectus Supplement and the additional information, if available, will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series and to be filed with the SEC within 15 days of the initial issuance of such Securities.

Collection and Distribution Accounts

         A separate Collection Account will be established by the Trustee, or the Servicer in the name of the Trustee, for each Series of Securities for receipt of any cash specified in the related Prospectus Supplement to be initially deposited therein by the Depositor, all amounts received on or with respect to the Primary Assets and, unless otherwise specified in the related Prospectus Supplement, income earned thereon. Certain amounts on deposit in such Collection Account and certain amounts available pursuant to any Enhancement, as provided in the related Prospectus Supplement, will be deposited into the applicable Distribution Account, which will also be established by the applicable Trustee for each such Series of Securities, for distribution to the related Holders. Unless otherwise specified in the related Prospectus Supplement, the applicable Trustee will invest the funds in the Collection Account and the Distribution Account(s) in Eligible Investments maturing, with certain exceptions, not later, in the case of funds in the Collection Account, than the day preceding the date such funds are due to be deposited into the Distribution Account(s) or otherwise distributed and, in the case of funds in the Distribution Account(s), than the day preceding the next Distribution Date for the related Series of Securities.

         "Eligible Investments" include, among other investments, obligations of the United States and certain agencies thereof, federal funds, certificates of deposit, commercial paper, demand and time deposits and banker's acceptances, certain repurchase agreements of United States government securities and certain guaranteed investment contracts, in each case acceptable to the Rating Agencies.

         Notwithstanding any of the foregoing, amounts may be deposited and withdrawn pursuant to any deposit agreement or minimum principal payment agreement that may be specified in the related Prospectus Supplement.

         If specified in the related Prospectus Supplement, a Trust Fund will include one or more segregated trust accounts (each, a "Pre-Funding Account") established and maintained with the Trustee for the related Series. If so specified, on the Closing Date for the Series, a portion of the proceeds of the sale of the related Securities (such amount, the "Pre-Funded Amount") will be deposited into the Pre-Funding Account and may be used to purchase additional Primary Assets during the period of time specified in the related Prospectus Supplement (the "Pre-Funding Period"). In no case will the Pre-Funded Amount exceed 50% of the total principal amount of the related Securities, and in no case will the Pre-Funding Period exceed one year. The Primary Assets to be purchased generally will be selected on the basis of the same criteria as those used to select the initial Primary Assets, and the same representations and warranties will be made with respect to them. If any Pre-Funded Amount remains on deposit in the Pre-Funding Account at the end of the Pre-Funding Period, such amount will be applied in the manner specified in the related Prospectus Supplement to prepay the Notes and/or the Certificates of the applicable Series.

         If a Pre-Funding Account is established, one or more segregated trust accounts (each, a "Capitalized Interest Account") may be established and maintained with the Trustee for the related Series. On the Closing Date for the Series, a portion of the proceeds of the sale of the Securities of the Series will be deposited into the Capitalized Interest Account and used to fund the excess, if any, of

         o    the sum of

                  (i) the amount of interest accrued on the Securities of the
                      Series and

                  (ii)if specified in the related Prospectus Supplement,
                      certain fees or expenses during the Pre-Funding Period,

                                     over
                                     ----

         o the amount of interest available from the Primary Assets in the Trust Fund.

         Any amounts on deposit in the Capitalized Interest Account at the end of the Pre-Funding Period that are not necessary for such purposes will be distributed to the person specified in the related Prospectus Supplement.

                                  ENHANCEMENT

         If so provided in the Prospectus Supplement relating to a Series of Securities, simultaneously with the Depositor's assignment of the Primary Assets to the Trustee, the Depositor will obtain a security policy, issue subordinated securities or obtain any other form of enhancement or combination thereof (collectively, "Enhancement") in favor of the Trustee on behalf of the Holders of the related Series or designated Classes of the Series from an institution or by other means acceptable to the Rating Agencies. The Enhancement will support the payment of principal of and interest on the Securities, and may be applied for certain other purposes to the extent and under the conditions set forth in the Prospectus Supplement. Enhancement for a Series may include one or more of the forms described below, or such other form as may be specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, any Enhancement may be structured so as to protect against losses relating to more than one Trust Fund, in the manner described in that Prospectus Supplement.

Subordinated Securities

         If specified in the related Prospectus Supplement, Enhancement for a Series may consist of one or more Classes of subordinated Securities. The rights of the Holders of subordinated Securities to receive distributions on any Distribution Date will be subordinate in right and priority to the rights of Holders of senior Securities of the same Series, but only to the extent described in the related Prospectus Supplement.

Insurance

         If specified in the related Prospectus Supplement, Enhancement for a Series may consist of pool insurance policies, special hazard insurance policies, bankruptcy bonds and other types of insurance relating to the Primary Assets, as described below and in the related Prospectus Supplement.

         Pool Insurance Policy. If so specified in the related Prospectus Supplement, the Depositor will obtain a pool insurance policy (the "Pool Insurance Policy") for the Loans in the related Trust Fund. The Pool Insurance Policy will cover any loss (subject to the limitations described in a related Prospectus Supplement) by reason of default, but will not cover the portion of the Principal Balance of any Loan that is required to be covered by any primary mortgage insurance policy. The amount and terms of any such coverage will be set forth in the related Prospectus Supplement.

         Special Hazard Insurance Policy. Although the terms of such policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to Property securing a defaulted or foreclosed Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the standard hazard insurance policy (or any flood insurance policy, if applicable) required to be maintained with respect to the Property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of

         (i)  the cost of repair or replacement of the Property, or

         (ii) upon transfer of the Property to the special hazard insurer, the unpaid Principal Balance of the Loan at the time of acquisition of the Property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Servicer with respect to the Property.

         If the unpaid Principal Balance plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the Property. Any amount paid as the cost of repair of the Property will reduce coverage by that amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is in a federally designated flood area), chemical contamination and certain other risks.

         Restoration of the Property with the proceeds described under clause
(i) in the second previous paragraph is expected to satisfy the condition under any Pool Insurance Policy that the Property be restored before a claim under the Pool Insurance Policy may be validly presented with respect to the defaulted Loan secured by the Property. The payment described under clause
(ii) in the second previous paragraph will render unnecessary presentation of a claim in respect of the Loan under any Pool Insurance Policy. Therefore, so long as a Pool Insurance Policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid Principal Balance of the related Loan plus accrued interest and certain expenses will not affect the total amount in respect of insurance proceeds paid to Holders of the Securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and Pool Insurance Policy.

         Bankruptcy Bond. In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the Property securing the related Loan at an amount less than the then-outstanding Principal Balance of the Loan. The amount of the secured debt could be reduced to that value, and the holder of the Loan thus would become an unsecured creditor to the extent the Principal Balance of the Loan exceeds the value assigned to the Property by the bankruptcy court. In addition, certain other modifications of the terms of a Loan can result from a bankruptcy proceeding. See "Certain Legal Aspects of the Loans" in this prospectus. If the related Prospectus Supplement so provides, the Depositor or other entity specified in the Prospectus Supplement will obtain a bankruptcy bond or similar insurance contract covering losses resulting from proceedings with respect to borrowers under the Federal Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a Loan or a reduction by the court of the principal amount of a Loan and will cover certain unpaid interest on the amount of any principal reduction from the date of the filing of a bankruptcy petition.

         The bankruptcy bond will provide coverage in the aggregate amount specified in the Prospectus Supplement for all Loans in the Trust Fund for the related Series. Such amount will be reduced by payments made under the bankruptcy bond in respect of the Loans, unless otherwise specified in the related Prospectus Supplement, and will not be restored.

Reserve Funds

         If the Prospectus Supplement relating to a Series of Securities so specifies, the Depositor will deposit into one or more funds to be established with the Trustee as part of the Trust Fund for that Series or for the benefit of any provider of Enhancement with respect to that Series (each, a "Reserve Fund") cash, a letter or letters of credit, cash collateral accounts, Eligible Investments, or other instruments meeting the criteria of the Rating Agencies in the amount specified in such Prospectus Supplement. In the alternative or in addition to such an initial deposit, a Reserve Fund for a Series may be funded over time through application of all or a portion of the excess cash flow from the Primary Assets for the Series, to the extent described in the related Prospectus Supplement. If applicable, the initial amount of the Reserve Fund and the Reserve Fund maintenance requirements for a Series of Securities will be described in the related Prospectus Supplement.

         Amounts withdrawn from any Reserve Fund will be applied by the applicable Trustee to make payments on the Securities of the related Series, to pay expenses, to reimburse any provider of Enhancement for the Series or for any other purpose, in the manner and to the extent specified in the related Prospectus Supplement.

         Amounts deposited into a Reserve Fund will be invested by the applicable Trustee in Eligible Investments maturing no later than the day specified in the related Prospectus Supplement.

Minimum Principal Payment Agreement

         If provided in the Prospectus Supplement relating to a Series of Securities, the Depositor will enter into a minimum principal payment agreement with an entity meeting the criteria of the Rating Agencies pursuant to which the entity will provide certain payments on the Securities of the Series in the event that aggregate scheduled principal payments and/or prepayments on the Primary Assets for the Series are not sufficient to make certain payments on the Securities of the Series, as provided in the Prospectus Supplement.

Deposit Agreement

         If specified in a Prospectus Supplement, the Depositor and the applicable Trustee for such Series of Securities will enter into a deposit agreement with the entity specified in such Prospectus Supplement on or before the sale of the related Series of Securities. The purpose of a deposit agreement would be to accumulate available cash for investment so that such cash, together with income thereon, can be applied to future distributions on one or more Classes of Securities. The Prospectus Supplement for a Series of Securities pursuant to which a deposit agreement is used will contain a description of the terms of such deposit agreement.

Financial Instruments

         If provided in the related Prospectus Supplement, the Trust Fund may include one or more financial instruments that are intended to meet the following goals:

         o to convert the payments on some or all of the Loans and Private Securities from fixed to floating payments, or from floating to fixed, or from floating based on a particular index to floating based on another index;

         o to provide payments if any index rises above or falls below specified levels; or

         o to provide protection against interest rate changes, certain types of losses or other payment shortfalls to one or more Classes of the related Series.

         If a Trust Fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act of 1933, as amended.

         The related Prospectus Supplement will include, or incorporate by reference, material financial and other information about the provider of the financial instruments.

                              SERVICING OF LOANS

General

         Customary servicing functions with respect to Loans comprising the Primary Assets in a Trust Fund will be provided by the Servicer directly, pursuant to the related Servicing Agreement or Pooling and Servicing Agreement, as the case may be, with respect to a Series of Securities.

Collection Procedures; Escrow Accounts

         The Servicer will make reasonable efforts to collect all payments required to be made under the Loans and will, consistent with the terms of the related Agreement for a Series and any applicable Enhancement, follow such collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above, the Servicer may, in its discretion, (i) waive any assumption fee, late payment charge, or other charge in connection with a Loan and (ii) to the extent provided in the related Agreement, arrange with a borrower a schedule for the liquidation of delinquencies by extending the Due Dates for Scheduled Payments on a Loan.

         If the related Prospectus Supplement so provides, the Servicer, to the extent permitted by law, will establish and maintain escrow or impound accounts (each, an "Escrow Account") with respect to Loans in which payments by borrowers to pay taxes, assessments, mortgage and hazard insurance policy premiums, and other comparable items will be deposited. In the case of Loans that do not require such payments under the related loan documents, the Servicer will not be required to establish any Escrow Account for those Loans. The Servicer will make withdrawals from the Escrow Accounts to effect timely payment of taxes, assessments and mortgage and hazard insurance, to refund to borrowers amounts determined to be overages, to pay interest to borrowers on balances in the Escrow Account to the extent required by law, to repair or otherwise protect the related Property and to clear and terminate such Escrow Account. The Servicer will be responsible for the administration of the Escrow Accounts and generally will make advances to such accounts when a deficiency exists therein.

Deposits to and Withdrawals from the Collection Account

         Unless the related Prospectus Supplement specifies otherwise, the Trustee or the Servicer will establish a separate account (the "Collection Account") in the name of the Trustee. Unless the related Prospectus Supplement provides otherwise, the Collection Account will be an account maintained

         o at a depository institution, the long-term unsecured debt obligations of which at the time of any deposit are rated by each Rating Agency that rates the related the Securities of that Series at levels satisfactory to each Rating Agency; or

         o in an account or accounts the deposits in which are insured to the maximum extent available by the Federal Deposit Insurance Corporation or that are secured in a manner meeting requirements established by each Rating Agency.

         Unless otherwise specified in the related Prospectus Supplement, the funds held in the Collection Account may be invested in Eligible Investments. If so specified in the related Prospectus Supplement, the Servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the Collection Account.

         Unless otherwise specified in the related Prospectus Supplement, the Servicer, the Depositor, the Trustee or the Seller, as appropriate, will deposit into the Collection Account for each Series, on the business day following the Closing Date, all scheduled payments of principal and interest on the Primary Assets ("Scheduled Payments") due after the related Cut-off Date but received by the Servicer on or before the Closing Date, and thereafter, within two business days after the date of receipt thereof, the following payments and collections received or made by it (other than, unless otherwise provided in the related Prospectus Supplement, in respect of principal of and interest on the related Primary Assets due on or before the Cut-off Date):

         (i) All payments in respect of principal, including prepayments, on the Primary Assets;

         (ii) All payments in respect of interest on the Primary Assets after deducting therefrom, at the discretion of the Servicer (but only to the extent of the amount permitted to be withdrawn or withheld from the Collection Account in accordance with the related Agreement), the fee payable to the Servicer (the "Servicing Fee") in respect of such Primary Assets;

         (iii) All amounts received by the Servicer in connection with the liquidation of Primary Assets or the related Property, whether through foreclosure sale, repossession or otherwise, including payments in connection with the Primary Assets received from the borrower, other than amounts required to be paid or refunded to the borrower pursuant to the terms of the applicable loan documents or otherwise pursuant to law, net of related liquidation expenses (such net amount, the "Liquidation Proceeds"), exclusive of, in the discretion of the Servicer (but only to the extent of the amount permitted to be withdrawn from the Collection Account in accordance with the related Agreement), the Servicing Fee, if any, in respect of the related Primary Asset;

         (iv) All proceeds under any title insurance, hazard insurance policy or other insurance policy covering any such Primary Asset, other than proceeds to be applied to the restoration or repair of the related Property or released to the borrower in accordance with the related Agreement;

         (v) All amounts required to be deposited therein from any Reserve Fund for the Series pursuant to the related Agreement;

         (vi) All advances of cash made by the Servicer in respect of delinquent Scheduled Payments on a Loan and for any other purpose as required pursuant to the related Agreement ("Advances"); and

         (vii) All repurchase prices of any Primary Assets repurchased by the Depositor, the Servicer or the Seller pursuant to the related Agreement.

         Unless otherwise specified in the related Prospectus Supplement, the Servicer is permitted, from time to time, to make withdrawals from the Collection Account for each Series for the following purposes:

         (i) to reimburse itself for Advances made by it in connection with that Series pursuant to the related Agreement; provided, that the Servicer's right to reimburse itself is limited to amounts received on or in respect of particular Loans (including, for this purpose, Liquidation Proceeds and proceeds of insurance policies covering the related Loans and Mortgaged Properties ("Insurance Proceeds")) that represent late recoveries of Scheduled Payments with respect to which the Advance was made;

         (ii) to the extent provided in the related Agreement, to reimburse itself for any Advances that it made in connection with the Series which the Servicer determines in good faith to be nonrecoverable from amounts representing late recoveries of Scheduled Payments respecting which the Advance was made or from Liquidation Proceeds or Insurance Proceeds;

         (iii) to reimburse itself from Liquidation Proceeds for liquidation expenses and for amounts expended by it in good faith in connection with the restoration of damaged Property and, in the event deposited into the Collection Account and not previously withheld, and to the extent that Liquidation Proceeds after such reimbursement exceed the Principal Balance of the related Loan, together with accrued and unpaid interest thereon to the Due Date for the Loan next succeeding the date of its receipt of the Liquidation Proceeds, to pay to itself out of the excess the amount of any unpaid Servicing Fee and any assumption fees, late payment charges, or other charges on the related Loan;

         (iv) in the event it has elected not to pay itself the Servicing Fee out of the interest component of any Scheduled Payment, late payment or other recovery with respect to a particular Loan prior to the deposit of the Scheduled Payment, late payment or recovery into the Collection Account, to pay to itself the Servicing Fee, as adjusted pursuant to the related Agreement, from any such Scheduled Payment, late payment or other recovery, to the extent permitted by the related Agreement;

         (v) to reimburse itself for expenses incurred by and recoverable by or reimbursable to it pursuant to the related Agreement;

         (vi) to pay to the applicable person with respect to each Primary Asset or related REO Property that has been repurchased or removed from the Trust Fund by the Depositor, the Servicer or the Seller pursuant to the related Agreement, all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

         (vii) to make payments to the Trustee of the Series for deposit into the related Distribution Account, if any, or for remittance to the Holders of the Series in the amounts and in the manner provided for in the related Agreement; and

         (viii) to clear and terminate the Collection Account pursuant to the related Agreement.

         In addition, if the Servicer deposits into the Collection Account for a Series any amount not required to be deposited therein, the Servicer may, at any time, withdraw the amount from the Collection Account.

Advances and Limitations on Advances

         The related Prospectus Supplement will describe the circumstances, if any, under which the Servicer will make Advances with respect to delinquent payments on Loans. If specified in the related Prospectus Supplement, the Servicer will be obligated to make Advances. Its obligation to make Advances may be limited in amount, or may not be activated until a certain portion of a specified Reserve Fund is depleted. Advances are intended to provide liquidity and, except to the extent specified in the related Prospectus Supplement, not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the Servicer out of amounts received on particular Loans that represent late recoveries of Scheduled Payments, Insurance Proceeds or Liquidation Proceeds respecting which any Advance was made. If an Advance is made and subsequently determined to be nonrecoverable from late collections, Insurance Proceeds or Liquidation Proceeds from the related Loan, the Servicer may be entitled to reimbursement from other funds in the Collection Account or Distribution Account(s), as the case may be, or from a specified Reserve Fund, as applicable, to the extent specified in the related Prospectus Supplement.

Maintenance of Insurance Policies and Other Servicing Procedures

         Standard Hazard Insurance; Flood Insurance. Except as otherwise specified in the related Prospectus Supplement, the Servicer will be required to maintain (or to cause the borrower under each Loan to maintain) a standard hazard insurance policy providing the standard form of fire insurance coverage with extended coverage for certain other hazards as is customary in the state in which the related Property is located. The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related Loans. In general, the standard form of fire and extended coverage policy will cover physical damage to or destruction of, the related Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to the Loans will be underwritten by different hazard insurers and will cover Properties located in various states, the policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of Enhancement will adversely affect distributions to Holders. When a Property securing a Loan is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the Servicer will be required to cause flood insurance to be maintained with respect to the Property, to the extent available.

         The standard hazard insurance policies covering Properties typically will contain a "coinsurance" clause, which in effect will require that the insured at all times carry hazard insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the Property, including any improvements on the Property, in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the coinsurance clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of (i) the actual cash value (i.e., replacement cost less physical depreciation) of the Property, including the improvements, if any, damaged or destroyed or (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the Property and improvements. Since the amount of hazard insurance to be maintained on the improvements securing the Loans declines as their Principal Balances decrease, and since the value of the Properties will fluctuate over time, the effect of this requirement in the event of partial loss may be that hazard Insurance Proceeds will be insufficient to restore fully the damage to the affected Property.

         Unless otherwise specified in the related Prospectus Supplement, coverage will be in an amount at least equal to the greater of (i) the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or (ii) the outstanding Principal Balance of the related Loan. Unless otherwise specified in the related Prospectus Supplement, the Servicer will also maintain on REO Property a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of the REO Property. No earthquake or other additional insurance will be required of any borrower or will be maintained on REO Property other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require the additional insurance.

         Any amounts collected by the Servicer under any those insurance policies (other than amounts to be applied to the restoration or repair of the Property, released to the borrower in accordance with normal servicing procedures or used to reimburse the Servicer for amounts to which it is entitled to reimbursement) will be deposited into the Collection Account. In the event that the Servicer obtains and maintains a blanket policy insuring against hazard losses on all of the Loans, written by an insurer then acceptable to each Rating Agency that assigns a rating to the related Series, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each Loan or related REO Property. This blanket policy may contain a deductible clause, in which case the Servicer will be required, in the event that there has been a loss that would have been covered by the policy absent the deductible clause, to deposit into the Collection Account the amount not otherwise payable under the blanket policy because of the application of the deductible clause.

Realization upon Defaulted Loans

         The Servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the Properties securing the related Loans that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In this connection, the Servicer will follow such practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans that it services. However, the Servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the Property unless it determines that (i) such restoration or foreclosure will increase the Liquidation Proceeds of the related Loan available to the Holders after reimbursement to itself for its expenses and (ii) its expenses will be recoverable either through Liquidation Proceeds or Insurance Proceeds. Notwithstanding anything to the contrary herein, in the case of a Trust Fund for which a REMIC election has been made, the Servicer will be required to liquidate any REO Property by the end of the third calendar year after the Trust Fund acquires beneficial ownership of the REO Property. While the holder of an REO Property can often maximize its recovery by providing financing to a new purchaser, the Trust Fund, if applicable, will have no ability to do so and neither the Servicer nor the Depositor will be required to do so.

         The Servicer may arrange with the borrower on a defaulted Loan a change in the terms of such Loan to the extent provided in the related Prospectus Supplement. This type of modification may only be entered into if it meets the underwriting policies and procedures employed by the Servicer in servicing receivables for its own account and meets the other conditions set forth in the related Prospectus Supplement.

Enforcement of Due-On-Sale Clauses

         Unless otherwise specified in the related Prospectus Supplement for a Series, when any Property is about to be conveyed by the obligor, the Servicer will, to the extent it has knowledge of the prospective conveyance and prior to the time of the consummation of the conveyance, exercise its rights to accelerate the maturity of the related Loan under any applicable "due-on-sale" clause, unless it reasonably believes that the clause is not enforceable under applicable law or if the enforcement of the clause would result in loss of coverage under any primary mortgage insurance policy. In that event, the Servicer is authorized to accept from or enter into an assumption agreement with the person to whom the Property has been or is about to be conveyed. Under the assumption, the transferee of the Property becomes liable under the Loan and the original borrower is released from liability and the transferee is substituted as the borrower and becomes liable under the Loan. Any fee collected in connection with an assumption will be retained by the Servicer as additional servicing compensation. The terms of a Loan may not be changed in connection with an assumption.

Servicing Compensation and Payment of Expenses

         Except as otherwise provided in the related Prospectus Supplement, the Servicer will be entitled to a periodic Servicing Fee in an amount to be determined as specified in the related Prospectus Supplement. The Servicing Fee may be fixed or variable, as specified in the related Prospectus Supplement. In addition, unless otherwise specified in the related Prospectus Supplement, the Servicer will be entitled to additional servicing compensation in the form of assumption fees, late payment charges and similar items, or excess proceeds following disposition of Property in connection with defaulted Loans.

         Unless otherwise specified in the related Prospectus Supplement, the Servicer will pay certain expenses incurred in connection with the servicing of the Loans, including, without limitation, the payment of the fees and expenses of each applicable Trustee and independent accountants, payment of Security Policy and insurance policy premiums, if applicable, and the cost of credit support, if any, and payment of expenses incurred in preparation of reports to Holders.

         When a borrower makes a principal prepayment in full between due dates on the related Loan, the borrower generally will be required to pay interest on the amount prepaid only to the date of prepayment. If and to the extent provided in the related Prospectus Supplement, in order that one or more Classes of the Securities of a Series will not be adversely affected by any resulting shortfall in interest, the amount of the Servicing Fee may be reduced to the extent necessary to include in the Servicer's remittance to the applicable Trustee for deposit into the related Distribution Account an amount equal to one month's interest on the related Loan (less the Servicing Fee). If the total amount of such shortfalls in a month exceeds the Servicing Fee for such month, a shortfall to Holders may occur.

         Unless otherwise specified in the related Prospectus Supplement, the Servicer will be entitled to reimbursement for certain expenses that it incurs in connection with the liquidation of defaulted Loans. The related Holders will suffer no loss by reason of the Servicer's expenses to the extent the expenses are covered under related insurance policies or from excess Liquidation Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage thereunder has been exhausted, the related Holders will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the Servicer's expenses, are less than the Principal Balance of and unpaid interest on the related Loan that would be distributable to Holders. In addition, the Servicer will be entitled to reimbursement of its expenses in connection with the restoration of REO Property This right of reimbursement is prior to the rights of the Holders to receive any related Insurance Proceeds, Liquidation Proceeds or amounts derived from other Enhancement. The Servicer generally is also entitled to reimbursement from the Collection Account for Advances.

         Unless otherwise specified in the related Prospectus Supplement, the rights of the Servicer to receive funds from the Collection Account for a Series, whether as the Servicing Fee or other compensation, or for the reimbursement of Advances, expenses or otherwise, are not subordinate to the rights of Holders of Securities of the Series.

Evidence as to Compliance

         If so specified in the related Prospectus Supplement, the applicable Agreement will provide that, each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that the firm has examined certain documents and records relating to the servicing of the Loans by the Servicer and that, on the basis of the examination, the firm is of the opinion that the servicing has been conducted in compliance with the Agreement, except for (i) such exceptions as the firm believes to be immaterial and (ii) any other exceptions set forth in the statement.

         If so specified in the related Prospectus Supplement, the applicable Agreement will also provide for delivery to the Trustee of an annual statement signed by an officer of the Servicer to the effect that the Servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year.

Certain Matters Regarding the Servicer

         The Servicer for each Series will be identified in the related Prospectus Supplement. The Servicer may be an affiliate of the Depositor and may have other business relationships with the Depositor and its affiliates.

         If an Event of Default (defined below) occurs under either a Servicing Agreement or a Pooling and Servicing Agreement, the Servicer may be replaced by the Trustee or a successor Servicer. Unless otherwise specified in the related Prospectus Supplement, the Events of Default and the rights of a Trustee upon a default under the Agreement for the related Series will be substantially similar to those described under "The Agreements--Events of Default; Rights upon Event of Default--Pooling and Servicing Agreement; Servicing Agreement" in this prospectus.

         Unless otherwise specified in the Prospectus Supplement, the Servicer does not have the right to assign its rights and delegate its duties and obligations under the related Agreement unless the successor Servicer accepting such assignment or delegation

         o    services similar loans in the ordinary course of its business;

         o    is reasonably satisfactory to the Trustee;

         o has a net worth of not less than the amount specified in the Prospectus Supplement;

         o would not cause any Rating Agency's rating of the related Securities in effect immediately prior to the assignment, sale or transfer to be qualified, downgraded or withdrawn as a result of the assignment, sale or transfer; and

         o executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, that contains an assumption by the successor Servicer of the due and punctual performance and observance of each covenant and condition required to be performed or observed by the Servicer under the Agreement from and after the date of the agreement.

         No assignment will become effective until the Trustee or a successor Servicer has assumed the servicer's obligations and duties under the related Agreement. To the extent that the Servicer transfers its obligations to a wholly-owned subsidiary or affiliate, the subsidiary or affiliate need not satisfy the criteria set forth above; however, in such instance, the assigning Servicer will remain liable for the servicing obligations under the Agreement. Any entity into which the Servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the Servicer's obligations under the Agreement provided that the successor or surviving entity meets the requirements for a successor Servicer set forth above.

         Except to the extent otherwise provided therein, each Agreement will provide that neither the Servicer nor any director, officer, employee or agent of the Servicer will be under any liability to the related Trust Fund, the Depositor or the Holders for any action taken or for failing to take any action in good faith pursuant to the related Agreement, or for errors in judgment. However, neither the Servicer nor any such person will be protected against any breach of warranty or representations made under the Agreement, or the failure to perform its obligations in compliance with any standard of care set forth in the Agreement, or liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties under the Agreement. Each Agreement will further provide that the Servicer and any director, officer, employee or agent of the Servicer is entitled to indemnification from the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties under the Agreement or by reason of reckless disregard of those obligations and duties. In addition, the Agreement will provide that the Servicer is not under any obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the Agreement that, in its opinion, may involve it in any expense or liability. The Servicer may, in its discretion, undertake any such action that it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Holders thereunder. In that event, the legal expenses and costs of the action and any resulting liability may be expenses, costs, and liabilities of the Trust Fund and the Servicer may be entitled to be reimbursed therefor out of the Collection Account.

                                THE AGREEMENTS

         The following summaries describe certain provisions of the Agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Agreements. Where particular provisions or terms used in the Agreements are referred to, the provisions or terms are as specified in the related Agreements.

Assignment of Primary Assets

         General. At the time of issuance of the Securities of a Series, the Depositor will transfer, convey and assign to the related Trust Fund all right, title and interest of the Depositor in the Primary Assets and other property to be transferred to the Trust Fund. Such assignment will include all principal and interest due on or with respect to the Primary Assets after the Cut-off Date (except for any retained interests). The Trustee will, concurrently with the assignment, execute and deliver the Securities.

         Assignment of Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, the Depositor will deliver or cause to be delivered to the Trustee (or, if specified in the Prospectus Supplement, a custodian on behalf of the Trustee (the "Custodian")), as to each Mortgage Loan, the related note endorsed without recourse to the order of the Trustee or in blank, the original mortgage, deed of trust or other security instrument (each, a "Mortgage") with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case a copy of such Mortgage will be delivered, together with a certificate that the original of such Mortgage was delivered to such recording office), and an assignment of the Mortgage in recordable form. The Trustee, or, if so specified in the related Prospectus Supplement, the Custodian, will hold those documents in trust for the benefit of the Holders.

         If so specified in the related Prospectus Supplement, at the time of issuance of the Securities, the Depositor will cause assignments to the Trustee of the Mortgages relating to the Loans to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, recording is not required to protect the Trustee's interest in the related Loans. If specified in the Prospectus Supplement, the Depositor will cause the assignments to be recorded within the time after issuance of the Securities as is specified in the related Prospectus Supplement. In this event, the Prospectus Supplement will specify whether the Agreement requires the Depositor to repurchase from the Trustee any Loan the related Mortgage of which is not recorded within that time, at the price described below with respect to repurchases by reason of defective documentation. Unless otherwise provided in the Prospectus Supplement, the enforcement of the repurchase obligation would constitute the sole remedy available to the Holders or the Trustee for the failure of a Mortgage to be recorded.

         Assignment of Home Improvement Contracts. Unless otherwise specified in the related Prospectus Supplement, the Depositor will deliver or cause to be delivered to the Trustee (or the Custodian), as to each Home Improvement Contract, the original Home Improvement Contract and copies of related documents and instruments and, other than in the case of unsecured Home Improvement Contracts, the security interest in the related Home Improvements. In order to give notice of the right, title and interest of Holders to the Home Improvement Contracts, the Depositor will cause a UCC-1 financing statement to be executed by the Depositor or the Seller identifying the Trustee as the secured party and identifying all Home Improvement Contracts as collateral. Unless otherwise specified in the related Prospectus Supplement, the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment to the Trust. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Home Improvement Contracts without notice of such assignment, the interest of Holders in the Home Improvement Contracts could be defeated. See "Certain Legal Aspects of the Loans--The Home Improvement Contracts" in this prospectus.

         Loan Schedule. Each Loan will be identified in a schedule appearing as an exhibit to the related and will specify with respect to each Loan:

         o    the original principal amount,

         o    its unpaid Principal Balance as of the Cut-off Date,

         o    the current interest rate,

         o    the current Scheduled Payment of principal and interest,

         o    the maturity date, if any, of the related note, and

         o if the Loan is an adjustable rate Loan, the lifetime rate cap, if any, and the current index.

         Assignment of Private Securities. The Depositor will cause Private Securities to be registered in the name of the PS Trustee (or its nominee or correspondent). The PS Trustee (or its nominee or correspondent) will have possession of any certificated Private Securities. Unless otherwise specified in the related Prospectus Supplement, the PS Trustee will not be in possession of or be assignee of record of any underlying assets for a Private Security. See "The Trust Funds--Private Securities" in this prospectus. Each Private Security will be identified in a schedule appearing as an exhibit to the related Agreement, which will specify the original principal amount, Principal Balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date for each Private Security conveyed to the Trust Fund. In the Agreement, the Depositor will represent and warrant to the PS Trustee regarding the Private Securities that:

         o the information contained in the Private Securities schedule is true and correct in all material respects;

         o immediately prior to the conveyance of the Private Securities, the Depositor had good title, and was their sole owner (subject to any retained interest);

         o    there has been no other sale by the Private Securities; and

         o there is no existing lien, charge, security interest or other encumbrance (other than any retained interest) on the Private Securities.

         Repurchase and Substitution of Non-Conforming Primary Assets. Unless otherwise provided in the related Prospectus Supplement, if any document in the file relating to the Primary Assets delivered by the Depositor to the Trustee (or Custodian) is found by the Trustee, within 90 days of the execution of the related Agreement (or promptly after the Trustee's receipt of any document permitted to be delivered after the Closing Date), to be defective in any material respect and the Depositor or Seller does not cure such defect within 90 days, (or within any other period specified in the related Prospectus Supplement), the Depositor or Seller will, not later than 90 days (or within such any period specified in the related Prospectus Supplement), after the Trustee's notice to the Depositor or the Seller, as the case may be, of the defect, repurchase the related Primary Asset or any property acquired in respect thereof from the Trustee. Unless otherwise specified in the related Prospectus Supplement, the repurchase shall be effected at a price equal to the:

           (a)    the lesser of

                      (i)  the Principal Balance of the Primary Asset, and

                      (ii) the Trust Fund's federal income tax basis in the
                           Primary Asset;

                                     plus

           (b) accrued and unpaid interest to the date of the next Scheduled Payment on the Primary Asset at the rate set forth in the related Agreement;

provided, however, the purchase price shall not be limited in (i) above to the Trust Fund's federal income tax basis, if the repurchase at a price equal to the Principal Balance of the repurchased Primary Asset will not result in any prohibited transaction tax under Section 860F(a) of the Code.

         If provided in the related Prospectus Supplement, the Depositor or Seller, as the case may be, may, rather than repurchase the Primary Asset as described above, remove the non-conforming Primary Asset from the Trust Fund (the "Deleted Primary Asset") and substitute in its place one or more other Primary Assets (each, a "Qualifying Substitute Primary Asset"); provided, however, that (i) with respect to a Trust Fund for which no REMIC election is made, the substitution must be effected within 120 days of the date of initial issuance of the Securities and (ii) with respect to a Trust Fund for which a REMIC election is made, after a specified time period, the Trustee must have received a satisfactory opinion of counsel that such substitution will not cause the Trust Fund to lose its status as a REMIC or otherwise subject the Trust Fund to a prohibited transaction tax.

         Unless otherwise specified in the related Prospectus Supplement, any Qualifying Substitute Primary Asset will, on the date of substitution,

         o have a Principal Balance, after deduction of all Scheduled Payments due in the month of substitution, not in excess of the Principal Balance of the Deleted Primary Asset (the amount of any shortfall to be deposited to the Collection Account in the month of substitution for distribution to Holders),

         o have an interest rate not less than (and not more than 2% greater than) the interest rate of the Deleted Primary Asset,

         o have a remaining term-to-stated maturity not greater than (and not more than two years less than) that of the Deleted Primary Asset; and

         o comply with all of the representations and warranties set forth in the applicable Agreement as of the date of substitution.

         Unless otherwise provided in the related Prospectus Supplement, the above-described cure, repurchase or substitution obligations constitute the sole remedies available to the Holders or the Trustee for a material defect in a document for a Primary Asset.

         The Depositor or another entity will make representations and warranties with respect to Primary Assets for a Series. If the Depositor or the other entity cannot cure a breach of any such representations and warranties in all material respects within the time period specified in the related Prospectus Supplement after notification by the Trustee of such breach, and if the breach is of a nature that materially and adversely affects the value of such Primary Asset, the Depositor or the other entity will be obligated to repurchase the affected Primary Asset or, if provided in the Prospectus Supplement, provide a Qualifying Substitute Primary Asset, subject to the same conditions and limitations on purchases and substitutions as described above.

         The Depositor's only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations, if any, of the responsible originator or Seller of the non-conforming Primary Assets. See "Risk Factors--Limited Assets for Making Payments" in this prospectus.

         No Holder of Securities of a Series, solely by virtue of the Holder's status as a Holder, will have any right under the applicable Agreement to institute any proceeding with respect to Agreement, unless Holder previously has given to the Trustee for the Series written notice of default and unless the Holders of Securities evidencing not less than 51% of the aggregate voting rights of the Securities of the Series have made written request upon the Trustee to institute the proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

Reports to Holders

         The applicable Trustee or other entity specified in the related Prospectus Supplement will prepare and forward to each Holder on each Distribution Date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any Series, among other things:

         (i) the amount of principal distributed to Holders of the related Securities and the outstanding principal balance of the Securities following the distribution;

         (ii) the amount of interest distributed to Holders of the related Securities and the current interest on the Securities;

         (iii)  the amount of

                    (a) any overdue accrued interest included in such distribution,

                    (b) any remaining overdue accrued interest with respect to the Securities, or

                    (c) any current shortfall in amounts to be distributed as accrued interest to Holders of such Securities;

         (iv)   the amount of

                    (a) any overdue payments of scheduled principal included in the distribution,

                    (b) any remaining overdue principal amounts with respect to the Securities,

                    (c) any current shortfall in receipt of scheduled principal payments on the related Primary Assets or

                    (d) any realized losses or Liquidation Proceeds to be allocated as reductions in the outstanding principal balances of the Securities;

         (v) the amount received under any related Enhancement, and the remaining amount available under the Enhancement;

         (vi) the amount of any delinquencies with respect to payments on the related Primary Assets;

         (vii) the book value of any REO Property acquired by the related Trust Fund; and

         (viii) such other information as specified in the related Agreement.

         In addition, within a reasonable period of time after the end of each calendar year, the applicable Trustee, unless otherwise specified in the related Prospectus Supplement, will furnish to each Holder of record at any time during the calendar year:

         o the total of the amounts reported pursuant to clauses (i), (ii) and (iv)(d) above for the calendar year, and

         o the information specified in the related Agreement to enable Holders to prepare their tax returns including, without limitation, the amount of any original issue discount accrued on the Securities.

         Information in the Distribution Date Statements and annual statements provided to the Holders will not have been examined and reported upon by an independent public accountant. However, the Servicer will provide to the Trustee a report by independent public accountants with respect to its servicing of the Loans. See "Servicing of Loans--Evidence as to Compliance" in this prospectus.

         If so specified in the Prospectus Supplement, the related Series of Securities (or one or more Classes of the Series) will be issued in book-entry form. In that event, owners of beneficial interests in those Securities will not be considered Holders and will not receive such reports directly from the Trustee. The Trustee will forward such reports only to the entity or its nominee that is the registered holder of the global certificate that evidences such book-entry securities. Beneficial owners will receive reports from the participants and indirect participants of the applicable book-entry system in accordance with the policies and procedures of such entities.

Events of Default; Rights upon Event of Default

         Pooling and Servicing Agreement; Servicing Agreement. Unless otherwise specified in the related Prospectus Supplement, "Events of Default" under the Pooling and Servicing Agreement for each Series of Certificates relating to Loans include

         o any failure by the Servicer to deposit amounts in the Collection Account and Distribution Account(s) to enable the Trustee to distribute to Holders of Securities of the Series any required payment, provided that this failure continues unremedied for the number of days specified in the related Prospectus Supplement after the giving of written notice to the Servicer by the Trustee, or to the Servicer and the Trustee by Holders having not less than 25% of the total voting rights of the Series;

         o any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Agreement provided that this failure continues unremedied for the number of days specified in the related Prospectus Supplement after the giving of written to the Servicer by the Trustee, or to the Servicer and the Trustee by the Holders having not less than 25% of the total voting rights of the of the Series; and

         o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Servicer indicating its insolvency, reorganization or inability to pay its obligations.

         So long as an Event of Default remains unremedied under the applicable Agreement for a Series of Securities relating to the servicing of Loans, unless otherwise specified in the related Prospectus Supplement, the Trustee or Holders of Securities of the Series having not less than 51% of the total voting rights of the Series may terminate all of the rights and obligations of the Servicer as servicer under the applicable Agreement (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of the Agreement, which rights the Servicer will retain under all circumstances), whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the Agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the Agreement.

         In the event that the Trustee is unwilling or unable so to act, it may select (or petition a court of competent jurisdiction to appoint) a finance institution, bank or loan servicing institution with a net worth specified in the related Prospectus Supplement to act as successor Servicer under the provisions of the Agreement. The successor Servicer would be entitled to reasonable servicing compensation in an amount not to exceed the Servicing Fee as set forth in the related Prospectus Supplement, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the Agreement.

         During the continuance of any Event of Default of a Servicer under an Agreement for a Series of Securities, the Trustee will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Holders of Securities of the Series, and, unless otherwise specified in the related Prospectus Supplement, Holders of Securities having not less than 51% of the total voting rights of the Series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee. However, the Trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless the Holders have offered the Trustee reasonable security or indemnity against the cost, expenses and liabilities that may be incurred by the Trustee as a result. The Trustee may decline to follow any such direction if it determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting Holders.

         Indenture. Unless otherwise specified in the related Prospectus Supplement, "Events of Default" under the Indenture for each Series of Notes include:

         o a default for thirty (30) days or more in the payment of any principal of or interest on any Note of the Series;

         o failure to perform any other covenant of the Depositor or the Trust Fund in the Indenture, provided that the failure continues for a period of sixty (60) days after notice is given in accordance with the procedures described in the related Prospectus Supplement;

         o any representation or warranty made by the Depositor or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant to it or in connection with it with respect to or affecting such Series having been incorrect in a material respect as of the time made, provided that the breach is not cured within sixty (60) days after notice is given in accordance with the procedures described in the related Prospectus Supplement;

         o certain events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust Fund; and

         o any other Event of Default specified with respect to Notes of that Series.

         If an Event of Default with respect to the then-outstanding Notes of any Series occurs and is continuing, either the Indenture Trustee or the Holders of a majority of the total amount of those Notes may declare the principal amount of all the Notes of the Series (or, if the Notes of that Series are Zero Coupon Securities, such portion of the principal amount as may be specified in the related Prospectus Supplement) to be due and payable immediately. Under certain circumstances of this type the declaration may be rescinded and annulled by the Holders of a majority of the total amount of those Notes.

         If, following an Event of Default with respect to any Series of Notes, the related Notes have been declared to be due and payable, the Indenture Trustee may, in its discretion, and notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes and to continue to apply distributions on the collateral as if there had been no declaration of acceleration, provided that the collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes as they would have become due if there had not been a declaration. In addition, the Indenture Trustee may not sell or otherwise liquidate the collateral securing the Notes of a Series following an Event of Default (other than a default in the payment of any principal of or interest on any Note of the Series for thirty (30) days or more), unless:

         (a) the Holders of 100% of the total amount of the then-outstanding Notes of the Series consent to such sale;

         (b) the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding Notes of the Series at the date of sale; or

         (c) the Indenture Trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if the Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the Holders of 66 2/3% of the total amount of the then-outstanding Notes of the Series.

         In the event that the Indenture Trustee liquidates the collateral in connection with an Event of Default involving a default for thirty (30) days or more in the payment of principal of or interest on the Notes of a Series, the Indenture provides that the Indenture Trustee will have a prior lien on the proceeds of any liquidation for its unpaid fees and expenses. As a result, upon the occurrence of an Event of Default of this type, the amount available for distribution to the Noteholders may be less than would otherwise be the case. However, the Indenture Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

         Unless otherwise specified in the related Prospectus Supplement, in the event that the principal of the Notes of a Series is declared due and payable as described above, Holders of the Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of those Notes less the amount of the discount that remains unamortized.

         Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, in case an Event of Default shall occur and be continuing with respect to a Series of Notes, the Indenture Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders of Notes of the Series, unless the Holders offer security or indemnity satisfactory to the Indenture Trustee against the costs, expenses and liabilities it might incur in complying with their request or direction. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the Holders of a majority of amount of the then-outstanding Notes of the Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee with respect to those Notes, and the Holders of a majority of the amount of the amount of the then-outstanding Notes of the Series may, in certain cases, waive any default with respect to the Notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the Holders of the outstanding Notes of affected thereby.

The Trustees

         The identity of the commercial bank, savings and loan association or trust company named as the Trustee or Indenture Trustee, as the case may be, for each Series of Securities will be set forth in the related Prospectus Supplement. Entities serving as Trustee may have normal banking relationships with the Depositor or the Servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, each Trustee will have the power to appoint co-trustees or separate trustees. In the event of an appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the related Agreement will be conferred or imposed upon that Trustee and each separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee. The Trustee may also appoint agents to perform any of its responsibilities, which agents will have any or all of the rights, powers, duties and obligations of the Trustee conferred on them by their appointment; provided, however, that the Trustee will continue to be responsible for its duties and obligations under the Agreement.

Duties of Trustees

         No Trustee will make any representations as to the validity or sufficiency of the related Agreement, the Securities or of any Primary Asset or related documents. If no Event of Default (as defined in the related Agreement) has occurred, the applicable Trustee will be required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they are in the form required by the related Agreement. However, the Trustee will not be responsible for the accuracy or content of any such documents furnished to it by the Holders or the Servicer under the Agreement.

         Each Trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, that no Trustee will be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the related Holders in an Event of Default. No Trustee will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Resignation of Trustees

         Each Trustee may, upon written notice to the Depositor, resign at any time, in which event the Depositor will be obligated to use its best efforts to appoint a successor Trustee. If no successor Trustee has been appointed and has accepted such appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor Trustee. Each Trustee may also be removed at any time (i) if that Trustee ceases to be eligible to continue as such under the related Agreement, (ii) if that Trustee becomes insolvent or
(iii) by the Holders of Securities having more than over 50% of the total voting rights of the Securities in the Trust Fund upon written notice to the Trustee and to the Depositor. Any resignation or removal of a Trustee and appointment of a successor Trustee will not become effective until the successor Trustee accepts its appointment.

Amendment of Agreement

         Unless otherwise specified in the Prospectus Supplement, the Agreement for each Series of Securities may be amended by the Depositor, the Servicer (with respect to a Series relating to Loans), and the Trustee, without notice to or consent of the Holders

         (i)   to cure any ambiguity,

         (ii) to correct any defective provisions or to correct or supplement any provision therein,

         (iii) to add to the duties of the Depositor, the applicable Trustee or the Servicer,

         (iv) to add any other provisions with respect to matters or questions arising under such Agreement or related Enhancement,

         (v) to add or amend any provisions of such Agreement as required by a Rating Agency in order to maintain or improve the rating of the Securities (it being understood that none of the Depositor, the Seller, the Servicer or any Trustee is obligated to maintain or improve such rating), or

         (vi)  to comply with any requirements imposed by the Code;

provided, however, that any such amendment (other than pursuant to clause (vi) above) will not adversely affect in any material respect the interests of any Holders of the Series, as evidenced by an opinion of counsel delivered to the Trustee. Unless otherwise specified in the Prospectus Supplement, any such amendment shall be deemed not to adversely affect in any material respect the interests of any Holder if the Trustee receives written confirmation from each applicable Rating Agency rating that the amendment will not cause the Rating Agency to reduce its then-current rating.

         Unless otherwise specified in the Prospectus Supplement, each Agreement for each Series may also be amended by the applicable Trustee, the Servicer, if applicable, and the Depositor with the consent of the Holders possessing not less than 66 2/3% of the total outstanding principal amount of the Securities of the Series (or, if only certain Classes are affected by the amendment, 66 2/3% of the total outstanding principal amount of each affected Class), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement, or modifying in any manner the rights of Holders of the Series. In no event, however, shall any such amendment

         (a) reduce the amount or delay the timing of payments on any Security without the consent of the Holder of the Security; or

         (b) reduce the aforesaid percentage of the total outstanding principal amount of Securities of each Class, the Holders of which are required to consent to any such amendment, without the consent of the Holders of 100% of the total outstanding principal amount of each affected Class.

Voting Rights

         The related Prospectus Supplement will set forth the method of determining allocation of voting rights with respect to a Series.

List of Holders

         Upon written request of three or more Holders of record of a Series for purposes of communicating with other Holders with respect to their rights under the Agreement, (which request is accompanied by a copy of the communication such Holders propose to transmit), the Trustee will afford them access during business hours to the most recent list of Holders of that Series held by the Trustee.

              No Agreement will provide for the holding of any annual or other meeting of Holders.

Book-Entry Securities

         If specified in the related Prospectus Supplement for a Series of Securities, the Securities (or one or more Classes of the Securities) may be issued in book-entry form. In that event, beneficial owners of those Securities will not be considered "Holders" under the Agreements and may exercise the rights of Holders only indirectly through the participants in the applicable book-entry system.

REMIC Administrator

         For any Series with respect to which a REMIC election is made, preparation of certain reports and certain other administrative duties with respect to the Trust Fund may be performed by a REMIC administrator, who may be an affiliate of the Depositor.

Termination

         Pooling and Servicing Agreement; Trust Agreement. The obligations created by the Pooling and Servicing Agreement or Trust Agreement for a Series will terminate upon the distribution to Holders of all amounts distributable to them pursuant to the Agreement under the circumstances described in the related Prospectus Supplement. See "Description of the Securities--Optional Redemption, Purchase or Termination" in this prospectus.

         Indenture. The Indenture will be discharged with respect to a Series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Indenture Trustee for cancellation of all the Notes of that Series or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of the Notes of the Series.

         In addition to such discharge with certain limitations, , if so specified with respect to the Notes of any Series, the Indenture will provide that the related Trust Fund will be discharged from any and all obligations in respect of the Notes of that Series (except for certain obligations relating to temporary Notes and exchange of Notes, registration of the transfer or exchange of those Notes, replacing stolen, lost or mutilated Notes, to, maintaining paying agencies and holding monies for payment in trust) upon the deposit with the Indenture Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay the principal of and each installment of interest on those Notes on the Final Scheduled Distribution Date for the Notes and any installment of interest on the Notes in accordance with the terms of the Indenture and the Notes. In the event of any such defeasance and discharge of Notes of a Series, Holders of Notes of that Series would be able to look only to such money and/or direct obligations for payment of principal of and interest on, if any, their Notes until maturity.

                      CERTAIN LEGAL ASPECTS OF THE LOANS

         The following discussion contains summaries of certain legal aspects of mortgage loans, home improvement installment sales contracts and home improvement installment loan agreements that are general in nature. Because certain legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete or reflect the laws of any particular state, or encompass the laws of all states in which the properties securing the Loans are situated.

Mortgages

         The Loans for a Series will, and certain Home Improvement Contracts for a Series may, be secured by either mortgages or deeds of trust or deeds to secure debt (such Mortgage Loans and Home Improvement Contracts are hereinafter referred to in this section as "mortgage loans"), depending upon the prevailing practice in the state in which the property subject to a mortgage loan is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by that instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers and may also be subject to other liens pursuant to the laws of the jurisdiction in which the mortgaged property is located. Priority with respect to the instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage: the mortgagor, who is the borrower/property owner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties: the trustor, who is the borrower/property owner; the beneficiary, who is the lender; and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

Foreclosure on Mortgages

         Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

         Foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In certain states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. The trustor, borrower, or any person having a junior encumbrance on the real estate may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

         An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised its rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where such default was not willful.

         A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the mortgagor was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

         In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount that may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such a judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty Insurance Proceeds.

Environmental Risks

         Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety. These include laws and regulations governing air pollutant emissions, hazardous and toxic substances, impacts to wetlands, leaks from underground storage tanks and the management, removal and disposal of lead- and asbestos-containing materials. In certain circumstances, these laws and regulations impose obligations on the owners or operators of residential properties such as those subject to the Loans. The failure to comply with such laws and regulations may result in fines and penalties.

         Moreover, under various federal, state and local laws and regulations, an owner or operator of real estate may be liable for the costs of addressing hazardous substances on, in or beneath such property and related costs. Such liability may be imposed without regard to whether the owner or operator knew of, or was responsible for, the presence of such substances, and could exceed the value of the property and the aggregate assets of the owner or operator. In addition, persons who transport or dispose of hazardous substances, or arrange for the transportation, disposal or treatment of hazardous substances, at off-site locations may also be held liable if there are releases or threatened releases of hazardous substances at such off-site locations.

         In addition, under the laws of some states and under the Federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), contamination of property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against such property. Under CERCLA, such a lien is subordinate to pre-existing, perfected security interests.

         Under the laws of some states, and under CERCLA, there is a possibility that a lender may be held liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances at a property, regardless of whether or not the environmental damage or threat was caused by a current or prior owner or operator. CERCLA and some state laws provide an exemption from the definition of "owner or operator" for a secured creditor who, without "participating in the management" of a facility, holds indicia of ownership primarily to protect its security interest in the facility. The Solid Waste Disposal Act (the "SWDA") provides similar protection to secured creditors in connection with liability for releases of petroleum from certain underground storage tanks. However, if a lender "participates in the management" of the facility in question or is found not to have held its interest primarily to protect a security interest, the lender may forfeit its secured creditor exemption status.

         A regulation promulgated by the U.S. Environmental Protection Agency (the "EPA") in April 1992 attempted to clarify the activities in which lenders could engage both prior to and subsequent to foreclosure of a security interest without forfeiting the secured creditor exemption under CERCLA. The rule was struck down in 1994 by the United States Court of Appeals for the District of Columbia Circuit in Kelley ex rel State of Michigan v. Environmental Protection Agency, 15 F.3d 1100 (D.C Cir. 1994), reh'g denied, 25 F.3d 1088, cert. denied sub nom. Am. Bankers Ass'n v. Kelley, 115 S.Ct. 900
(1995). Another EPA regulation promulgated in 1995 clarifies the activities in which lenders may engage without forfeiting the secured creditor exemption under the underground storage tank provisions of the SWDA. That regulation has not been struck down.

         On September 30, 1996, Congress enacted the Asset Conservation, Limited Liability and Deposit Insurance Protection Act (ACA) which amended both CERCLA and the SWDA to provide additional clarification regarding the scope of the lender liability exemptions under the two statutes. Among other things, the ACA specifies the circumstances under which a lender will be protected by the CERCLA and SWDA exemptions, both while the borrower is still in possession of the secured property and following foreclosure on the secured property.

         Generally, the ACA states that a lender who holds indicia of ownership primarily to protect a security interest in a facility will be considered to participate in management only if, while the borrower is still in possession of the facility encumbered by the security interest, the lender
(i) exercises decision-making control over environmental compliance related to the facility such that the lender has undertaken responsibility for hazardous substance handling or disposal practices related to the facility or (ii) exercises control at a level comparable to that of a manager of the facility such that the lender has assumed or manifested responsibility for (a) overall management of the facility encompassing daily decision-making with respect to environmental compliance or (b) overall or substantially all of the operational functions (as distinguished from financial or administrative functions) of the facility other than the function of environmental compliance. The ACA also specifies certain activities that are not considered to be "participation in management," including monitoring or enforcing the terms of the extension of credit or security interest, inspecting the facility, and requiring a lawful means of addressing the release or threatened release of a hazardous substance.

         The ACA also specifies that a lender who did not participate in management of a facility prior to foreclosure will not be considered an "owner or operator," even if the lender forecloses on the facility and after foreclosure sells or liquidates the facility, maintains business activities, winds up operations, undertakes an appropriate response action, or takes any other measure to preserve, protect, or prepare the facility prior to sale or disposition, if the lender seeks to sell or otherwise divest the facility at the earliest practicable, commercially reasonable time, on commercially reasonable terms, taking into account market conditions and legal and regulatory requirements.

         The ACA specifically addresses the potential liability of lenders who hold mortgages or similar conventional security interests in real property, such as the Trust Fund does in connection with the Mortgage Loans and the Home Improvement Contracts.

         If a lender is or becomes liable under CERCLA, it may be authorized to bring a statutory action for contribution against any other "responsible parties," including a previous owner or operator. However, such persons or entities may be bankrupt or otherwise judgment proof, and the costs associated with environmental cleanup and related actions may be substantial. Moreover, some state laws imposing liability for addressing hazardous substances do not contain exemptions from liability for lenders. Whether the costs of addressing a release or threatened release at a property pledged as collateral for one of the Loans would be imposed on the Trust Fund, and thus occasion a loss to the Holders, therefore depends on the specific factual and legal circumstances at issue.

Rights of Redemption

         In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

Junior Mortgages; Rights of Senior Mortgages

         The Mortgage Loans comprising or underlying the Primary Assets included in the Trust Fund for a Series will be secured by mortgages or deeds of trust, which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the Trust Fund (and therefore of the Holders), as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure the default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

         The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

         Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

Anti-Deficiency Legislation and Other Limitations on Lenders

         Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security. However, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

         In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the Federal Soldiers' and Sailors' Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a rehabilitation plan under chapter 13 of the federal bankruptcy code to cure a monetary default with respect to a loan on his residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon its security (provided no sale of the property has yet occurred) prior to the filing of the debtor's chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

         Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan may be modified if the borrower has filed a petition under chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney's fees and costs to the extent the value of the security exceeds the debt.

         In a chapter 11 case under the federal bankruptcy code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

         The bankruptcy code provides priority to certain tax liens over the lender's security. This may delay or interfere with the enforcement of rights in respect of a defaulted mortgage loan. In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

Due-on-Sale Clauses in Mortgage Loans

         Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St. Germain Act, which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

Enforceability of Prepayment and Late Payment Fees

         Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations, upon the late charges a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

Equitable Limitations on Remedies

         In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

         Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Office of Thrift Supervision (the "OTS") prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of such mortgage loans.

Applicability of Usury Laws

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The OTS, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V.

         Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of such state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

The Home Improvement Contracts

         General

         The Home Improvement Contracts, other than those Home Improvement Contracts that are unsecured or secured by mortgages on real estate, generally are "chattel paper" or constitute "purchase money security interests," each as defined in the Uniform Commercial Code (the "UCC") in effect in the applicable jurisdiction. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related Agreement, the Depositor will transfer physical possession of the Home Improvement Contracts to the Trustee or Custodian or may retain possession of the Contracts as custodian for the Trustee. In addition, the Depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the contracts. Unless otherwise specified in the related Prospectus Supplement, the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment from the Depositor to the Trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Home Improvement Contracts without notice of such assignment, the Trustee's interest in the contracts could be defeated.

         Security Interests in Home Improvements

         The Home Improvement Contracts that are secured by the Home Improvements financed thereby grant to the originator of such contracts a purchase money security interest in such Home Improvements to secure all or part of the purchase price of such Home Improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Purchase money security interests of this type are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of such collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in the Home Improvement must generally be perfected by a timely fixture filing. In general, under the UCC, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home Improvement Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization, upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the Home Improvement being financed.

         Enforcement of Security Interest in Home Improvements

         So long as the Home Improvement has not become subject to the real estate law, a creditor can repossess a Home Improvement securing a Home Improvement Contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Home Improvement Contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem it at or before the resale.

         Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgement from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgements, and in many cases the defaulting borrower would have no assets with which to pay a judgement.

         Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgement.

         Consumer Protection Laws

         The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract that is the seller of goods that gave rise to the transaction (and certain related lenders and assignees) to transfer the contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of the contract to all claims and defenses the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

         Applicability of Usury Laws

         Title V provides that, subject to the following conditions, state usury limitations shall not apply to any contract that is secured by a first lien on certain kinds of consumer goods. The Home Improvement Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

         Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision that expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

Installment Sales Contracts

         The Loans may also consist of installment sales contracts. Under an installment sales contract (each, an "Installment Sales Contract") the seller (hereinafter referred to in this section as the "lender") retains legal title to the property and enters into an agreement with the purchaser (hereinafter referred to in this section as the "borrower") for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the Installment Sales Contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance policy premiums associated with the property.

         The method of enforcing the rights of the lender under an Installment Sales Contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of Installment Sales Contracts generally provide that upon a default by the borrower, the borrower loses his right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the Installment Sales Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an Installment Sales Contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Installment Sales Contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the Installment Sales Contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an Installment Sales Contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an Installment Sales Contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

Soldiers' and Sailors' Civil Relief Act of 1940

         Under the Soldiers' and Sailors' Civil Relief Act of 1940, members of all branches of the military on active duty, including draftees and reservists in military service, (i) are entitled to have interest rates reduced and capped at 6% per annum, on obligations (including Loans) incurred prior to the commencement of military service for the duration of military service, (ii) may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on such obligations entered into prior to military service for the duration of military service and (iii) may have the maturity of such obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service. However, the benefits of (i), (ii), or (iii) above are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with such obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower's obligation to repay amounts otherwise due on a Loan included in a Trust Fund for a Series is relieved pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, none of the Trust Fund, the Servicer, the Depositor nor any Trustee will be required to advance such amounts, and any related loss may reduce the amounts available to be paid to the Holders of the related Securities. Unless otherwise specified in the related Prospectus Supplement, any shortfalls in interest collections on Loans (or Underlying Loans), included in a Trust Fund for a Series resulting from application of the Soldiers' and Sailors' Civil Relief Act of 1940 will be allocated to each Class of Securities of the Series that is entitled to receive interest in respect of such Loans (or Underlying Loans) in proportion to the interest that each such Class of Securities would have otherwise been entitled to receive in respect of such Loans (or Underlying Loans) had the interest shortfall not occurred.

                                 THE DEPOSITOR

         The Depositor was incorporated in the State of Delaware in June 1995, and is a wholly-owned subsidiary of The Bear Stearns Companies Inc. The Depositor's principal executive offices are located at 245 Park Avenue, New York, New York 10167. Its telephone number is (212) 272-4095.

         The Depositor will not engage in any activities other than to authorize, issue, sell, deliver, purchase and invest in (and enter into agreements in connection with), and/or to engage in the establishment of one or more trusts, which will issue and sell, bonds, notes, debt or equity securities, obligations and other securities and instruments ("Depositor Securities"). The Depositor Securities must be collateralized or otherwise secured or backed by, or otherwise represent an interest in, among other things, receivables or pass-through certificates, (or participations or certificates of participation or beneficial ownership in one or more pools of receivables), and the proceeds of the foregoing, that arise in connection with loans secured by certain first or junior mortgages on real estate or manufactured housing and any and all other commercial transactions and commercial, sovereign, student or consumer loans or indebtedness, In connection therewith or otherwise, the depositor may purchase, acquire, own, hold, transfer, convey, service, sell, pledge, assign, finance and otherwise deal with such receivables, pass-through certificates, or participations or certificates of participation or beneficial ownership. Article Third of the Depositor's Certificate of Incorporation limits the Depositor's activities to the above activities and certain related activities, such as credit enhancement with respect to such Depositor Securities, and to any activities incidental to and necessary or convenient for the accomplishment of those purposes.

                                USE OF PROCEEDS

         The Depositor will apply all or substantially all of the net proceeds from the sale of each Series of Securities for one or more of the following purposes:

         o    to purchase the related Primary Assets,

         o to repay indebtedness incurred to obtain funds to acquire such Primary Assets,

         o to establish any Reserve Funds described in the related Prospectus Supplement and

         o to pay costs of structuring and issuing the Securities, including the costs of obtaining any Enhancement.

If so specified in the related Prospectus Supplement, the purchase of the Primary Assets for a Series may be effected by an exchange of Securities with the Seller of such Primary Assets.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

General

         The following is a summary of certain anticipated material federal income tax consequences of the purchase, ownership, and disposition of the Securities and is based on the opinion of Brown & Wood LLP, special counsel to the Depositor (in such capacity, "Tax Counsel"). The summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and such a change could apply retroactively.

         The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances. This summary focuses primarily upon investors who will hold Securities as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code. Prospective investors may wish to consult their own tax advisers concerning the federal, state, local and any other tax consequences as relates specifically to such investors in connection with the purchase, ownership and disposition of the Securities.

         The federal income tax consequences to Holders will vary depending on whether (i) the Securities of a Series are classified as indebtedness; (ii) an election is made to treat the Trust Fund relating to a particular Series of Securities as a real estate mortgage investment conduit (a "REMIC") under the Code; (iii) the Securities represent an ownership interest in some or all of the assets included in the Trust Fund for a Series; or (iv) an election is made to treat the Trust Fund relating to a particular Series of Certificates as a partnership; or (v) an election is made to treat the Trust Fund relating to a particular Series of Securities as a Financial Asset Securitization Investment Trust ("FASIT") under the Code. The Prospectus Supplement for each Series of Securities will specify how the Securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to such Series.

         As used herein, the term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), an estate whose income is subject to U.S. federal income tax regardless of its source of income, or a trust if a court within the United States is able to exercise primary supervision of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be treated as United States persons shall be considered U.S. Persons as well.

Taxation of Debt Securities

         Status as Real Property Loans. Except to the extent otherwise provided in the related Prospectus Supplement, if the Securities are regular interests in a REMIC ("Regular Interest Securities") or represent interests in a grantor trust, Tax Counsel is of the opinion that: (i) Securities held by a domestic building and loan association will constitute "loans... secured by an interest in real property" within the meaning of Code section 7701(a)(19)(C)(v); and (ii) Securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code section 856(c)(4)(A) and interest on Securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code section 856(c)(3)(B).

         Interest and Acquisition Discount. In the opinion of Tax Counsel, Regular Interest are generally taxable to Holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the Holder's normal accounting method. Interest (other than original issue discount) on Securities (other than Regular Interest Securities) that are characterized as indebtedness for federal income tax purposes will be includible in income by Holders thereof in accordance with their usual methods of accounting. Securities characterized as debt for federal income tax purposes and Regular Interest Securities will be referred to hereinafter collectively as "Debt Securities."

         Tax Counsel is of the opinion that Debt Securities that are Compound Interest Securities will, and certain of the other Debt Securities issued at a discount may, be issued with "original issue discount" ("OID"). The following discussion is based in part on the rules governing OID, which are set forth in Sections 1271-1275 of the Code and the Treasury regulations issued thereunder on February 2, 1994 and amended on June 11, 1996 (the "OID Regulations"). A Holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities.

         In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt Security and its issue price. In the opinion of Tax Counsel, a Holder of a Debt Security must include such OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt Security will be considered to be zero if it is less than a de minimis amount determined under the Code.

         The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that Class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular Class of Debt Securities is sold for cash on or prior to the Closing Date, the issue price for such Class will be treated as the fair market value of such Class on the Closing Date. The issue price of a Debt Security also includes the amount paid by an initial Debt Security Holder for accrued interest that relates to a period prior to the issue date of the Debt Security. The stated redemption price at maturity of a Debt Security includes the original principal amount of the Debt Security, but generally will not include distributions of interest if such distributions constitute "qualified stated interest."

         Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below); provided, that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt Security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Certain Debt Securities may provide for default remedies in the event of late payment or nonpayment of interest. In the opinion of Tax Counsel, the interest on such Debt Securities will be unconditionally payable and constitute qualified stated interest, not OID. However, absent clarification of the OID Regulations, where Debt Securities do not provide for default remedies, the interest payments will be included in the Debt Security's stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Debt Securities with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such Debt Securities includes all distributions of interest as well as principal thereon. Where the interval between the issue date and the first Distribution Date on a Debt Security is either longer or shorter than the interval between subsequent Distribution Dates, all or part of the interest foregone, in the case of the longer interval, and all of the additional interest, in the case of the shorter interval, will be included in the stated redemption price at maturity and tested under the de minimis rule described below. In the case of a Debt Security with a long first period that has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the Debt Security will generally have OID. Holders of Debt Securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Debt Security.

         Under the de minimis rule, OID on a Debt Security will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by the weighted average maturity of the Debt Security. For this purpose, the weighted average maturity of the Debt Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt Security and the denominator of which is the stated redemption price at maturity of the Debt Security. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Debt Security is held as a capital asset. However, accrual method Holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

         Debt Securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally, (i) such interest is unconditionally payable at least annually, (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments and (iii) interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such Debt Security. In the case of Compound Interest Securities, certain Interest Weighted Securities, and certain of the other Debt Securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

         The Internal Revenue Service (the "IRS") recently issued final regulations (the "Contingent Payment Regulations") governing the calculation of OID on instruments having contingent interest payments. The Contingent Payment Regulations, represent the only guidance regarding the views of the IRS with respect to contingent interest instruments and specifically do not apply for purposes of calculating OID on debt instruments subject to Code
Section 1272(a)(6), such as the Debt Security. Additionally, the OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the applicable Trustee intends to base its computation on Code Section 1272(a)(6) and the OID Regulations as described in this Prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that such methodology represents the correct manner of calculating OID.

         The Holder of a Debt Security issued with OID must include in gross income, for all days during its taxable year on which it holds such Debt Security, the sum of the "daily portions" of such original issue discount. The amount of OID includible in income by a Holder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. In the case of a Debt Security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the Loans, the amount of OID includible in income of a Holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Debt Security and the adjusted issue price of the Debt Security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals or OID, reduced by the total payments made with respect to such Debt Security in all prior periods, other than qualified stated interest payments.

         The amount of OID to be included in income by a Holder of a debt instrument, such as certain Classes of the Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing such instruments (a "Pay-Through Security"), is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption"). The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess (if any) of the sum of (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Pay-Through Security, over the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (i) the original yield to maturity of the Pay-Through Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events that have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a Holder to take into account prepayments with respect to the Loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a Holder of a Pay-Through Security to take into account prepayments with respect to the Loans at a rate that is slower than the Prepayment Assumption. Although OID will be reported to Holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to Holders that Loans will be prepaid at that rate or at any other rate.

         The Depositor may adjust the accrual of OID on a Class of Regular Interest (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the Loans, although the OID Regulations do not provide for such adjustments. If the IRS were to require that OID be accrued without such adjustments, the rate of accrual of OID for a Class of Regular Interest Securities could increase.

         Certain Classes of Regular Interest Securities may represent more than one Class of REMIC regular interests. Unless otherwise provided in the related Prospectus Supplement, the applicable Trustee intends, based on the OID Regulations, to calculate OID on such Securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

         A subsequent Holder of a Debt Security will also be required to include OID in gross income, but such a Holder who purchases such Debt Security for an amount that exceeds its adjusted issue price will be entitled (as will an initial Holder who pays more than a Debt Security's issue price) to offset such OID by comparable economic accruals of portions of such excess.

         Effects of Defaults and Delinquencies. In the opinion of Tax Counsel, Holders will be required to report income with respect to the related Securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the Loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a Holder of such a Security in any period could significantly exceed the amount of cash distributed to such Holder in that period. The Holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Securities is reduced as a result of a Loan default. However, the timing and character of such losses or reductions in income are uncertain and, accordingly, Holders of Securities should consult their own tax advisors on this point.

         Interest Weighted Securities. It is not clear how income should be accrued with respect to Regular Interest Securities or Stripped Securities (as defined under "--Tax Status as a Grantor Trust; General" herein) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on Loans underlying Pass-Through Securities ("Interest Weighted Securities"). The Trustee intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of such OID should be calculated by treating the Interest Weighted Security as a Compound Interest Security. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are Regular Interest Securities the Internal Revenue Service could assert that income derived from an Interest Weighted Security should be calculated as if the Security were a security purchased at a premium equal to the excess of the price paid by such Holder for such Security over its stated principal amount, if any. Under this approach, a Holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such Holder, as described below. Alternatively, the IRS could assert that an Interest Weighted Security should be taxable under the rules governing bonds issued with contingent payments. Such treatment may be more likely in the case of Interest Weighted Securities that are Stripped Securities as described below. See "--Tax Status as a Grantor Trust--Discount or Premium on Pass-Through Securities."

         Variable Rate Debt Securities. In the opinion of Tax Counsel, in the case of Debt Securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that (i) the yield to maturity of such Debt Securities and (ii) in the case of Pay-Through Securities, the present value of all payments remaining to be made on such Debt Securities, should be calculated as if the interest index remained at its value as of the issue date of such Securities. Because the proper method of adjusting accruals of OID on a variable rate Debt Security is uncertain, Holders of variable rate Debt Securities should consult their own tax advisers regarding the appropriate treatment of such Securities for federal income tax purposes.

         Market Discount. In the opinion of Tax Counsel, a purchaser of a Security may be subject to the market discount rules of Sections 1276-1278 of the Code. A Holder that acquires a Debt Security with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the Debt Security over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Security received in that month and, if the Securities are sold, the gain realized. Such market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, such market discount would in general accrue either (i) on the basis of a constant yield (in the case of a Pay-Through Security, taking into account a prepayment assumption) or (ii) in the ratio of (a) in the case of Securities (or in the case of a Pass-Through Security, as set forth below, the Loans underlying such Security) not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of Securities (or, in the case of a Pass-Through Security, as described below, the Loans underlying such Security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

         Section 1277 of the Code provides that, regardless of the origination date of the Debt Security (or, in the case of a Pass-Through Security, the Loans), the excess of interest paid or accrued to purchase or carry a Security (or, in the case of a Pass-Through Security, as described below, the underlying Loans) with market discount over interest received on such Security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the Security (or in the case of a Pass-Through Security, an underlying Loan). A Holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such Holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

         Premium. In the opinion of Tax Counsel, a Holder who purchases a Debt Security (other than an Interest Weighted Security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the Security at a premium, which it may elect to amortize as an offset to interest income on such Security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the Securities have been issued, the legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a Class of Pay-Through Securities will be calculated using the prepayment assumption used in pricing such Class. If a Holder makes an election to amortize premium on a Debt Security, such election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the Holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such Holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the Securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

         On December 30, 1997, the IRS issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. The regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6). Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described above. Prospective Purchasers of the Debt Securities should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

         Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a Holder of a Debt Security to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Debt Securities acquired on or after April 4, 1994. If such an election were to be made with respect to a Debt Security with market discount, the Holder of the Debt Security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Holder of the Debt Security acquires during the year of the election or thereafter. Similarly, a Holder of a Debt Security that makes this election for a Debt Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Security is irrevocable.

Taxation of the REMIC and its Holders

         General. In the opinion of Tax Counsel, if a REMIC election is made with respect to a Series of Securities, then the arrangement by which the Securities of that Series are issued will be treated as a REMIC as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as "Regular Interests" or "Residual Interests" in a REMIC, as specified in the related Prospectus Supplement.

         Except to the extent specified otherwise in a Prospectus Supplement, if a REMIC election is made with respect to a Series of Securities, in the opinion of Tax Counsel (i) Securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in Code Section 7701(a)(19)(C)); and (ii) Securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A), and income with respect to the Securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets). If less than 95% of the REMIC's assets consist of assets described in (i) or (ii) above, then a Security will qualify for the tax treatment described in (i) or (ii) in the proportion that such REMIC assets are qualifying assets.

REMIC Expenses; Single Class REMICs

         As a general rule, in the opinion of Tax Counsel, all of the expenses of a REMIC will be taken into account by Holders of the Residual Interest Securities. In the case of a "single class REMIC," however, the expenses will be allocated, under Treasury regulations, among the Holders of the Regular Interest Securities and the Holders of the Residual Interest Securities on a daily basis in proportion to the relative amounts of income accruing to each Holder on that day. In the case of a Holder of a Regular Interest Security who is an individual or a "pass-through interest holder" (including certain pass-through entities but not including real estate investment trusts), such expenses will be deductible only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the Holder, exceed 2% of such Holder's adjusted gross income. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation for taxable years beginning after 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to such a Holder. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and that is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise specified in the related Prospectus Supplement, the expenses of the REMIC will be allocated to Holders of the related residual interest securities.

Taxation of the REMIC

         General. Although a REMIC is a separate entity for federal income tax purposes, in the opinion of Tax Counsel, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the Holders of residual interests. As described above, the regular interests are generally taxable as debt of the REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax, failure to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "Taxation of Owners of Residual Interest Securities", the Code provides that the Trust will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a separate corporation and the related certificates may not be accorded the status or given the tax treatment described below.

         Calculation of REMIC Income. In the opinion of Tax Counsel, the taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between (i) the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets, and (ii) deductions, including stated interest and original issue discount accrued on Regular Interest Securities, amortization of any premium with respect to Loans, and servicing fees and other expenses of the REMIC. A Holder of a Residual Interest Security that is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that such expenses, when aggregated with such Holder's other miscellaneous itemized deductions for that year, do not exceed two percent of such Holder's adjusted gross income.

         For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the Startup Day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

         The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on such loans will be equivalent to the method under which Holders of Pay-Through Securities accrue original issue discount (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular Interest Securities in the same manner that the Holders of the Regular Interest Securities include such discount in income, but without regard to the de minimis rules. See "Taxation of Debt Securities" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

         To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.

         Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include: (i) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC; (ii) subject to a limited exception, the sale or other disposition of a cash flow investment; (iii) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or (iv) the receipt of any fees or other compensation for services rendered by the REMIC. It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. The Holders of Residual Interest Securities will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by such Holders or otherwise, however, such taxes will be paid out of the Trust Fund and will be allocated pro rata to all outstanding Classes of Securities of such REMIC.

Taxation of Holders of Residual Interest Securities

         In the opinion of Tax Counsel, the Holder of a Certificate representing a residual interest (a "Residual Interest Security") will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which such Holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the Holders (on such day) of the Residual Interest Securities in proportion to their respective holdings on such day.

         In the opinion of Tax Counsel, the Holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount (if this occurs, it is likely that cash distributions will exceed taxable income in later years). Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest Securities, will typically increase over time as lower yielding Securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

         In any event, because the Holder of a residual interest is taxed on the net income of the REMIC the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of such a bond or instrument.

         Limitation on Losses. In the opinion of Tax Counsel, the amount of the REMIC's net loss that a Holder may take into account currently is limited to the Holder's adjusted basis at the end of the calendar quarter in which such loss arises. A Holder's basis in a Residual Interest Security will initially equal such Holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the Holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the Holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of Holders of Residual Interest Securities to deduct net losses may be subject to additional limitations under the Code, as to which such Holders should consult their tax advisers.

         Distributions. In the opinion of Tax Counsel distributions on a Residual Interest Security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a Holder of a Residual Interest Security. If the amount of such payment exceeds a Holder's adjusted basis in the Residual Interest Security, however, the Holder will recognize gain (treated as gain from the sale of the Residual Interest Security) to the extent of such excess.

         Sale or Exchange. In the opinion of Tax Counsel a Holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and such Holder's adjusted basis in the Residual Interest Security at the time of such sale or exchange. A Holder's adjusted basis in a Residual Certificate generally equals the cost of such Residual Certificate increased by the taxable income of the REMIC that was included in the income of such Residual Certificate Holder and decreased by distributions received thereon by such Residual Certificateholder. Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition of a Residual Interest Security will be disallowed if the selling Holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after such disposition. In that event, the loss will be used to increase such Residual Interest Security Holders adjusted basis in the newly acquired asset.

         Excess Inclusions. In the opinion of Tax Counsel, the portion of the REMIC taxable income of a Holder of a Residual Interest Security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on such Holder's federal income tax return. Further, if the Holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, such Holder's excess inclusion income will be treated as unrelated business taxable income of such Holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Security is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30%, which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to certain additional limitations. See "Tax Treatment of Foreign Investors." The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from Residual Interest Securities that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to Residual Interest Securities continuously held by a thrift institution since November 1, 1995.

         In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual Holder. First, alternative minimum taxable income for such residual Holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual Holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual Holder elects to have such rules apply only to tax years beginning after August 20, 1996.

         The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for such quarterly period of (i) 120% of the long term applicable federal rate on the Startup Day multiplied by (ii) the adjusted issue price of such Residual Interest Security at the beginning of such quarterly period. The adjusted issue price of a Residual Interest at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a Holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

         Under the REMIC Regulations, in certain circumstances, transfers of Residual Securities may be disregarded. See "--Restrictions on Ownership and Transfer of Residual Interest Securities" and "--Tax Treatment of Foreign Investors" below.

         Restrictions on Ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any "Disqualified Organization." Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the applicable Pooling and Servicing Agreement will prohibit Disqualified Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the Trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

         If a Residual Interest Security is transferred to a Disqualified Organization after March 31, 1988 (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of such Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity after March 31, 1988 (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee), that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

         Under the REMIC Regulations, if a Residual Interest Security is a "noneconomic residual interest," as described below, a transfer of a Residual Interest Security to a United States person will be disregarded for all federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Interest Security is a "noneconomic residual interest" unless, at the time of the transfer (i) the present value of the expected future distributions on the Residual Interest Security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. If a transfer of a Residual Interest is disregarded, the transferor would be liable for any federal income tax imposed upon taxable income derived by the transferee from the REMIC. The REMIC Regulations provide no guidance as to how to determine if a significant purpose of a transfer is to impede the assessment or collection of tax. A similar type of limitation exists with respect to certain transfers of residual interests by foreign persons to United States persons. See "--Tax Treatment of Foreign Investors."

         Mark to Market Rules. Prospective purchasers of a REMIC Residual Interest Security should be aware that the IRS recently finalized regulations (the "Final Mark-to-Market Regulations"), which provide that a REMIC Residual Interest Security acquired after January 3, 1995 cannot be marked-to-market. Prospective purchasers of a REMIC Residual Interest Security should consult their tax advisors regarding the possible application of the Mark to Market Regulations.

Administrative Matters

         The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

Tax Status as a Grantor Trust

         General. As further specified in the related Prospectus Supplement, if a REMIC election is not made and the Trust Fund is not structured as a partnership, then, in the opinion of Tax Counsel, the Trust Fund relating to a Series of Securities will be classified for federal income tax purposes as a grantor trust under Subpart E, Part 1 of Subchapter J of the Code and not as an association taxable as a corporation (the Securities of such Series, "Pass-Through Securities"). In some Series there will be no separation of the principal and interest payments on the Loans. In such circumstances, a Holder will be considered to have purchased a pro rata undivided interest in each of the Loans. In other cases ("Stripped Securities"), sale of the Securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the Loans.

         In the opinion of Tax Counsel, each Holder must report on its federal income tax return its share of the gross income derived from the Loans (not reduced by the amount payable as fees to the applicable Trustee and the Servicer and similar fees (collectively, the "Servicing Fee")), at the same time and in the same manner as such items would have been reported under the Holder's tax accounting method had it held its interest in the Loans directly, received directly its share of the amounts received with respect to the Loans, and paid directly its share of the Servicing Fees. In the case of Pass-Through Securities other than Stripped Securities, such income will consist of a pro rata share of all of the income derived from all of the Loans and, in the case of Stripped Securities, such income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the Holder owns an interest. The Holder of a Security will generally be entitled to deduct such Servicing Fees under Section 162 or Section 212 of the Code to the extent that such Servicing Fees represent "reasonable" compensation for the services rendered by the applicable Trustee and the Servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate Holder, however, Servicing Fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing such Holder's regular tax liability only to the extent that such fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing such Holder's alternative minimum tax liability. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation in taxable years beginning after 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year.

         Discount or Premium on Pass-Through Securities. In the opinion of Tax Counsel, the Holder's purchase price of a Pass-Through Security is to be allocated among the Loans in proportion to their fair market values, determined as of the time of purchase of the Securities. In the typical case, the Trustee (to the extent necessary to fulfill its reporting obligations) will treat each Loan as having a fair market value proportional to the share of the aggregate Principal Balances of all of the Loans that it represents, since the Securities, unless otherwise specified in the related Prospectus Supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a Loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the Principal Balance of the Loan allocable to the Security, the interest in the Loan allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

         The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a Loan with OID in excess of a prescribed de minimis amount or a Stripped Security, a Holder of a Security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a Loan could arise, for example, by virtue of the financing of points by the originator of the Loan, or by virtue of the charging of points by the originator of the Loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a Loan will be includible in income, generally in the manner described above, except that in the case of Pass-Through Securities, market discount is calculated with respect to the Loans underlying the Certificate, rather than with respect to the Security. A Holder that acquires an interest in a Loan originated after July 18, 1984 with more than a de minimis amount of market discount (generally, the excess of the principal amount of the Loan over the purchaser's allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See "--Taxation of Debt Securities Market Discount" and "--Premium" above.

         In the case of market discount on a Pass-Through Security attributable to Loans originated on or before July 18, 1984, the Holder generally will be required to allocate the portion of such discount that is allocable to a loan among the principal payments on the Loan and to include the discount allocable to each principal payment in ordinary income at the time such principal payment is made. Such treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

         Stripped Securities. A Stripped Security may represent a right to receive only a portion of the interest payments on the Loans, a right to receive only principal payments on the Loans, or a right to receive certain payments of both interest and principal. Certain Stripped Securities ("Ratio Strip Securities") may represent a right to receive differing percentages of both the interest and principal on each Loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to such stripped interest.

         Servicing fees in excess of reasonable servicing fees (the "excess servicing fee") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the Loan's Principal Balance) or the Securities are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the Securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Loan by Loan basis, which could result in some Loans being treated as having more than 100 basis points of interest stripped off.

         The Code, OID Regulations and judicial decisions provide no direct guidance as to how the interest and original issue discount rules are to apply to Stripped Securities and other Pass-Through Securities. Under the method described above for Pay-Through Securities (the "Cash Flow Bond Method"), a prepayment assumption is used and periodic recalculations are made that take into account with respect to each accrual period the effect of prepayments during such period. However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Securities, which technically represent ownership interests in the underlying Loans, rather than being debt instruments "secured by" those loans. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for such Securities, and it is expected that OID will be reported on that basis unless otherwise specified in the related Prospectus Supplement. In applying the calculation to Pass-Through Securities, the Trustee will treat all payments to be received by a Holder with respect to the underlying Loans as payments on a single installment obligation. The IRS could, however, assert that original issue discount must be calculated separately for each Loan underlying a Security.

         Under certain circumstances, if the Loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a Holder's recognition of income. If, however, the Loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may decelerate a Holder's recognition of income.

         In the case of a Stripped Security that is an Interest Weighted Security, the applicable Trustee intends, absent contrary authority, to report income to Holders as OID, in the manner described above for Interest Weighted Securities.

         Possible Alternative Characterizations. The characterizations of the Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the Internal Revenue Service could contend that (i) in certain Series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in Loans and an installment obligation consisting of stripped principal payments;
(ii) the non-Interest Weighted Securities are subject to the contingent payment provisions of the Proposed Regulations; or (iii) each Interest Weighted Stripped Security is composed of an unstripped undivided ownership interest in Loans and an installment obligation consisting of stripped interest payments.

         Given the variety of alternatives for treatment of the Stripped Securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the Securities for federal income tax purposes.

         Character as Qualifying Loans. In the case of Stripped Securities, there is no specific legal authority existing regarding whether the character of the Securities, for federal income tax purposes, will be the same as the Loans. The IRS could take the position that the Loans character is not carried over to the Securities in such circumstances. Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be considered to represent "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; and interest income attributable to the Securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the Securities may cause a proportionate reduction in the above-described qualifying status categories of Securities.

Sale or Exchange

         Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, in the opinion of Tax Counsel, a Holder's tax basis in its Security is the price such Holder pays for a Security, plus amounts of original issue or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a Security, measured by the difference between the amount realized and the Security's basis as so adjusted, will generally be capital gain or loss, assuming that the Security is held as a capital asset and will generally be long-term capital gain or loss if the holding period of the Security is one year or more and short-term capital gain or loss if the holding period of the Security is less than one year. Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult their own tax advisors concerning these tax law provisions.

         In the case of a Security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the Holder's income if the yield on such Regular Interest Security had equaled 110% of the applicable federal rate as of the beginning of such Holder's holding period, over the amount of ordinary income actually recognized by the Holder with respect to such Regular Interest Security.

Miscellaneous Tax Aspects

         Backup Withholding. Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, a Holder, other than a Holder of a REMIC Residual Security, may, under certain circumstances, be subject to "backup withholding" at a rate of 31% with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the Securities. This withholding generally applies if the Holder of a Security (i) fails to furnish the applicable Trustee with its taxpayer identification number (the "TIN"); (ii) furnishes the applicable Trustee an incorrect TIN; (iii) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or (iv) under certain circumstances, fails to provide the applicable Trustee or such Holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the Holder is not subject to backup withholding. Backup withholding will not apply, however, with respect to certain payments made to Holders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). Holders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

         The applicable Trustee will report to the Holders and to the Servicer for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the Securities.

New Withholding Regulations

         On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations"), which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

Tax Treatment of Foreign Investors

         Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, under the Code, unless interest (including OID) paid on a Security (other than a Residual Interest Security is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation ("Nonresidents"), in the opinion of Tax Counsel, such interest will normally qualify as portfolio interest (except where (i) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or (ii) the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents. Holders of Pass-Through Securities and Stripped Securities, including Ratio Strip Securities, however, may be subject to withholding to the extent that the Loans were originated on or before July 18, 1984.

         Interest and OID of Holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the Holder. They will, however, generally be subject to the regular United States income tax.

         Payments to Holders of Residual Interest Securities who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a Holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual Interest Security is disposed of). The Treasury has statutory authority, however, to promulgate regulations that would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Securities that do not have significant value. Under the REMIC Regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a Nonresident will be disregarded for all federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest Holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. See "--Excess Inclusions."

Tax Characterization of the Trust Fund as a Partnership

         Tax Counsel is of the opinion that a Trust Fund structured as a partnership will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion is based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the Certificates has been structured as a private placement under an IRS safe harbor, so that the Trust Fund will not be characterized as a publicly traded partnership taxable as a corporation.

         If the Trust Fund were taxable as a corporation for federal income tax purposes, in the opinion of Tax Counsel, the Trust Fund would be subject to corporate income tax on its taxable income. The Trust Fund's taxable income would include all its income, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust Fund.

Tax Consequences to Holders of the Notes

         Treatment of the Notes as Indebtedness. The Trust Fund will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. In such a circumstance, Tax Counsel is, except as otherwise provided in the related Prospectus Supplement, of the opinion that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

         OID, Indexed Securities, etc. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, and that the Notes are not Indexed Securities or Strip Notes. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under the OID Regulations, and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given Series of Notes, additional tax considerations with respect to such Notes will be disclosed in the applicable Prospectus Supplement.

         Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, in the opinion of Tax Counsel, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID Regulations, a Holder of a Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

         A Holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "Short-Term Note") may be subject to special rules. An accrual basis Holder of a Short-Term Note (and certain cash method Holders, including regulated investment companies, as set forth in
Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis Holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis Holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

         Sale or Other Disposition. In the opinion of Tax Counsel, if a Noteholder sells a Note, the Holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the Holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the Holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

         Foreign Holders. In the opinion of Tax Counsel, interest payments made (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust Fund or the Seller (including a Holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust Fund or the Seller is a "related person" within the meaning of the Code and (ii) provides the Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the
Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

         Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax; provided, that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

         Backup Withholding. Each Holder of a Note (other than an exempt Holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the Holder's name, address, correct federal taxpayer identification number and a statement that the Holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust Fund will be required to withhold 31 percent of the amount otherwise payable to the Holder, and remit the withheld amount to the IRS as a credit against the Holder's federal income tax liability.

         The New Regulations described herein make certain modifications to the backup withholding and information reporting rules. The New Regulations generally will be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

         Possible Alternative Treatments of the Notes. If, contrary to the opinion of Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust Fund. If so treated, the Trust Fund might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Alternatively, and most likely in the view of Tax Counsel, the Trust Fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain Holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income," income to foreign Holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual Holders might be subject to certain limitations on their ability to deduct their share of the Trust Fund's expenses.

Tax Consequences to Holders of the Certificates

         Treatment of the Trust Fund as a Partnership. The Trust Fund and the Servicer will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust Fund, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust Fund, the Certificates, the Notes, the Trust Fund and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

         A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust Fund. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

         Indexed Securities, etc. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Strip Certificates, and that a Series of Securities includes a single Class of Certificates. If these conditions are not satisfied with respect to any given Series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

         Partnership Taxation. If the Trust Fund is a partnership, in the opinion of Tax Counsel, the Trust Fund will not be subject to federal income tax. Rather, in the opinion of Tax Counsel, each Certificateholder will be required to separately take into account such Holder's allocated share of income, gains, losses, deductions and credits of the Trust Fund. The Trust Fund's income will consist primarily of interest and finance charges earned on the Loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Loans. The Trust Fund's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Loans.

         In the opinion of Tax Counsel, the tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust Fund for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust Fund income attributable to discount on the Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust Fund of premium on Loans that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust Fund will be allocated to the Depositor. Based on the economic arrangement of the parties, in the opinion of Tax Counsel, this approach for allocating Trust Fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, in the opinion of Tax Counsel, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis Holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust Fund income even if they have not received cash from the Trust Fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust Fund.

         In the opinion of Tax Counsel, all of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a Holder under the Code.

         In the opinion of Tax Counsel, an individual taxpayer's share of expenses of the Trust Fund (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such Holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such Holder over the life of the Trust Fund.

         The Trust Fund intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Loan, the Trust Fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

         Discount and Premium. It is believed that the Loans were not issued with OID, and, therefore, the Trust Fund should not have OID income. However, the purchase price paid by the Trust Fund for the Loans may be greater or less than the remaining Principal Balance of the Loans at the time of purchase. If so, in the opinion of Tax Counsel, the Loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Loan by Loan basis.)

         If the Trust Fund acquires the Loans at a market discount or premium, the Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Loans or to offset any such premium against interest income on the Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

         Section 708 Termination. In the opinion of Tax Counsel, under Section 708 of the Code, the Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust Fund are sold or exchanged within a 12-month period. Pursuant to final Treasury regulations issued May 9, 1997 under Section 708 of the Code, if such a termination occurs, the Trust Fund (the "old partnership") would be deemed to contribute its assets to a new partnership (the "new partnership") in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

         Disposition of Certificates. Generally, in the opinion of Tax Counsel, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the Holder's cost increased by the Holder's share of Trust Fund income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the Holder's share of the Notes and other liabilities of the Trust Fund. A Holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

         Any gain on the sale of a Certificate attributable to the Holder's share of unrecognized accrued market discount on the Loans would generally be treated as ordinary income to the Holder and would give rise to special tax reporting requirements. The Trust Fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust Fund will elect to include market discount in income as it accrues.

         If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

         Allocations Between Transferors and Transferees. In general, the Trust Fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a Holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

         The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust Fund might be reallocated among the Certificateholders. The Trust Fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

         Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust Fund's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust Fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust Fund will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust Fund income than would be appropriate based on their own purchase price for Certificates.

         Administrative Matters. The Trustee is required to keep or have kept complete and accurate books of the Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust Fund will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust Fund and will report each Certificateholder's allocable share of items of Trust Fund income and expense to Holders and the IRS on Schedule K-1. The Trust Fund will provide the Schedule K-l information to nominees that fail to provide the Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, Holders must file tax returns that are consistent with the information return filed by the Trust Fund or be subject to penalties unless the Holder notifies the IRS of all such inconsistencies.

         Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (a) the name, address and identification number of such person, (b) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing, and (c) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust Fund information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust Fund. The information referred to above for any calendar year must be furnished to the Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust Fund with the information described above may be subject to penalties.

         The Depositor will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust Fund. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust Fund.

         Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust Fund would be engaged in a trade or business in the United States for such purposes, the Trust Fund will withhold as if it were so engaged in order to protect the Trust Fund from possible adverse consequences of a failure to withhold. The Trust Fund expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign Holders that are taxable as corporations and 39.6% for all other foreign Holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust Fund to change its withholding procedures. In determining a Holder's withholding status, the Trust Fund may rely on IRS Form W-8, IRS Form W-9 or the Holder's certification of nonforeign status signed under penalties of perjury.

         Each foreign Holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust Fund's income. Each foreign Holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust Fund on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign Holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust Fund taking the position that no taxes were due because the Trust Fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign Holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

         Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the Holder is an exempt recipient under applicable provisions of the Code. The New Regulations described herein make certain modifications to the backup withholding and information reporting rules. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

                           STATE TAX CONSIDERATIONS

         In addition to the federal income tax considerations described in "Certain Federal Income Tax Considerations," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Securities.

                               FASIT SECURITIES

         General. The FASIT provisions of the Code were enacted by the Small Business Job Protection Act of 1996 and create a new elective statutory vehicle for the issuance of mortgage-backed and asset-backed securities ("FASIT Securities"). Although the FASIT provisions of the Code became effective on September 1, 1997, no Treasury regulations or other administrative guidance has been issued with respect to those provisions. Accordingly, definitive guidance cannot be provided with respect to many aspects of the tax treatment of Holders of FASIT Securities. Investors also should note that the FASIT discussions contained herein constitutes only a summary of the federal income tax consequences to Holders of FASIT Securities. With respect to each Series of FASIT Securities, the related Prospectus Supplement will provide a detailed discussion regarding the federal income tax consequences associated with the particular transaction.

         FASIT Securities will be classified as either FASIT Regular Securities, which generally will be treated as debt for federal income tax purposes, or FASIT Ownership Securities, which generally are not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related Series. The Prospectus Supplement for each Series of Securities will indicate whether one or more FASIT elections will be made for such Series, and which Securities of such Series will be designated as Regular Securities, and which, if any, will be designated as Ownership Securities.

         Qualification as a FASIT. The Trust Fund underlying a Series (or one or more designated pools of assets held in the Trust Fund) will qualify under the Code as a FASIT in which the FASIT Regular Securities and the FASIT Ownership Securities will constitute the "regular interests" and the "ownership interests," respectively, if (i) a FASIT election is in effect,
(ii) certain tests concerning (a) the composition of the FASIT's assets and
(b) the nature of the Holders' interest in the FASIT are met on a continuing basis and (iii) the Trust Fund is not a regulated company as defined in
Section 851(a) of the Code.

         Asset Composition. In order for a Trust Fund (on one or more designated pools of assets held by a Trust Fund) to be eligible for FASIT status, substantially all of the assets of the Trust Fund (or the designated pool) must consist of "permitted assets" as of the close of the third month beginning after the Closing Date and at all times thereafter (the "FASIT Qualification Test"). Permitted assets include (i) cash or cash equivalents,
(ii) debt instruments with fixed terms that would qualify as REMIC regular interests if issued by a REMIC (generally, instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only type rate, (iii) foreclosure property, (iv) certain hedging instruments (generally, interest and currency rate swaps and credit enhancement contracts) that are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on FASIT interests, (v) contract rights to acquire qualifying debt instruments or qualifying hedging instruments, (vi) FASIT regular interests and (vii) REMIC regular interests. Permitted assets do not include any debt instruments issued by the Holder of the FASIT's ownership interest or by any person related to such Holder.

         Interests in a FASIT. In addition to the foregoing asset qualification requirements, the interests in a FASIT also must meet certain requirements. All of the interests in a FASIT must belong to either of the following: (i) one or more Classes of regular interests or (ii) a single Class of ownership interest that is held by a fully taxable domestic corporation. In the case of Series that include FASIT Ownership Securities, the ownership interest will be represented by the FASIT Ownership Securities.

         A FASIT interest generally qualifies as a regular interest if (i) it is designated as a regular interest, (ii) it has a stated maturity no greater than thirty years, (iii) it entitles its Holder to a specified principal amount, (iv) the issue price of the interest does not exceed 125% of its stated principal amount, (v) the yield to maturity of the interest is less than the applicable Treasury rate published by the IRS plus 5% and (vi) if it pays interest, such interest is payable at either (a) a fixed rate with respect to the principal amount of the regular interest or (b) a permissible variable rate with respect to such principal amount. Permissible variable rates for FASIT regular interests are the same as those for REMIC regular interest (i.e., certain qualified floating rates and weighted average rates). See "Certain Federal Income Tax Considerations--Taxation of Debt Securities--Variable Rate Debt Securities."

         If a FASIT Security fails to meet one or more of the requirements set out in clauses (iii), (iv) or (v) above, but otherwise meets the above requirements, it may still qualify as a type of regular interest known as a "High-Yield Interest." In addition, if a FASIT Security fails to meet the requirements of clause (vi), but the interest payable on the Security consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the Security, the Security also will qualify as a High-Yield Interest. A High-Yield Interest may be held only by domestic corporations that are fully subject to corporate income tax ("Eligible Corporations"), other FASITs and dealers in securities who acquire such interests as inventory, rather than for investment. In addition, Holders of High-Yield Interests are subject to limitations on offset of income derived from such interest. See "Certain Federal Income Tax Considerations--FASIT Securities--Tax Treatment of FASIT Regular Securities--Treatment of High-Yield Interests."

         Consequences of Disqualification. If a Series of FASIT Securities fails to comply with one or more of the Code's ongoing requirements for FASIT status during any taxable year, the Code provides that its FASIT status may be lost for that year and thereafter. If FASIT status is lost, the treatment of the former FASIT and the interests therein for federal income tax purposes is uncertain. The former FASIT might be treated as a grantor trust, as a separate association taxed as a corporation, or as a partnership. The FASIT Regular Securities could be treated as debt instruments for federal income tax purposes or as equity interests. Although the Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for FASIT status occurs inadvertently and in good faith, such regulations have not yet been issued. It is possible that disqualification relief might be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the FASIT's income for a period of time in which the requirements for FASIT status are not satisfied.

         Tax Treatment of FASIT Regular Securities. Payments received by Holders of FASIT Regular Securities generally should be accorded the same tax treatment under the Code as payments received on other taxable corporate debt instruments and on REMIC Regular Securities. As in the case of Holders of REMIC Regular Securities, Holders of FASIT Regular Securities must report income from such Securities under an accrual method of accounting, even if they otherwise would have used the case receipts and disbursements method. Except in the case of FASIT Regular Securities issued with original issue discount or acquired with market discount or premium, interest paid or accrued on a FASIT Regular Security generally will be treated as ordinary income to the Holder and a principal payment on such Security will be treated as a return of capital to the extent that the Holder's basis is allocable to that payment. FASIT Regular Securities issued with original issue discount or acquired with market discount or premium generally will treat interest and principal payments on such Securities in the same manner described for REMIC Regular Securities. See "Certain Federal Income Tax Considerations--Taxation of Debt Securities,""--Market Discount," and "--Premium" above. High-Yield Securities may be held only by fully taxable domestic corporations, other FASITs, and certain securities dealers. Holders of High-Yield Securities are subject to limitations on their ability to use current losses or net operating loss carryforwards or carrybacks to offset any income derived from those Securities.

         If a FASIT Regular Security is sold or exchanged, the Holder generally will recognize gain or loss upon the sale in the manner described above for REMIC Regular Securities. See "Certain Federal Income Tax Considerations--Sale or Exchange." In addition, if a FASIT Regular Security becomes wholly or partially worthless as a result of Default and Delinquencies of the underlying assets, the Holder of such Security should be allowed to deduct the loss sustained (or alternatively be able to report a lesser amount of income). See "Certain Federal Income Tax Considerations--Taxation of Debt Instruments--Effects of Default and Delinquencies."

         FASIT Regular Securities held by a REIT will qualify as "real estate assets" within the meaning of section 856(c) (4)(A) of the Code, and interest on such Securities will be considered Qualifying REIT Interest to the same extent that REMIC Securities would be so considered. FASIT Regular Securities held by a Thrift Institution taxed as a "domestic building and loan association" will represent qualifying assets for purposes of the qualification requirements set forth in Code Section 7701(a)(19) to the same extent that REMIC Securities would be so considered. See "Certain Federal Income Tax Considerations--Taxation of Debt Securities--Status as Real Property Loans." In addition, FASIT Regular Securities held by a financial institution to which Section 585 of the Code applies will be treated as evidences of indebtedness for purposes of Section 582(c)(1) of the Code. FASIT Securities will not qualify as "Government Securities" for either REIT or RIC qualification purposes.

         Treatment of High-Yield Interests. High-Yield Interests are subject to special rules regarding the eligibility of Holders of such interests, and the ability of such Holders to offset income derived from their FASIT Security with losses. High-Yield Interests may be held only by Eligible Corporations other FASITs, and dealers in securities who acquire such interests as inventory. If a securities dealer (other than an Eligible Corporation) initially acquires a High-Yield Interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the High-Yield Interest multiplied by the highest corporate income tax rate. In addition, transfers of High-Yield Interests to disqualified Holders will be disregarded for federal income tax purposes, and the transferor still will be treated as the Holder of the High-Yield Interest.

         The Holder of a High-Yield Interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the High-Yield Interest, for either regular federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT Regular Security that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT Regular Security and that have the same features as High-Yield Interests.

         Tax Treatment of FASIT Ownership Securities. A FASIT Ownership Security represents the residual equity interest in a FASIT. As such, the Holder of a FASIT Ownership Security determines its taxable income by taking into account all assets, liabilities and items of income, gain, deduction, loss and credit of a FASIT. In general, the character of the income to the Holder of a FASIT Ownership Interest will be the same as the character of such income of the FASIT, except that any tax-exempt interest income taken into account by the Holder of a FASIT Ownership Interest is treated as ordinary income. In determining that taxable income, the Holder of a FASIT Ownership Security must determine the amount of interest, original issue discount, market discount and premium recognized with respect to the FASIT's assets and the FASIT Regular Securities issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, Holders of FASIT Ownership Securities are subject to the same limitations on their ability to use losses to offset income from their FASIT Security as are the Holders of High-Yield Interests. See "Certain Federal Income Tax Considerations--Treatment of High-Yield Interests."

         Rules similar to the wash sale rules applicable to REMIC Residual Securities also will apply to FASIT Ownership Securities. Accordingly, losses on dispositions of a FASIT Ownership Security generally will be disallowed where, within six months before or after the disposition, the seller of such Security acquires any other FASIT Ownership Security or, in the case of a FASIT holding mortgage assets, any interest in a Taxable Mortgage Pool that is economically comparable to a FASIT Ownership Security. In addition, if any security that is sold or contributed to a FASIT by the Holder of the related FASIT Ownership Security was required to be marked-to-market under Code section 475 by such Holder, then section 475 will continue to apply to such securities, except that the amount realized under the mark-to-market rules will be a greater of the securities' value under present law or the securities' value after applying special valuation rules contained in the FASIT provisions. Those special valuation rules generally require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable federal rate, compounded semiannually.

         The Holder of a FASIT Ownership Security will be subject to a tax equal to 100% of the net income derived by the FASIT from any "prohibited transactions." Prohibited transactions include (i) the receipt of income derived from assets that are not permitted assets, (ii) certain dispositions of permitted assets, (iii) the receipt of any income derived from any loan originated by a FASIT and (iv) in certain cases, the receipt of income representing a servicing fee or other compensation. Any Series for which a FASIT election is made generally will be structured in order to avoid application of the prohibited transaction tax.

         Backup Withholding, Reporting and Tax Administration. Holders of FASIT Securities will be subject to backup withholding to the same extent Holders of REMIC Securities would be subject. See "Certain Federal Income Tax Considerations--Miscellaneous Tax Aspects--Backup Withholding." For purposes of reporting and tax administration, Holders of record of FASIT Securities generally will be treated in the same manner as Holders of REMIC Securities.

         Due to the complexity of the federal income tax rules applicable to Holders and the considerable uncertainty that exists with respect to many aspects of those rules, potential investors should consult their own tax advisors regarding the tax treatment of the acquisition, ownership, and disposition of the securities.

                             ERISA CONSIDERATIONS

         The following describes certain considerations under the Employment Retirement Security Act of 1974, as amended ("ERISA"), and the Code, which apply only to Securities of a Series that are not divided into subclasses. If Securities are divided into subclasses, the related Prospectus Supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to such Securities and such subclasses of Securities.

         ERISA imposes requirements on employee benefit plans (and on certain other retirement plans and arrangements, including certain individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested) (collectively "Plans") subject to ERISA and on persons who are fiduciaries with respect to such Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under
Section 410(d) of the Code, church plans (as defined in ERISA Section 3(33)), are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Securities without regard to the ERISA considerations described above and below, subject to the provisions of applicable law. Any such plan that is qualified and exempt from taxation under Code Sections 401(a) and 501(a), however, is subject to the prohibited transaction rules set forth in Code Section 503.

         In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan assets and persons ("Parties in Interest") having certain specified relationships to a Plan, and impose additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to
Section 4975 of the Code, or a penalty imposed pursuant to Section 502(i) of ERISA, unless a statutory, regulatory or administrative exemption is available.

         On November 13, 1986, the United States Department of Labor (the "DOL") issued final regulations (Labor Reg. Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan (the "Plan Asset Regulation"). Under this regulation, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan acquires an "equity" interest could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances, unless certain exceptions apply.

         Under the Plan Asset Regulation, the term "equity" interest is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no "substantial equity features." If the Trust Fund issues Notes that are not treated as equity interests in the Trust Fund for purposes of the Plan Asset Regulation, a Plan's investment in such Notes would not cause the assets of the Trust to be deemed Plan assets. However, the Seller, the Servicer, the Special Servicer, the Backup Servicer, the Indenture Trustee, the Owner Trustee, the Underwriter and the Depositor may be the sponsor of or investment advisor with respect to one or more Plans. Because such parties may receive certain benefits in connection with the sale of the Notes, the purchase of Notes using Plan assets over which any such parties (or any affiliates thereof) has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, Notes may not be purchased using the assets of any Plan if the Seller, the Servicer, the Special Servicer, the Backup Servicer, the Indenture Trustee, the Owner Trustee, the Underwriter, the Depositor or any of their affiliates (a) has investment or administrative discretion with respect to such Plan assets; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets for a fee and pursuant to an agreement of understanding that such advice (i) will serve as a primary basis for investment decisions with respect to such Plan assets and (ii) will be based on the particular investment needs for such Plan; or
(c) is an employer maintaining or contributing to such Plan.

         In addition, the Trust Fund, any underwriter, trustee, servicer, administrator or producer of credit support or their affiliates might be considered or might become Parties in Interest with respect to a Plan. Also, any holder of Notes, because of its activities or the activities of its respective affiliates, may be deemed to be a Party in Interest with respect to certain Plans, including but not limited to Plans sponsored by such holder. In either case, the acquisition or holding of Notes by or on behalf of such a Plan could be considered to give rise to a prohibited transaction within the meaning of ERISA and the Code, unless it is subject to one or more exemptions such as: Prohibited Transaction Class Exemption ("PTCE") 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager"; PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; PTCE 95-60, which exempts certain transactions involving insurance company general accounts; or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house asset managers." There can be no assurance that any of these class exemptions will apply with respect to any particular Plan investment in Notes, or, even if it did apply, that any exemption would apply to all prohibited transactions that may occur in connection with such an investment. Each prospective purchaser or transferee of a Note that is a Plan or a person acting on behalf or investing the assets of a Plan shall be required to represent (or, with respect to any transfer of a beneficial interest in a Global Note, shall be deemed to represent) to the Indenture Trustee and the Note Registrar that the relevant conditions for exemptive relief under at least one of the foregoing exemptions have been satisfied.

         The Plan Asset Regulation provides that, generally, the assets of a corporation or partnership in which a Plan invests will not be deemed for purposes of ERISA to be assets of such Plan if the equity interest acquired by the investing Plan is a publicly-offered security, of if equity participation by benefit plan investors is not significant. A publicly-offered security, as defined in the Plan Asset Regulation, is a security that is widely held, freely transferable and registered under the Exchange Act. Equity participation in an entity by benefit plan investors is not significant if, after the most recent acquisition of an equity interest in the entity, less than 25% of the value of each class of equity interest in the entity is held by "benefit plan investors," which include benefit plans described in ERISA or under section 4975 of the Code, whether or not they are subject to ERISA, as well as entities whose underlying assets include plan assets by reason of a plan's investment in the entity.

         If no exception under the Plan Asset Regulation applies, then if a Plan (or a person investing Plan assets, such as an insurance company general account) acquires an equity interest in the Trust Fund, then the assets of the Trust Fund would be considered to be assets of the Plan. Because the Loans held by the Trust Fund may be deemed Plan assets of each Plan that purchases Securities, an investment in the Securities by a Plan might be a prohibited transaction under ERISA Sections 406 and 407 and subject to an excise tax under Code Section 4975 and may cause transactions undertaken in the course of operating the Trust Fund to constitute prohibited transactions, unless a statutory or administrative exemption applies.

         In Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1"), the DOL exempted from ERISA's prohibited transaction rules certain transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of "mortgage pool pass-through certificates" in the initial issuance of such certificates. PTCE 83-1 permits, subject to certain conditions, transactions that might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in such mortgage pools by Plans. If the general conditions (discussed below) of PTCE 83-1 are satisfied, investments by a Plan in Securities that represent interests in a Pool consisting of Loans conforming to these requirements ("Single Family Securities") will be exempt from the prohibitions of ERISA Sections 406(a) and 407 (relating generally to transactions with Parties in Interest who are not fiduciaries) if the Plan purchases the Single Family Securities at no more than fair market value and will be exempt from the prohibitions of ERISA Sections 406(b)(1) and (2) (relating generally to transactions with fiduciaries) if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool sponsor, the Plan does not purchase more than 25% of all Single Family Securities, and at least 50% of all Single Family Securities are purchased by persons independent of the pool sponsor or pool trustee. PTCE 83-1 does not provide an exemption for transactions involving Subordinated Securities. Accordingly, unless otherwise provided in the related Prospectus Supplement, no transfer of a Subordinated Security or a Security that is not a Single Family Security may be made to a Plan.

         The discussion in this and the next succeeding paragraph applies only to Single Family Securities The Depositor believes that, for purposes of PTCE 83-1, the term "mortgage pass-through certificate" would include: (i) Securities issued in a Series consisting of only a single Class of Securities; and (ii) Securities issued in a Series in which there is only one Class of those particular Trust Securities; provided, that, in either case, the Securities, evidence the beneficial ownership of both a specified percentage of future interest payments (greater than 0%) and a specified percentage (greater than 0%) of future principal payments on the Loans. It is not clear whether a Class of Securities that evidences the beneficial ownership in a Trust Fund divided into Loan groups, beneficial ownership of a specified percentage of interest payments only or principal payments only, or a notional amount of either principal or interest payments, or a Class of Securities entitled to receive payments of interest and principal on the Loans only after payments to other Classes or after the occurrence of certain specified events would be a "mortgage pass-through certificate" for purposes of PTCE 83-1.

         PTCE 83-1 sets forth three general conditions that must be satisfied for any transaction to be eligible for exemption: (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying Holders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan; (ii) the existence of a pool trustee who is not an affiliate of the pool sponsor; and (iii) a limitation on the amount of the payment retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the Pool. The Depositor believes that the first general condition referred to above will be satisfied with respect to the Securities in a Series issued without a subordination feature, or the unsubordinated Securities only in a Series issued with a subordination feature; provided, that the subordination and Reserve Account, subordination by shifting of interests, the pool insurance or other form of credit enhancement described herein (such subordination, pool insurance or other form of credit enhancement being the system of insurance or other protection referred to above) with respect to a Series of Securities is maintained in an amount not less than the greater of one percent of the aggregate Principal Balance of the Loans or the Principal Balance of the largest Loan. See "Description of the Securities" herein. In the absence of a ruling that the system of insurance or other protection with respect to a Series of Securities satisfies the first general condition referred to above, there can be no assurance that these features will be so viewed by the DOL. The Trustee will not be affiliated with the Depositor.

         Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Single Family Securities must make its own determination as to whether the first and third general conditions, and the specific conditions described briefly in the preceding paragraph, of PTCE 83-1 have been satisfied, or as to the availability of any other prohibited transaction exemptions. Each Plan fiduciary should also determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

         The DOL issued to Bear, Stearns & Co. Inc., an individual exemption (Prohibited Transaction Exemption 90-30; Exemption Application No. D-8207, 55 Fed. Reg. 21461 (1990)) (the "Underwriter Exemption"), which applies to certain sales and servicing of "certificates" that are obligations of a "trust" with respect to which Bear, Stearns & Co. Inc. is the underwriter, or the manager or co-manager of an underwriting syndicate. The Underwriter Exemption provides relief generally similar to that provided by PTCE 83-1, but is broader in several respects.

         The Underwriter Exemption contains several requirements, some of which differ from those in PTCE 83-l. The Underwriter Exemption contains an expanded definition of "certificate," which includes an interest that entitles the Holder to pass-through payments of principal, interest and/or other payments. The Underwriter Exemption contains an expanded definition of "trust," which permits the trust corpus to consist of secured consumer receivables. The definition of "trust," however, does not include any investment pool unless, inter alia, (i) the investment pool consists only of assets of the type that have been included in other investment pools, (ii) certificates evidencing interests in such other investment pools have been purchased by investors other than Plans for at least one year prior to the Plan's acquisition of certificates pursuant to the Underwriter Exemption and
(iii) certificates in such other investment pools have been rated in one of the three highest generic rating categories of the four credit rating agencies noted below. Generally, the Underwriter Exemption holds that the acquisition of the certificates by a Plan must be on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party. The Underwriter Exemption requires that the rights and interests evidenced by the certificates not be "subordinated" to the rights and interests evidenced by other certificates of the same trust. The Underwriter Exemption requires that certificates acquired by a Plan have received a rating at the time of their acquisition that is in one of the three highest generic rating categories of Standard & Poor's, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch IBCA, Inc. The Underwriter Exemption specifies that the pool trustee must not be an affiliate of the pool sponsor, nor an affiliate of the Underwriter, the pool servicer, any obligor with respect to mortgage loans included in the trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust, or any affiliate of such entities. Finally, the Underwriter Exemption stipulates that any Plan investing in the certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

         On July 21, 1997, the DOL published in the Federal Register an amendment to the Underwriter Exemption, which extends exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. The amendment generally allows mortgage loans or other secured receivables (the "Obligations") supporting payments to certificateholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the certificates being offered by the trust, to be transferred to the trust within a 90-day or three-month period following the closing date (the "Specified Funding Period"), instead of requiring that all such Obligations be either identified or transferred on or before the Closing Date. The relief is available when the following conditions are met:

                  (1) The ratio of the amount allocated to the pre-funding
                      account to the total principal amount of the certificates being offered (the "Specified Funding Limit") must not exceed twenty-five percent (25%).

                  (2) All Obligations transferred after the Closing Date (the
                      "Additional Obligations") must meet the same terms and conditions for eligibility as the original Obligations used to create the trust, which terms and conditions have been approved by an Exemption Rating Agency.

                  (3) The transfer of such Additional Obligations to the trust during the Specified Funding Period must not result in the certificates to be covered by the Exemption receiving a lower credit rating from an Exemption Rating Agency upon termination of the Specified Funding Period than the rating that was obtained at the time of the initial issuance of the certificates by the trust.

                  (4) Solely as a result of the use of pre-funding, the
                      weighted average annual percentage interest rate for all of the Obligations in the trust at the end of the Specified Funding Period must not be more than 100 basis points lower than the average interest rate for the Obligations transferred to the trust on the Closing Date.

                  (5) In order to insure that the characteristics of the
                      Additional Obligations are substantially similar to the original Obligations which were transferred to the Trust
                      Fund:

                           (i)   the characteristics of the Additional
                                 Obligations must be monitored by an insurer or other credit support provider that is independent of the depositor; or

                           (ii) an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to each Exemption Rating Agency rating the certificates, the related underwriter and the related trustee) stating whether or not the characteristics of the Additional Obligations conform to the characteristics described in the related prospectus or Prospectus Supplement and/or pooling and servicing agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Obligations transferred to the trust as of the Closing Date.

                  (6) The period of pre-funding must end no later than three months or 90 days after the Closing Date or earlier in certain circumstances if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or an Event of Default occurs.

                  (7) Amounts transferred to any pre-funding account and/or
                      capitalized interest account used in connection with the pre-funding may be invested only in certain permitted investments ("Permitted Investments").

                  (8) The related prospectus or Prospectus Supplement must
                      describe:

                           (i) any pre-funding account and/or capitalized
                               interest account used in connection with a pre-funding account;

                           (ii)  the duration of the period of pre-funding;

                           (iii) the percentage and/or dollar amount of the
                                 Specified Funding Limit for the trust; and

                           (iv) that the amounts remaining in the pre-funding account at the end of the Specified Funding Period will be remitted to certificateholders as repayments of principal.

                  (9) The related pooling and servicing agreement must
                      describe the Permitted Investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the related prospectus or Prospectus Supplement, the terms and conditions for eligibility of Additional Obligations.

         Neither PTCE 83-1 nor the Underwriter Exemption applies to a trust which contains unsecured obligations.

         Any Plan fiduciary that proposes to cause a Plan to purchase Securities should consult with counsel concerning the impact of ERISA and the Code, the applicability of PTCE 83-1, the Underwriter Exemption, or any other exemption and the potential consequences in their specific circumstances, prior to making such investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                 LEGAL MATTERS

         The legality of the Securities of each Series, including certain material federal income tax consequences with respect thereto, will be passed upon for the Depositor by Brown & Wood LLP, One World Trade Center, New York, New York 10048.

                             FINANCIAL INFORMATION

         A new Trust Fund will be formed for each Series of Securities. No Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Securities. Accordingly, no financial statements with respect to any Trust Fund will be included in this prospectus or in the related Prospectus Supplement.

                             AVAILABLE INFORMATION

         The Depositor has filed with the SEC a Registration Statement under the Securities Act of 1933, as amended, with respect to the Securities. This Prospectus, which forms a part of the Registration Statement, and the Prospectus Supplement relating to each Series of Securities contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the Rules and Regulations of the SEC. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. In addition, the SEC maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Depositor, that file electronically with the Commission.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         This Prospectus incorporates by reference all documents and reports filed on behalf of the Depositor with respect to a Trust Fund pursuant to
Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering the related Securities. Upon request by any person to whom this prospectus is delivered in connection with the offering of one or more Classes Securities, the Depositor will provide or cause to be provided without charge a copy of any of the documents and/or reports incorporated herein by reference, in each case to the extent the documents or reports relate to such Classes of Securities, other than the exhibits to such documents (unless those exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to: Bear Stearns Asset Backed Securities Inc., 245 Park Avenue, New York, New York 10167, Telephone number (212) 272-4095 . The Depositor has determined that its financial statements are not material to the offering of any Certificates.

         Investors may read and copy the documents and/or reports incorporated herein by reference at the Public Reference Room of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http://www.sec.gov containing reports, proxy and information statements and other information regarding issuers, including each Trust Fund, that file electronically with the SEC.

                                    RATING

         It is a condition to the issuance of the Securities of each Series offered hereby and by the Prospectus Supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies (each, a "Rating Agency") specified in the related Prospectus Supplement.

         Any such rating would be based on, among other things, the adequacy of the value of the Trust Fund assets and any credit enhancement with respect to the related Class and will reflect such Rating Agency's assessment solely of the likelihood that the related Holders will receive payments to which such Holders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Series of Securities. Such rating should not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

         There is also no assurance that any such rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agencies in the future if in their judgment circumstances so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund assets or any credit enhancement with respect to a Series, such rating might also be lowered or withdrawn because of, among other reasons, an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of such credit enhancement provider's long term debt.

         The amount, type and nature of credit enhancement, if any, established with respect to a Series of Securities will be determined on the basis of criteria established by each Rating Agency rating Classes of such Series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each such Class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Loans. No assurance can be given that values of any Properties have remained or will remain at their levels on the respective dates of origination of the related Loans. If the residential real estate markets should experience an overall decline in property values such that the Principal Balances of the Loans in a particular Trust Fund and any secondary financing on the related Properties become equal to or greater than the value of such Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In additional, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal of and interest on the Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by credit enhancement, such losses will be borne, at least in part, by the Holders of one or more Classes of the Securities of the related Series.

                               LEGAL INVESTMENT

         Unless otherwise specified in the related Prospectus Supplement, the Securities will not constitute "mortgage-related securities" within the meaning of the Secondary Market Mortgage Enhancement Act. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Securities constitute legal investments for them.

                             PLAN OF DISTRIBUTION

         The Depositor may offer each Series of Securities through Bear, Stearns & Co. Inc. ("Bear Stearns") or one or more other firms that may be designated at the time of each offering of such Securities. The participation of Bear Stearns in any offering will comply with Schedule E to the By-Laws of the National Association of Securities Dealers, Inc. The Prospectus Supplement relating to each Series of Securities will set forth the specific terms of the offering of such Series of Securities and of each Class within such Series, the names of the underwriters, the purchase price of the Securities, the proceeds to the Depositor from such sale, any securities exchange on which the Securities may be listed, and, if applicable, the initial public offering prices, the discounts and commissions to the underwriters and any discounts and concessions allowed or reallowed to certain dealers. The place and time of delivery of each Series of Securities will also be set forth in the Prospectus Supplement relating to such Series. Bear Stearns is an affiliate of the Depositor.

                            Index of Defined Terms

Additional Obligations:............................83
Advances...........................................27
Agreements..........................................8
Amortizable Bond Premium Regulations...............59
Asset Value........................................10
Assumed Reinvestment Rate..........................10
Available Interest Amount..........................11
Capitalized Interest Account.......................22
Cash Flow Bond Method..............................66
CERCLA.............................................45
Certificates........................................8
Class...............................................9
Closed-End Loans...................................14
Code...............................................12
Collection Account..............................9, 26
Contingent Payment Regulations.....................56
Custodian..........................................33
Cut-off Date.......................................14
Debt Securities....................................54
Deleted Primary Asset..............................35
Depositor...........................................8
Depositor Securities...............................53
Disqualified Organization..........................63
Distribution Account................................9
Distribution Date...................................9
DOL................................................80
Eligible Investments...............................21
Enhancement....................................13, 22
EPA................................................45
ERISA..............................................79
Escrow Account.....................................25
Events of Default..............................37, 38
FASIT..............................................54
FASIT Qualification Test...........................76
FASIT Securities...................................76
FHA................................................16
Final Mark-to-Market Regulations...................64
Final Scheduled Distribution Date..................11
Garn-St. Germain Act...............................48
High-Yield Interest................................77
Holder..............................................9
Holders............................................41
Home Improvement Contracts.....................10, 16
Home Improvements..............................10, 16
HUD................................................17
Indenture...........................................8
Installment Sales Contract.........................51
Insurance Proceeds.................................27
Interest Weighted Securities.......................57
IRS................................................56
Liquidation Proceeds...............................26
Loans..............................................10
Mortgage...........................................33
Mortgage Loans......................................9
New Regulations....................................68
Nonresidents.......................................68
Notes...............................................8
Obligations:.......................................83
OID................................................55
OID Regulations....................................55
OTS................................................49
Parties in Interest................................80
Pass-Through Securities............................64
Pay-Through Security...............................56
Permitted Investments..............................84
Plan Asset Regulation..............................80
Plans..............................................79
Pool Insurance Policy..............................23
Pooling and Servicing Agreement.....................8
Pre-Funded Amount..................................21
Pre-Funding Account................................21
Pre-Funding Period.................................21
Prepayment Assumption..............................56
Primary Assets......................................9
Private Securities.................................10
Property...........................................16
PS Agreement.......................................19
PS Servicer........................................19
PS Sponsor.........................................19
PS Trustee.........................................19
PTCE...............................................81
PTCE 83-1..........................................81
Qualifying Substitute Primary Asset................35
Rating Agency...................................9, 86
Ratio Strip Securities.............................66
Regular Interest Securities........................54
Regular Interests..................................59
REMIC..........................................12, 54
REO Property.......................................13
Reserve Fund....................................9, 24
Residual Interest Security.........................61
Residual Interests.................................59
Revolving Credit Line Loans........................14
Revolving Mortgage Loans...........................14
Scheduled Payments.................................26
Securities..........................................8
Seller..............................................8
Servicing Fee..................................26, 65
Short-Term Note....................................70
Single Family Property.............................15
Single Family Securities...........................81
Special Redemption Date............................11
Specified Funding Limit............................83
Specified Funding Period...........................83
Stripped Securities................................64
Tax Counsel........................................53
TIN................................................68
Title V............................................49
Trust Agreement.................................8, 13
Trust Fund..........................................8
Trustee.............................................8
U.S. Person........................................54
UCC................................................50
Underlying Loans...............................10, 19
Underwriter Exemption..............................82

VA 16